UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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2023

Proxy Statement and Notice of Annual Meeting of Shareholders

KeyCorp

127 PUBLIC SQUARE CLEVELAND, OHIO 44114 March 24, 2023

Message to Shareholders CHRISTOPHER M. GORMAN Chairman of the Board and Chief Executive Officer

Dear fellow shareholder:

I would like to express my sincere appreciation for your continued support as a shareholder. 2022 was a successful year for Key. We delivered value for all of our stakeholders and supported our clients, colleagues, and communities through dynamic market conditions. We delivered strong financial results and maintained our disciplined approach to managing risk, capital, and our balance sheet.

Our diverse and talented team is foundational to our success. We leveraged our distinctive business model to add clients and deepen relationships in both our consumer and commercial businesses. Additionally, we continued to make investments in niche businesses, digital, analytics, and importantly, in our teammates. We view these investments as critical to our future growth and our long-term success as well as our ability to provide an outstanding experience for our clients.

On behalf of your Board of Directors, we are pleased to invite you to KeyCorp’s 2023 Annual Meeting of Shareholders on Thursday, May 11, 2023, beginning at 8:30 a.m., ET. Information about how to attend the virtual meeting is on page 81 of this proxy statement.

I encourage you to review this year’s notice and proxy statement, which contain important information about proxy voting, the business to be conducted at the meeting, and highlights of KeyCorp’s 2022 performance. We hope you will attend the virtual meeting and we encourage you to vote your shares in advance of the meeting either online, by returning your completed proxy card to us, or by telephone.

Every shareholder’s vote is important. Please vote as promptly as possible to ensure that your shares are represented at the Annual Meeting of Shareholders.

Thank you for your continued support.

Sincerely,

Christopher M. Gorman

Notice of Annual Meeting of Shareholders of KeyCorp

Date and Time:	Place:

Thursday, May 11, 2023, at 8:30 a.m., ET	To be held virtually – Virtual Meeting Link: meetnow.global/M42TPF4

Items of Business:

At the meeting, the shareholders will vote on the following matters:

1.	Election of the 13 directors named in the proxy statement to serve one-year terms expiring in 2024;

2.	Ratification of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2023;

3.	Advisory approval of KeyCorp’s executive compensation;

4.	Advisory approval of the frequency of the advisory vote on executive compensation;
5.	Approval of the KeyCorp Amended and Restated 2019 Equity Compensation Plan;

6.	A shareholder proposal seeking to separate the offices of Chairman and Chief Executive Officer and the appointment of an independent chairperson; and

7.	Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date:

Shareholders of record of KeyCorp common shares at the close of business on Friday, March 17, 2023, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

Delivery of Proxy Materials:

We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about Monday, March 27, 2023. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them.

Voting:

It is important that your shares are represented and voted at the meeting. You may vote by telephone, online (before or during the meeting), or by mailing your signed proxy card in the enclosed return envelope if the proxy statement was mailed to you. If you do attend the virtual meeting, you may withdraw any previously-voted proxy and personally vote on any matter properly brought before the meeting by voting during the meeting in the virtual meeting platform.

Shareholder Questions:

Every shareholder has an opportunity during the meeting to submit questions, both on the proposals being presented to shareholders and on general matters relating to KeyCorp and its business. For more information on how to access the virtual Annual Meeting platform in order to submit questions or vote on the proposals, please refer to the “General Information about the Annual Meeting” section of the proxy statement beginning on page 81.

By Order of the Board of Directors

James L. Waters

Secretary and General Counsel

March 24, 2023

Internet Availability of Proxy Materials: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 11, 2023: Our 2023 proxy statement, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.envisionreports.com/key.

Proxy Statement

The Board of Directors of KeyCorp (“Key,” the “Company,” “our,” “us” or “we”) is furnishing you with this proxy statement to solicit shareholder proxies to be voted at the 2023 Annual Meeting of Shareholders to be held on May 11, 2023 (the “Annual Meeting”), and at all postponements and adjournments thereof. The 2023 Annual Meeting will be held virtually and will be accessible at the following link: meetnow.global/M42TPF4.

The mailing address of our principal executive office is 127 Public Square, Cleveland, Ohio 44114. KeyCorp employs the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our shareholders access to a full set of our proxy materials online. Beginning on or about March 27, 2023, we will send to most of our shareholders, by mail or e-mail, a notice explaining how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. On or about March 27, 2023, we will also begin mailing paper copies of our proxy materials to shareholders who have requested them.

All record holders of KeyCorp common shares at the close of business on Friday, March 17, 2023, are entitled to vote. On that date, there were 924,859,268 KeyCorp common shares outstanding. Holders of KeyCorp common shares are entitled to one vote for each share held of record.

Proxy Statement Summary

This summary contains highlights of information contained elsewhere in our proxy statement and does not contain all of the information that you should consider. Please read the entire proxy statement before you vote.

Proposals for the Annual Meeting

Proposal	Page	Board Recommendation

1. Election of Directors You are being asked to elect 13 directors. Each of the nominees is standing for election to hold office until the 2024 Annual Meeting of Shareholders.	1	“FOR” each nominee

2. Auditor Ratification You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent auditor for fiscal year 2023. One or more representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions from shareholders.	66	“FOR”

3. Say-on-Pay You are being asked to approve, on an advisory, non-binding basis, compensation paid to KeyCorp’s Named Executive Officers (as defined on page 24 of this proxy statement). This advisory vote is held on an annual basis.	67	“FOR”

4. Frequency of Say-on-Pay You are being asked to approve, on an advisory, non-binding basis, how frequently KeyCorp should seek an advisory vote on the compensation of KeyCorp’s Named Executive Officers. This advisory vote is held at least once every six years.	68	FOR “1 Year”

5. KeyCorp’s Amended and Restated 2019 Equity Compensation Plan You are being asked to approve KeyCorp’s Amended and Restated 2019 Equity Compensation Plan for KeyCorp’s employees and nonemployee directors. A copy of the Amended and Restated 2019 Equity Compensation Plan is attached to this proxy statement as Appendix A.	69	“FOR”

6. Shareholder Proposal Seeking an Independent Board Chairperson A shareholder proposal seeking to separate the offices of Chairman and Chief Executive Officer and the appointment of an independent chairperson is being presented for vote.	78	“AGAINST”

i

Proxy Statement Summary

Voting Your Shares

Who May Vote:	Voting Online Prior to Meeting:	Voting During the Meeting:

Shareholders of record as of the close of business on March 17, 2023.

Registered holders can go to www.envisionreports.com/key, or scan the QR code on the Notice of Internet Availability of Proxy Materials or the proxy card, and follow the instructions. If you hold your shares in street name, please follow the instructions found on your voting instruction form.

Registered holders will need the 15-digit control number appearing on the Notice of Internet Availability of Proxy Materials or proxy card distributed to you.

Beneficial holders have two options:

(1)  Submit proof of your legal proxy issued by your broker, bank, or other nominee that holds your shares by sending a copy of the legal proxy, along with your name and email address, by e-mail or mail as further described in the “General Information about the Annual Meeting” section of the proxy statement. Requests for a control number must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., ET, on Monday, May 8, 2023.

(2)  An industry solution has been developed to allow beneficial owners to register to vote online through the virtual meeting platform. We expect the vast majority of beneficial owners will be able to vote using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience only, and there is no guarantee this option will be available for every type of beneficial owner voting control number.

For more information on how to vote during the Annual Meeting, please refer to the “General Information about the Annual Meeting” section of the proxy statement beginning on page 81.

Voting by Mail:	Voting by Telephone:

Complete, sign, and date the proxy card and return it in the envelope that was provided in the proxy statement mailing package.	Follow the instructions on your proxy card.

Even if you plan to attend the Annual Meeting virtually, we encourage all shareholders to vote in advance of the meeting.

ii

Proxy Statement Summary

2023 Director Nominees

Name	Age	Director Since	Independent	Current Committee Memberships
				Audit	C&O	NCGC	Risk	Technology	Executive
Alexander M. Cutler (1)	71	2000	Yes		✓	Chair			✓
H. James Dallas	64	2005	Yes	✓		✓		Chair
Elizabeth R. Gile	67	2010	Yes			✓	Chair
Ruth Ann M. Gillis	68	2009	Yes	✓				✓
Christopher M. Gorman	62	2019	No						Chair
Robin N. Hayes	56	2020	Yes				✓	✓
Carlton L. Highsmith	71	2016	Yes			✓	✓
Richard J. Hipple	70	2012	Yes	Chair		✓			✓
Devina A. Rankin	47	2020	Yes	✓				✓
Barbara R. Snyder	67	2010	Yes		Chair	✓			✓
Richard J. Tobin	59	2021	Yes		✓			✓
Todd J. Vasos	61	2020	Yes		✓			✓
David K. Wilson	68	2014	Yes				✓
(1)	Serves as KeyCorp’s independent Lead Director.

2022 Performance Highlights

Throughout 2022, we served our clients, our colleagues, and our communities. Our results reflected both strong performance and the resiliency of our business model as we navigated dynamic market conditions. We delivered value to all of our stakeholders while delivering strong financial results and we remain confident in our ability to grow and increase returns.

Financial Highlights

•  Delivered positive operating leverage; achieved consistently over the past decade

•  Focused on building and deepening relationships with our clients and serving them through all market conditions

•  Added new households in our consumer business, with younger clients being our fastest growing segment

•  Continued to add and expand relationships in our commercial business and raised a record level of capital for our clients

•  Invested in our teammates, digital, and analytics and in targeted growth areas

•  Grew and deepened relationships with healthcare professionals, including through Laurel Road’s expansion to nurses

•  Acquired GradFin, a leading public service loan forgiveness counseling provider, to further Key’s commitment to accelerate growth through targeted investments in digital, niche businesses

•  Invested in points of differentiation to remain at the forefront of delivering client-centric, digital-first solutions across our businesses

Strong Credit Quality	• Maintained moderate risk profile and disciplined underwriting standards • Low level of net charge-offs to average loans of 14 basis points, below long-term targeted range of 40-60 basis points

Disciplined Capital Management

•  Maintained strong capital position with a Common Equity Tier 1 ratio of 9.1% as of December 31, 2022

•  Increased common share dividend by 5% ($0.195 to $0.205 per common share) in the fourth quarter of 2022

iii

Proxy Statement Summary

Corporate Responsibility and ESG

We believe the best way to deliver long-term value is by delivering on our commitments to every stakeholder we serve – our shareholders, clients, colleagues, regulators, and communities. At Key, environmental, social, and governance (“ESG”) is central to who we are and how we do business – we are here to help our clients and communities thrive – and through these efforts, we create outstanding results for our shareholders.

For more information on Key’s ESG strategy, priorities, and highlights of our ESG efforts in 2022, please see “Corporate Responsibility and ESG” on page 16 of this proxy statement and our annual ESG Report and other disclosures, which can be found at key.com/esg.

Corporate Governance Practices

We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance best practices include:

Director Elections	• Annual elections for all directors (page 1) • Majority voting in uncontested elections (page 3)

Board Independence

•  All director nominees, other than Mr. Gorman, are independent under the New York Stock Exchange’s and KeyCorp’s standards of independence (page 17)

•  Our standing Board committees (Audit, Compensation and Organization, Nominating and Corporate Governance, Risk,
and Technology) consist solely of independent directors (page 11)

•  Independent Lead Director—Alexander M. Cutler—with extensive responsibilities (page 11)

•  Annual Lead Director evaluation and review of Board leadership structure by independent directors (pages 11 and 12)

•  Prior approval from the Lead Director of the Board agenda, schedule, and materials (page 11)

Standing Board Committees	Audit Committee	14 meetings in 2022	(page 13)
	Compensation and Organization Committee	7 meetings in 2022	(page 14)
	Nominating and Corporate Governance Committee	6 meetings in 2022	(page 13)
	Risk Committee	8 meetings in 2022	(page 14)
	Technology Committee	5 meetings in 2022	(page 15)

Practices and Policies

•  Experienced, diverse Board membership

•  Commitment to Board refreshment, with a median tenure of eight years and four new directors added since 2020 (page 11)

•  Independent members of the Board met in executive session at every regular 2022 Board meeting (page 12)

•  Approximately 98% average attendance by directors at Board and committee meetings (page 12)

•  Annual self-assessments conducted by the Board, each committee, and each director (page 12)

•  Strong Board leadership in the oversight of enterprise risk (pages 15 and 16)

•  Semi-annual disclosure of KeyCorp political spending (page 20)

•  Strong director education program (page 19)

Shareholder Engagement

•  Active shareholder engagement program (pages 18 and 19)

•  Engage with shareholders on a regular basis throughout the year to discuss a range of topics, including company performance, strategy, risk management, executive compensation, ESG (as defined below) and sustainability, and corporate governance

•  Activities include ongoing communication, numerous investor conferences, on- and off-site analyst and investor meetings, and roadshows

•  Directors are available to meet with our shareholders

For a more detailed discussion concerning KeyCorp’s corporate governance practices, please refer to the section entitled “The Board of Directors and Its Committees” beginning on page 11 of this proxy statement.

iv

Proxy Statement Summary

Executive Compensation Highlights

The objectives of our executive compensation program are to:

•	Make pay decisions based on performance of the company, the business unit, and the individual;

•	Deliver pay in a way that balances short- and long-term financial performance objectives; and

•	Support sustainable performance with policies that are focused on prudent risk-taking and the balance between risk and reward.

We manage to total pay opportunity (i.e., the sum of base salary and incentives) for each executive officer.

We support our compensation program with a number of best practices in governance and executive compensation, including the following:

What We Do:	What We Don’t Do:

✓ Impose robust stock ownership guidelines

✓ Subject shares to post-vesting holding period

✓ Use tally sheets

✓ Review share utilization

✓ Retain an independent compensation consultant

✓ Maintain clawback and forfeiture policies

×   No employment agreements for executive officers

×   No tax gross-ups

×   No “single trigger” change of control agreements

×   No active SERPs

×   No hedging or pledging of KeyCorp securities

×   No “timing” of equity grants

×   No repricing or backdating of stock options

In 2022, we focused on positioning Key for long-term success. We achieved record net interest income, increased our dividend by 5% in the fourth quarter, maintained strong credit quality, and continued to make targeted investments to expand our capabilities and drive future growth. Our differentiated business model and targeted scale strategy, as well as our strong risk management practices, drive sound, profitable growth despite economic headwinds related to the rising interest rate environment and general economic uncertainty.

What We Did:	How We Delivered Pay:
• We delivered on our short-term financial plan.

•   The KeyCorp 2022 Annual Incentive Plan performed well, with a suggested funding rate of 110%. Much of this performance was due to the benefit of interest rate increases, and Key also experienced both lower than planned fee revenue and higher than planned expenses. As a result, our Chief Executive Officer and management team recommended, and the Compensation Committee approved, a funding rate of 75% for Key’s executive leadership team.

• We achieved our long-term financial performance targets.

•   The 2020-2022 Long-Term Incentive Plan (performance awards) performed at 113.3% of target, driven by above-target performance against Return on Tangible Common Equity versus our Peer Group, supported by approximately target performance on our EPS goals.

• We continued to deliver 70% of our long-term incentive compensation to executive officers as “performance-based compensation.”	• Since 2021, we have delivered our long-term incentive compensation as 60% performance shares, 30% restricted stock units, and 10% stock options with a 10% premium on the exercise price.

v

vi

PROPOSAL ONE: Election of Directors

PROPOSAL ONE: Election of Directors

Our Board of Directors (the “Board”), elected by KeyCorp’s shareholders, oversees the business and management of KeyCorp. Members of the Board monitor and evaluate KeyCorp’s business performance through regular communication with the Chief Executive Officer and senior management and by participating in Board and Board committee meetings. The Board is committed to sound and effective corporate governance policies and high ethical standards. The size of the Board is fixed at 13 members.

Under KeyCorp’s Regulations, directors are elected to one-year terms expiring at each subsequent Annual Meeting of Shareholders.

Director Recruitment and Qualifications

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each Annual Meeting of Shareholders. All director nominees must have a record of high integrity and other requisite personal characteristics and must be willing to make the time commitment required of directors. The Nominating and Corporate Governance Committee uses the following criteria when evaluating director nominee candidates:

•

demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role with a large or recognized organization (private sector (profit or nonprofit), governmental, or educational);

•	a high level of professional or business expertise relevant to KeyCorp (including, among others, information technology, marketing, finance, banking or the financial industry, or risk management);

•

in the case of non-employee directors, satisfaction of the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors and the rules of the New York Stock Exchange;

•

service as a director for not more than (i) two other public companies if he or she is a senior executive officer of a public company (including his or her own company, as applicable), or (ii) three other public companies if he or she is not a senior executive officer of a public company; and

•	the ability to think and act independently, as well as the ability to work constructively in the overall Board process.

The criteria used in director recruitment are flexible guidelines to assist in evaluating and focusing the search for director candidates.

The Board also considers whether the candidate would enhance the diversity of the Board in terms of gender, race, experience, and/or geography. The current composition of the Board reflects the Nominating and Corporate Governance Committee’s focus in this area and the importance of diversity to the Board as a whole, with four female directors and three racially or ethnically diverse directors.

In evaluating Board nominees who satisfy the above criteria, the committee also considers:

•	the skills and business experience currently needed for the Board by using a comprehensive skills matrix;

•	the current and anticipated composition of the Board in light of the business activities and strategic direction of KeyCorp and the diverse communities and geographies served by KeyCorp; and

•

the interplay of the candidate’s expertise and professional/business background in relation to the expertise and professional/business background of current Board members, as well as such other factors (including diversity) as the committee deems appropriate.

The Chair of the Nominating and Corporate Governance Committee extends an invitation to join the Board as a first-time director or to stand for election as a first-time nominee for director after discussion with and approval by the committee as a whole. The Nominating and Corporate Governance Committee then recommends the candidate to the entire Board for final approval.

1

PROPOSAL ONE: Election of Directors

The Nominating and Corporate Governance Committee routinely retains an independent search firm to assist with identifying director candidates. The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement.

The Nominating and Corporate Governance Committee utilizes a matrix approach that tracks each director’s and director nominee’s qualities and qualifications in a tabular format to assist the committee in maintaining a well-rounded, diverse, and effective Board. In addition, the matrix approach helps the Nominating and Corporate Governance Committee identify any qualities, qualifications, and experience for potential director nominees that would help improve the composition of and add value to the Board. The Nominating and Corporate Governance Committee seeks directors who have held leadership positions in public companies and have experience in the banking or financial industry, cybersecurity, finance, marketing, mergers and acquisitions, regulatory matters, retail and small business, and risk management. The chart below describes the qualifications and experience of our independent directors who currently serve on the Board:

Banking and Financial Industry

5 Directors

We value directors who have experience in our industry.

Cybersecurity

8 Directors

We rely heavily on information technology systems to conduct our business. A significant portion of our operations relies on the secure processing, storage, and transmission of personal and confidential information, such as the personal information of our customers. Cybersecurity experience is an important skill that we value in our directors.

Finance

7 Directors

We use numerous financial metrics to measure our performance and are also required to maintain certain minimum capital ratios. An understanding of finance and accounting is an important qualification for our directors. Three of our current directors qualify as “audit committee financial experts” under SEC regulations.

Marketing

4 Directors

We operate in a highly competitive industry. As we strive to grow organically and increase our market share, having directors who have marketing experience is important to us.

Mergers and Acquisitions

9 Directors

We regularly evaluate merger and acquisition and strategic partnership opportunities. We value directors who have experience with mergers and acquisitions.

Regulatory

6 Directors

Because we are subject to specialized regulations as a financial institution, we find it valuable to have directors with knowledge of banking regulations. Our Board also benefits from having a director who is a former bank regulator.

Retail and Small Business

4 Directors

We provide banking products to our customers, including small businesses, through our network of branches and ATMs. We believe that directors with retail and small business experience provide valuable insight into our retail branch network.

Risk Management

8 Directors

Effectively managing risk and reward is one of Key’s strategic priorities. In light of the Board’s role in overseeing risk management and understanding the most significant risks facing Key, having directors with risk management experience is important to us.

The Nominating and Corporate Governance Committee is continually in the process of identifying potential director candidates, and individual Board members are encouraged to submit any potential nominees to the Chair of the Nominating and Corporate Governance Committee. Shareholders may also submit potential director nominees by providing appropriate prior written notice to the Secretary of KeyCorp. The Nominating and Corporate Governance Committee will consider suggestions by shareholders concerning qualified candidates for election as directors. Such candidates will receive the same consideration as other candidates recommended by the Nominating and Corporate Governance Committee. In addition, page 84 of this proxy statement includes important information for shareholders who intend to submit a director nomination for the 2024 Annual Meeting of Shareholders.

Director Assessments

Each year, the Nominating and Corporate Governance Committee, led by the Lead Independent Director, conducts a thorough evaluation process to assess the effectiveness of each of our directors. In conjunction with the matrix approach described in the previous section, this evaluation process not only promotes a Board that has an appropriate mix of director backgrounds, skills, and competencies, but also ensures that the directors within that mix are consistently performing their roles at a level that enhances Board effectiveness.

2

PROPOSAL ONE: Election of Directors

Each director is required to complete a questionnaire designed to assist the director with rating his or her own effectiveness, including providing an opportunity for directors to recommend how they could be utilized on committees or in leadership roles, as well as suggest useful and emerging topics for board education. Each of these questionnaires is reviewed by our Lead Independent Director and the Nominating and Corporate Governance Committee and is then used as a foundation for an individualized discussion of each director’s performance in an executive session of our Nominating and Corporate Governance Committee (which includes each of our Committee Chairs). Ultimately, these discussions are considered when making nomination, committee makeup, and board leadership decisions.

For more information on our Board Assessment practices in general, please see “Board Assessments” on page 12 of this proxy statement.

Election Process

KeyCorp has adopted a majority voting standard in uncontested elections of directors and plurality voting in contested elections. In an uncontested election, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director nominee will continue to serve as a “holdover director,” but must submit to the Board an offer to resign as a director. The Nominating and Corporate Governance Committee will consider the holdover director’s resignation and will submit a recommendation to accept or reject the resignation to the Board. The Board (excluding the holdover director) will act on the committee’s recommendation and publicly disclose its decision within 90 days following certification of the shareholder vote.

2023 Nominees for Director

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the individuals identified on the following pages for election as directors. Each nominee is currently a director of KeyCorp. Biographical information for each nominee is provided as of the most recent practicable date. The Board believes that the qualifications and experience of the director nominees, as described below, will continue to contribute to an effective and well-functioning Board. The Board and the Nominating and Corporate Governance Committee believe that the directors, individually and as a whole, possess the necessary qualifications to provide effective oversight of KeyCorp’s business, as well as quality advice and counsel to KeyCorp’s management.

If elected, each nominee will continue to serve as a director until KeyCorp’s 2024 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified or he or she resigns or is otherwise removed. There is no reason to believe that any of these director nominees will be unable or unwilling to serve if elected. Should any nominee be unable to accept nomination or election, the proxies may be voted for the election of a substitute nominee recommended by the Board. Alternatively, the Board may allow the vacancy to remain open, to be filled by the Board at a later date, or adopt a resolution to decrease the size of the Board.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the following director nominees.

3

PROPOSAL ONE: Election of Directors

Alexander M. Cutler

Age: 71 Director Since: 2000 KeyCorp Committee(s): • Nominating and Corporate Governance (Chair) • Compensation and Organization • Executive

Biography:

Mr. Cutler is KeyCorp’s independent Lead Director. From 2000 through May of 2016, he was Chairman and Chief Executive Officer of Eaton Corporation plc, a publicly-held, global, diversified power management company with approximately 85,000 employees that sells products to customers in more than 175 countries. He is a member of the board of directors of the Musical Arts Association and a life director of the United Way of Greater Cleveland.

Select Qualifications and Experience:

• Experience across a wide range of senior management and executive roles with Eaton Corporation plc and certain of its predecessor companies. Significant corporate governance experience and public company board experience through his role as Chairman of Eaton Corporation plc, his service on the DuPont de Nemours, Inc. board, and as a former member of the Executive Committee of the Business Roundtable.

• Extensive experience negotiating and completing acquisitions and divestitures and integrating acquired companies gained through leadership positions with Eaton Corporation plc.

Other Public Directorships: • DuPont de Nemours, Inc. (since 2008)

H. James Dallas

Age: 64 Director Since: 2005 KeyCorp Committee(s): • Audit • Nominating and Corporate Governance • Technology (Chair)

Biography:

In 2013, Mr. Dallas retired as Senior Vice President of Quality and Operations at Medtronic Inc., a global medical technology company. Mr. Dallas, who joined Medtronic Inc. in 2006, had previously served as Senior Vice President and Chief Information Officer at Medtronic Inc. Mr. Dallas’s responsibilities included executing cross-business initiatives to maximize the company’s global operating leveraging. Mr. Dallas also served as a member of Medtronic Inc.’s executive management team. Mr. Dallas is an independent consultant focusing on change management, information technology strategy, and risk. He also serves as a director of Grady Memorial Hospital Corporation.

Select Qualifications and Experience:

• Significant experience with enterprise change management, information technology, information technology security, and data privacy, including prior service as the Chief Information Officer of Medtronic Inc. and, prior to that, as Chief Information Officer of Georgia-Pacific Corporation.

• As Chief Information Officer for major public corporations, had primary responsibility for risks related to information technology and security. As Senior Vice President of Quality and Operations with Medtronic Inc., held significant responsibility for operational risk management.

Other Public Directorships: • Centene Corporation (since 2020) • Strategic Education, Inc. (formerly Cappella Education Company) (2015-2021) • WellCare Health Plans, Inc. (2016-2020)

4

PROPOSAL ONE: Election of Directors

Elizabeth R. Gile

Age: 67 Director Since: 2010 KeyCorp Committee(s): • Risk (Chair) • Nominating and Corporate Governance

Biography:

In 2005, Ms. Gile retired from Deutsche Bank AG where she was Managing Director and the Global Head of the Loan Exposure Management Group since 2003. From 2007 to 2009, Ms. Gile was Managing Director and Senior Strategic Advisor to BlueMountain Capital Management, a hedge fund management company. Prior to joining Deutsche Bank AG, Ms. Gile spent 24 years with J.P. Morgan, where she was responsible for areas encompassing credit risk, credit analysis and research, lending, credit market trading, counterparty risk, and portfolio management. Ms. Gile is a trustee and Secretary of the board of the Brooklyn Botanic Garden.

Select Qualifications and Experience:

• A distinguished career in the banking, finance, and capital markets industries with leading global financial institutions. Significant roles with J.P. Morgan, Deutsche Bank AG, and Toronto Dominion Securities managing loan portfolios, capital markets, derivatives and corporate lending transactions, and credit research.

• As Global Head of the Loan Exposure Management Group for Deutsche Bank AG, had global responsibility for managing the credit risk of loans and lending-related commitments, giving her experience in identifying, assessing, and managing risk exposures of a large, complex financial firm.

Other Public Directorships: • Watford Holdings Ltd. (2017-2021)

Ruth Ann M. Gillis

Age: 68 Director Since: 2009 KeyCorp Committee(s): • Audit • Technology

Biography:

From 2008 until her retirement in 2014, Ms. Gillis served as Executive Vice President and Chief Administrative Officer of Exelon Corporation, a publicly-held Fortune 100 diversified energy company, and President of Exelon Business Services Company, a subsidiary of Exelon Corporation. Ms. Gillis also served as Chief Diversity Officer and as Chief Financial Officer of Exelon Corporation. Prior to her time at Exelon Corporation, Ms. Gillis served as Chief Financial Officer of the University of Chicago Hospitals and Health System and, from 1977 to 1996, Ms. Gillis held various senior management and lending positions at First Chicago Corporation. Ms. Gillis is a life trustee of the Goodman Theatre.

Select Qualifications and Experience:

• Extensive finance, banking, risk management, financial reporting, operations and technology, human capital management, and regulatory expertise acquired in highly regulated and complex industries with a history of accomplishment and executive capability.

• Ms. Gillis qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and has been recognized as a National Association of Corporate Directors Board Leadership Fellow since 2017.

Other Public Directorships: • Voya Financial Inc. (since 2015) • Snap-on Incorporated (since 2014)

5

PROPOSAL ONE: Election of Directors

Christopher M. Gorman

Age: 62 Director Since: 2019 KeyCorp Committee(s): • Executive (Chair)

Biography:

Mr. Gorman was elected Chairman, Chief Executive Officer, and President of KeyCorp on May 1, 2020. Mr. Gorman joined KeyCorp in 1998 when it acquired McDonald Investments, a registered broker-dealer, where Mr. Gorman held various leadership roles. Since joining KeyCorp, Mr. Gorman has served in numerous capacities including Chief Operating Officer from 2019 to 2020, President of Banking and Vice Chairman from 2017 to 2019, as Merger Integration Executive leading KeyCorp’s integration of First Niagara Financial Group, Inc. from 2016 to 2017, and as President of Key Corporate Bank from 2010 to 2016. Mr. Gorman is a member of the Supervisory Board of The Clearing House, a member of the Bank Policy Institute, Vice Chair of the Ohio Business Roundtable, and serves as a board member of the Greater Cleveland Partnership, University Hospital Health System, and the Cleveland Museum of Art.

Select Qualifications and Experience:

• Over 25 years of financial services leadership experience in corporate, investment, private, and retail banking. Provides critical insight on KeyCorp’s business and operations to the Board of Directors.

• Leads the sales, service and operations of one of the largest financial services companies in the United States with over 3 million clients and 17,000 colleagues. Oversees an expanded $40 billion community benefits plan that delivers mortgage lending, community development, affordable housing, small business lending, and transformative philanthropy to the underserved.

• Was responsible for leading the integration of First Niagara Financial Group, Inc., a $40 billion financial institution with 400 branches, the largest acquisition in KeyCorp’s 190-year history.

Robin N. Hayes

Age: 56 Director Since: 2020 KeyCorp Committee(s): • Risk • Technology

Biography:

Mr. Hayes is Chief Executive Officer and a director of JetBlue Airways Corporation, a publicly-held airline and passenger carrier company. Prior to his appointment as JetBlue’s Chief Executive Officer in 2015, Mr. Hayes served as President from 2014 to 2015 and Chief Commercial Officer from 2008 to 2014. Mr. Hayes also worked in various management capacities over a 19-year career with British Airways Plc. Mr. Hayes is a member of the Board of Governors of the International Air Transport Association, Chair of the board of Airlines for America, and a director of Make-A-Wish Connecticut.

Select Qualifications and Experience:

• Extensive operational, marketing, and sales expertise accumulated during an over 30-year career in aviation and across a wide range of executive and management roles, including numerous roles overseeing British Airways Plc’s international markets, including the Americas region, the airline’s largest market outside the U.K.

• Responsible for market-leading innovation in the airline industry as an executive with JetBlue in technology, operations, and customer service.

Other Public Directorships: • JetBlue Airways Corporation (since 2015)

6

PROPOSAL ONE: Election of Directors

Carlton L. Highsmith

Age: 71 Director Since: 2016 KeyCorp Committee(s): • Nominating and Corporate Governance • Risk

Biography:

Mr. Highsmith joined the Board in August 2016 in connection with the First Niagara merger. He was a member of the board of First Niagara since 2011, serving on the Governance/Nominating Committee and the Audit Committee. He previously served on the board of NewAlliance Bancshares from 2006 until it was acquired by First Niagara in 2011. Mr. Highsmith was founder, Chief Executive Officer, and Chairman of The Specialized Packaging Group (“SPG”). He grew SPG into one of the largest designers, printers, and manufacturers of paperboard and paperboard composite packaging for consumer products in North America before merging the company with PaperWorks Industries in 2009. Mr. Highsmith is Vice Chairman of the board of trustees of Quinnipiac University, trustee of the Yale New Haven Health System, Chairman of the Connecticut Center for Arts & Technology (“ConnCAT”), and Board Chair of the Connecticut Community Outreach Revitalization Program (“ConnCORP”).

Select Qualifications and Experience:

• Successful corporate executive and entrepreneur with significant community and regional bank board experience, having served on the board of directors of both NewAlliance and First Niagara.

• Skilled business strategist who founded a package design/engineering business and grew that start-up company into one of the largest, most innovative, and highly regarded designers and manufacturers of paperboard packaging for consumer products in North America.

• Experienced in mergers and acquisitions, having led and actively managed three successful acquisitions as Chief Executive Officer of SPG (Lawson Mardon Carton North America from Alusuisse Lonza in 1998, Focus Packaging in 2003, and Packaging Machinery Service in 2003), as well as the successful merger of his company with PaperWorks Industries in 2009.

• Social entrepreneur and community leader who founded two non-profit organizations (ConnCAT and ConnCORP) that have attracted over $100 million of philanthropic capital over the last 10 years to fund world class workforce development, youth digital arts programs, entrepreneurship training workshops, and financial literacy programs in Connecticut’s most challenging communities.

Richard J. Hipple

Age: 70 Director Since: 2012 KeyCorp Committee(s): • Audit (Chair) • Executive • Nominating and Corporate Governance

Biography:

Mr. Hipple retired as Executive Chairman of Materion Corporation, a publicly-held manufacturer of highly engineered advanced materials and related services, in December 2017. Mr. Hipple previously served as Chairman of the Board and Chief Executive Officer of Materion Corporation from 2006 to 2017 and President from 2005 to 2017. Prior to that, Mr. Hipple served in the steel industry for 26 years in a number of capacities, including project engineer, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple is trustee of the board of trustees of the Cleveland Institute of Music. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

• Extensive exposure to global commerce as former Chief Executive Officer of Materion Corporation, which serves customers in more than 60 countries and employs 3,100 people worldwide. Additionally, experience as a director at Ferro Corporation, Barnes Group Inc., and Luxfer Holdings PLC, which represent manufacturing companies with leading technologies, broad international footprints, and market diversity. With significant experience in the oversight and management of financial risks, Mr. Hipple qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

• Significant corporate governance and executive-level management experience, including as the Executive Chairman and President and Chief Executive Officer of Materion Corporation, as Lead Director at Ferro Corporation, and as Chairman of the compensation committees of Ferro Corporation and Luxfer Holdings PLC.

Other Public Directorships: • Luxfer Holdings PLC (since 2018) • Barnes Group Inc. (since 2017) • Ferro Corporation (2007–2018) • Materion Corporation (2006–2017)

7

PROPOSAL ONE: Election of Directors

Devina A. Rankin

Age: 47 Director Since: 2020 KeyCorp Committee(s): • Audit • Technology

Biography:

Ms. Rankin is Executive Vice President and Chief Financial Officer of Waste Management, Inc., a publicly-held waste and environmental services company. Prior to her promotion to Chief Financial Officer in 2017, Ms. Rankin held several corporate finance positions of increasing responsibility including Treasurer from 2012 to 2017 and as Assistant Treasurer. Prior to joining Waste Management, Inc., Ms. Rankin was a member of the assurance practices of Ernst & Young and Arthur Andersen.

Select Qualifications and Experience:

• As Executive Vice President and Chief Financial Officer of Waste Management, Inc., Ms. Rankin is responsible for all finance functions of the company, as well as for internal audit, investor relations, supply chain functions, and business development.

• With an extensive career in corporate finance and as a certified public accountant licensed in Texas, Ms. Rankin qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Barbara R. Snyder

Age: 67 Director Since: 2010 KeyCorp Committee(s): • Compensation and Organization (Chair) • Executive • Nominating and Corporate Governance

Biography:

Since 2020, Ms. Snyder has been President of the Association of American Universities, an organization composed of America’s leading research universities that helps to shape policy for higher education and research. Prior to joining the Association of American Universities, Ms. Snyder was President of Case Western Reserve University in Cleveland, Ohio from 2007 to 2020. Ms. Snyder previously served as Executive Vice President and Provost of The Ohio State University (“OSU”). She served as a faculty member of OSU’s Moritz College of Law from 1988 to 2007. From 2000 to 2007, she held the Joanne W. Murphy/Classes of 1965 and 1973 Professorship at OSU. Ms. Snyder is a director of the National Humanities Alliance.

Select Qualifications and Experience:

• In 2020, Association of American Universities universities received $28.8 billion in federal research awards (63% of total federally funded research and development), produced 5,583 patents and 5,241 technology license agreements, and awarded 30,358 research doctorates.

• Former President of Case Western Reserve University, one of the nation’s leading universities and a major private research institution with significant focus on science, engineering, and technology. During her tenure, Case Western Reserve University tripled its undergraduate admissions applications, became twice as selective, dramatically increased the academic quality of the entering class, and experienced unprecedented fundraising success, setting new records for annual attainment.

Other Public Directorships: • The Progressive Corporation (since 2014)

8

PROPOSAL ONE: Election of Directors

Richard J. Tobin

Age: 59 Director Since: 2021 KeyCorp Committee(s): • Compensation and Organization • Technology

Biography:

Mr. Tobin has served as President and Chief Executive Officer of Dover Corporation, a publicly-held diversified global manufacturer and solutions provider, since May 2018 and a director since 2016. Prior to joining Dover Corporation, Mr. Tobin served as Chief Executive Officer and a director of CNH Industrial N.V. from 2013 to 2018. Prior to the integration of Fiat Industrial S.p.A. and CNH Global N.V. into CNH Industrial N.V., Mr. Tobin was Group Chief Operating Officer of Fiat Industrial S.p.A. and President and Chief Executive Officer of CNH Global N.V., a role he assumed in 2012 after two years as Chief Financial Officer of CNH Global N.V., and Chief Financial Officer and Head of Information Technology at SGS S.A. from 2004 to 2010. Mr. Tobin is a director of the National Association of Manufacturers and a director of Shedd Aquarium.

Select Qualifications and Experience:

• More than 30 years of experience in international management and finance, acquired through global leadership roles of increasing responsibility and scope. Significant corporate management experience in his roles as Chief Executive Officer of two publicly traded corporations.

• Extensive financial experience in both U.S. GAAP and IFRS accounting standards obtained in his roles as Chief Financial Officer of SGS S.A. and CNH Global N.V. Broad experience in capital markets and supervised one of North America’s largest captive banks during his tenure at CNH Industrial N.V. Robust understanding of information technology and cybersecurity stemming from his role as Chief Financial Officer and Head of Information Technology of SGS S.A.

Other Public Directorships: • Dover Corporation (since 2016) • CNH Industrial N.V. (2013-2018)

Todd J. Vasos

Age: 61 Director Since: 2020 KeyCorp Committee(s): • Compensation and Organization • Technology

Biography:

Mr. Vasos is a director and has served as Senior Business Advisor of Dollar General Corporation, a publicly-held variety retail company, since his retirement as Chief Executive Officer in November 2022. Mr. Vasos served as Chief Executive Officer of Dollar General Corporation from 2015 to 2022. Prior to his election as Chief Executive Officer, Mr. Vasos served as Chief Operating Officer from 2013 to 2015 and as Executive Vice President, Division President and Chief Merchandising Officer from 2008 to 2013. Prior to joining Dollar General, Mr. Vasos served in executive positions with Longs Drug Stores Corporation for seven years, as well as in leadership positions at Phar-Mor Food and Drug Inc. and Eckerd Corporation.

Select Qualifications and Experience:

• Successful track record of driving profitable growth at Dollar General Corporation through strong execution, digital transformation, and a people-centric philosophy.

• Extensive retail executive and management experience, including in merchandising, operations, marketing, advertising, global procurement, supply chain, and store development.

Other Public Directorships: • Dollar General Corporation (since 2015)

9

PROPOSAL ONE: Election of Directors

David K. Wilson

Age: 68 Director Since: 2014 KeyCorp Committee(s): • Risk

Biography:

Until his retirement in January 2014, Mr. Wilson served in a variety of positions with the Office of the Comptroller of the Currency (“OCC”) over the course of a 32-year career, including as Examiner-In-Charge (“EIC”) of two global banks and in a number of policy focused roles. In 2009, Mr. Wilson transitioned from Large Bank EIC into policy work, initially as Senior National Bank Examiner and co-chair of the OCC’s National Risk Committee. In 2010, he was appointed Deputy Comptroller for Credit and Market Risk. He then briefly served as Senior Deputy Comptroller and Chief National Bank Examiner before returning to the field as an EIC. Mr. Wilson also has served as an independent consultant focusing on bank regulatory and risk strategy matters. He is also a member of the board of directors of KeyBank National Association.

Select Qualifications and Experience:

• Significant bank regulatory and risk strategy expertise, including providing advice and counsel to the Comptroller of the Currency, testifying before Congress, developing policy, and participating in regulatory rulemaking following the Dodd-Frank Act.

• Extensive experience and understanding of the financial services regulatory climate, including participating in the Financial Stability Oversight Council (“FSOC”), serving as the OCC representative on FSOC’s Systemic Risk Committee, and chairing the Federal Financial Institutions Examination Council Task Force on Supervision.

10

The Board of Directors and Its Committees

The Board of Directors and Its Committees

The Board is currently comprised of 12 independent directors and one member of management (Mr. Gorman). Four of our 12 independent directors have joined the Board since 2020. The median tenure of our current Board members is eight years.

Board Leadership Structure

Our Board is committed to independent Board leadership. The Board’s independent leadership and oversight responsibilities are realized through the guidance of our independent Lead Director, our independent Board committee chairs, and the full involvement of each of our independent directors. KeyCorp’s independent directors have elected Alexander M. Cutler as the Board’s independent Lead Director for 2023.

Among his specific responsibilities, the independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors held after each regularly scheduled Board meeting;

•	serves as liaison between the Chairman and the independent directors;

•	approves Board meeting schedules as well as meeting materials and agendas for each full Board meeting and executive sessions of independent directors;

•	has the authority to call meetings of the independent directors or the full Board at any time;

•	participates in discussions with major shareholders regarding governance matters as part of KeyCorp’s proactive shareholder engagement;

•

is in frequent contact with the Chairman with respect to major issues and strategic opportunities before KeyCorp, and any significant actions contemplated by KeyCorp are discussed with the Lead Director at an early stage;

•	advises on the retention of independent consultants to the Board;

•	interviews all candidates for election to the Board;

•	oversees changes to the composition of Board committees;

•	assists the Board and management in assuring compliance with applicable securities laws and fiduciary duties to shareholders;

•	oversees initiatives to implement enhancements to KeyCorp’s governance policies, including the Corporate Governance Guidelines;

•	serves as a focal point for independent Committee Chairs, providing guidance, coordination, and advice for the committees;

•	together with the Chair of the Compensation and Organization Committee, facilitates the evaluation of the performance of KeyCorp’s Chief Executive Officer; and

•	is available for additional duties as they may arise.

The Lead Director seeks input from independent directors during executive sessions with respect to items to be included on the agenda for each Board meeting and provides feedback from the independent directors while engaging in the agenda-building process.

Each standing committee of the Board is chaired by an independent director and consists solely of independent directors. Our independent directors have extensive corporate governance and leadership experience, and many have significant public company experience. Five of our 12 independent directors are or have been chief executive officers of public companies.

On May 1, 2020, Christopher M. Gorman was elected as Chairman and Chief Executive Officer of KeyCorp. The Board believes that KeyCorp has been and will continue to be well served by Mr. Gorman’s combined role as Chairman and Chief Executive Officer. Mr. Gorman’s combined leadership role allows him to set the overall tone and direction for KeyCorp, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing KeyCorp’s operations. Our many conversations between our directors and our shareholders regarding their views on Board leadership and independent oversight have confirmed our view that a strong, effective Lead Director, like Mr. Cutler, an independent Board, and independent key committees provide the independent leadership necessary to balance the combined Chairman and Chief Executive Officer role and, with the formal and informal mechanisms we have in place to facilitate the work of the Board and its committees, results in the Board effectiveness and efficiency that our shareholders expect.

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The Board of Directors and Its Committees

The Board annually (or more often in the event that a new Chief Executive Officer is selected) evaluates KeyCorp’s leadership structure to assess whether it remains appropriate for and in the best interests of the Company, taking into account a variety of factors including KeyCorp’s size, the nature of its business, the regulatory framework in which it operates, and the leadership structure of its peers. Our Regulations provide the Board with flexibility to separate or combine the roles of Chairman and Chief Executive Officer as it deems necessary from time to time and on a case-by-case basis. The Board continues to believe that a primary consideration for KeyCorp is that, as a large financial institution subject to significant regulation, KeyCorp must communicate swiftly and consistently with our stakeholders, including our regulators. We believe that swift and consistent communication is significantly furthered by KeyCorp’s leadership, through our Chairman and Chief Executive Officer, speaking as a single voice on behalf of both the Board and management.

Board Assessments

Our Board believes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. Each year, the Board conducts a comprehensive evaluation process, overseen by the Nominating and Corporate Governance Committee, of both its own effectiveness, as well as the effectiveness of each of its members and its Lead Director. Additionally, each of our committees conducts its own tailored evaluation. Below are further details on our assessment processes:

Annual Evaluation Processes

Board Assessment	g The Board Assessment Questionnaire is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their consideration, with topics including board oversight, meeting cadence and materials, and composition and structure.	g Responses to the Questionnaire inform a discussion, led by our Lead Director, during an executive session of the full Board.

Committee Assessments	g Each Committee Assessment Questionnaire is reviewed by its respective committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to each committee’s respective directors for completion, with topics including materials, access to management, and meeting tenor.	g Responses to the Questionnaire are used by each Committee Chair to lead a discussion during the next session of the committee.

Director Assessments	g The Director Assessment Questionnaire is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their completion, asking each director to rate his or her performance and identify areas of opportunity.

g Responses to the Questionnaire serve as a foundation for an individualized discussion of each director’s performance in an executive session of our Nominating and Corporate Governance Committee (which includes each of our Committee Chairs).

Lead Director Assessment	g The Lead Director Assessment is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all independent directors for their completion, to provide feedback on the Lead Director’s performance against the role’s specified responsibilities.	g Responses to the Questionnaire inform a discussion of our Board, with the Lead Director excused from participation, in connection with the annual appointment of a Lead Director.

Board and Committee Responsibilities

The Board delegates various responsibilities and authority to its five standing committees: Audit, Nominating and Corporate Governance, Compensation and Organization (the “Compensation Committee”), Risk, and Technology. The Board has also established an Executive Committee that serves the functions described on page 15 of this proxy statement. Each committee operates pursuant to a written charter. The committees regularly report on their activities and actions to the full Board. The Board, with the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Lead Director, appoints the members of the committees, and has determined that each member of a standing committee is an independent director under New York Stock Exchange independence standards and KeyCorp’s Standards for Determining Independence of Directors.

The Board held eight meetings during 2022. At every regularly-scheduled Board meeting, the independent members of the Board met in executive session (i.e., without the Chairman or any other employee of KeyCorp present). The members of the Board attended, on average, approximately 98% of Board meetings and committee meetings held during 2022. No director

12

The Board of Directors and Its Committees

attended less than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he or she was a director and (ii) the total number of meetings held by all Board committees on which he or she served during such period. KeyCorp Board members are expected to attend the Annual Meeting of Shareholders, and all but one of our Board members standing for election at that time did so for the 2022 Annual Meeting of Shareholders.

The following describes the responsibilities and current membership of the standing committees of the Board and the number of times each committee met in 2022.

Audit Committee

Chair: Richard J. Hipple Other Members: H. James Dallas Ruth Ann M. Gillis Devina A. Rankin Number of Meetings in 2022: 14

Primary Responsibilities

• Oversees the development of, and reviews, the financial information provided to KeyCorp’s shareholders

• Is directly responsible for the appointment, retention, and oversight of our independent auditor, oversees the audit fees negotiations with our independent auditor, and has sole authority to approve audit fees

• Has responsibility over all KeyCorp internal audit and credit risk review functions, financial reporting, legal matters, and fraud risk

• Oversees any material examinations of KeyCorp and its affiliates conducted by federal, state, or other authorities, and may supervise and direct any other special projects or investigations the committee deems necessary

• Together with the Risk Committee, oversees and reviews our allowance for loan and lease losses methodology and monitors operational risk (including cybersecurity), and

• Serves as the audit committee for KeyCorp’s subsidiary, KeyBank National Association.

Independence

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards and are financially literate as established in such listing standards.

Audit Committee Financial Experts

The Board of Directors has determined that Mr. Hipple, Ms. Gillis, and Ms. Rankin each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee

Chair: Alexander M. Cutler Other Members: H. James Dallas Elizabeth R. Gile Carlton L. Highsmith Richard J. Hipple Barbara R. Snyder Number of Meetings in 2022: 6

Primary Responsibilities

• Recommends to the Board nominees to stand for election as directors and oversees the review of director independence and related party transactions

• Oversees the annual Board self-assessment process (including individual director self-assessments and the evaluation of the Lead Director)

• Oversees corporate governance matters generally, including KeyCorp’s policies and practices on significant issues of corporate social responsibility, such as ESG and sustainability matters and annual review of charitable and political contributions

• Oversees and reviews KeyCorp’s directors’ and officers’ liability insurance program

• Supports the Compensation and Risk Committees by facilitating a meeting of all independent Board committee Chairs to discuss the linkage between enterprise risk and compensation at KeyCorp, and

• With the aid of market data, annually reviews and recommends to the Board a director compensation program that may include equity-based incentive compensation (no executive officer of KeyCorp has any role in determining the amount of director compensation, although the committee may seek assistance from our executive officers in designing equity compensation programs for directors).

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The Board of Directors and Its Committees

Compensation and Organization Committee

Chair: Barbara R. Snyder Other Members: Alexander M. Cutler Richard J. Tobin Todd J. Vasos Number of Meetings in 2022: 7

Primary Responsibilities

• Supports KeyCorp’s efforts to attract, retain, motivate, and develop our people so that we can achieve our business objectives

• Oversees the compensation of our senior executives, certain of our compensation programs, and our talent management and organizational development processes

• Evaluates the competitiveness of our compensation programs and assesses the effectiveness of our succession planning, leadership development, and strategic hiring objectives

• Approves the performance goals, performance objectives, and the compensation of our Chief Executive Officer and other senior executives and evaluates their performance relative to those goals and objectives

• Establishes our overall compensation philosophy and oversees the implementation of this philosophy as it relates to our incentive compensation arrangements, including through approval of our incentive compensation policy

• Enforces the compensation clawback policy and oversees compliance with share ownership guidelines

• Appoints, directs, and oversees its independent advisors and performs additional duties described in its Charter, and

• May delegate its authority to a subcommittee of its members and may allow limited delegations to management.

Independence

The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Section 303A.02 of the New York Stock Exchange’s listing standards and meet the heightened independence standards required of Compensation Committee members by the New York Stock Exchange.

Further discussion of the Compensation Committee can be found beginning on page 24 of this proxy statement under the heading “Compensation Discussion and Analysis.”

Risk Committee

Chair: Elizabeth R. Gile Other Members: Robin N. Hayes Carlton L. Highsmith David K. Wilson Number of Meetings in 2022: 8

Primary Responsibilities

• Assists the Board with strategies, policies, procedures, and practices relating to the assessment and management of KeyCorp’s enterprise-wide risks, including credit risk, market risk, liquidity risk, compliance risk, operational risk (including cybersecurity), and other risks, including climate and other ESG risks

• Plays a crucial role in overseeing KeyCorp’s capital adequacy and compliance with regulatory capital requirements

• Reviews and approves KeyCorp’s capital plan and recommends share repurchase authorizations to the Board consistent with approved capital plans

• May exercise such authority as the Board delegates in connection with the authorization, sale, and issuance by KeyCorp of debt and other equity securities, and

• Together with the Audit Committee, oversees and reviews our allowance for loan and lease losses methodology.

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The Board of Directors and Its Committees

Technology Committee

Chair: H. James Dallas Other Members: Ruth Ann M. Gillis Robin N. Hayes Devina A. Rankin Richard J. Tobin Todd J. Vasos Number of Meetings in 2022: 5

Primary Responsibilities

• Reviews and approves KeyCorp’s technology planning and strategy including investments related to cybersecurity and reviews significant technology investments and expenditures

• Monitors and evaluates existing and future trends in technology that may affect KeyCorp’s strategic plans or competitive position, including monitoring of overall industry trends

• Provides oversight of management’s activities relating to technology strategy, performance, and innovation and monitors KeyCorp’s innovation and technology acquisition process and systems in place designed to achieve successful innovation

• Reviews strategic IT projects with business and IT personnel to understand the functionality, business benefits, and user/customer adoption, and

• Reports to the Risk Committee on risk management issues associated with the technology strategic investment plan and major technology vendor relationships.

The Board also has an Executive Committee, comprised of Mr. Gorman (Chair), Mr. Cutler, Mr. Hipple, and Ms. Snyder, which may exercise the authority of the Board, to the extent permitted by law, on any matter requiring Board or committee action between Board or committee meetings. The Executive Committee did not hold any meetings in 2022.

Board Oversight of Risk

Our Board leadership and committee structure supports the Board’s risk oversight function. Generally, each Board committee oversees the following risks:

•

The Risk Committee has primary oversight responsibility for enterprise-wide risk at KeyCorp, including credit risk, market risk, liquidity risk, compliance risk, operational risk (including cybersecurity), as well as reputational and strategic risks and climate and other ESG risks, and oversight of the actions taken to mitigate these risks.

•	The Audit Committee has primary oversight responsibility for internal audit, financial reporting, legal matters, and fraud risk.

•	The Compensation Committee has primary oversight responsibility for risks related to our compensation policies and practices, as well as talent and leadership development and succession planning.

•	The Nominating and Corporate Governance Committee has primary oversight responsibility for significant issues of corporate social responsibility, such as ESG and sustainability matters.

•

The Technology Committee provides additional oversight of management’s activities related to KeyCorp’s technology strategic investment plan, cybersecurity investments, and major technology vendor relationships.

The Audit and Risk Committees jointly oversee and review the allowance for loan and lease losses methodology and monitor operational risk (including cybersecurity). The committees receive, review, and evaluate management reports on risk for their areas of risk oversight. At each Board meeting, the Chair of each Board committee reports to the full Board on risk oversight issues.

Our Board structure enables the Board to exercise vigorous oversight of key issues relating to management development, succession and compensation, compliance and integrity, corporate governance and ESG, cybersecurity, and company strategy and risk. With respect to risk, the Board oversees that KeyCorp’s risks are managed in a manner that is effective and balanced and adds value for KeyCorp’s shareholders. The Board understands KeyCorp’s risk philosophy, approves KeyCorp’s risk appetite, inquires about risk practices, reviews the portfolio of risks, compares actual risks to the risk appetite, and is apprised of significant risks, both current and emerging, and determines whether management is responding appropriately. With respect to risk and other areas that it oversees, the Board challenges management and promotes accountability.

KeyCorp has formed a senior level management committee, the Enterprise Risk Management Committee (“ERM Committee”), consisting of Mr. Gorman and other senior officers at KeyCorp, including KeyCorp’s Chief Risk Officer. The ERM Committee meets weekly and is central to ensuring that the corporate risk profile is managed in a manner consistent with KeyCorp’s risk appetite. The ERM Committee is also responsible for implementation of KeyCorp’s Enterprise Risk Management Policy, encompassing our risk philosophy, policy framework, and governance structure for the management of risks across the entire company. The Risk Committee of the Board oversees KeyCorp’s risk management program, including the ERM Committee. The Board approves the Enterprise Risk Management Policy and sets the overall level of risk KeyCorp is willing to accept and manage in pursuit of its strategic objectives.

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The Board of Directors and Its Committees

Oversight of Compensation-Related Risks

KeyCorp’s compensation program is designed to offer competitive pay for performance, aligned with KeyCorp’s short- and long-term business strategies, approved risk appetite and defined risk tolerances, and shareholders’ interests. Reviews of KeyCorp’s compensation plans by the Compensation Committee and KeyCorp management did not identify any plan that was reasonably likely to have a material adverse impact on KeyCorp or that would incentivize excessive risk-taking. The Compensation Committee also reviewed KeyCorp’s compensation plans to monitor compliance with KeyCorp’s risk management tolerances and safety and soundness requirements.

KeyCorp has a well-developed governance structure for its incentive compensation programs, including roles for the Board of Directors, senior management, lines of business, and control functions. The Board oversees KeyCorp’s incentive compensation programs, primarily through the Compensation Committee, with additional input and guidance from its Nominating and Corporate Governance, Risk, and Audit Committees. In addition to directly approving compensation decisions for senior executives, the Compensation Committee also approves KeyCorp’s overall Incentive Compensation Policy and Program so that KeyCorp’s incentive compensation practices remain in alignment with KeyCorp’s risk management practices. KeyCorp’s Incentive Compensation Policy and Program are intended to enhance KeyCorp’s risk management practices by rewarding appropriate risk-based performance.

We maintain a detailed and effective strategy for implementing and executing incentive compensation arrangements that provide balanced risk-taking incentives. KeyCorp’s incentive compensation arrangements are designed, monitored, administered, and tested by a multidisciplinary team drawn from various areas of KeyCorp, including Risk Management. This team is charged with seeing that our incentive compensation arrangements align with risk management practices and support the safety and soundness of the organization. From initial plan design to individual awards, KeyCorp’s program incorporates sound compensation principles and risk-balancing at every stage of the incentive compensation process, including:

•	the identification of employees who have the ability to influence or control material risk;

•	the use of risk-balancing mechanisms across all incentive plans that take into account the primary risks associated with employee roles;

•	the deferral of incentive compensation to balance risk and align an employee’s individual interests with KeyCorp’s future success and safety and soundness;

•	the development of clawback policies and procedures to recoup certain incentive compensation paid to employees in the event of certain risk-based events; and

•

the annual assessment of risk-balancing features, the degree to which selective plan design features affect risk-taking, the alignment of incentive metrics with business objectives, the overall competitiveness of the pay opportunity, the participation of control functions, and the effectiveness of monitoring and administration of the plans.

Corporate Responsibility and ESG

The Nominating and Corporate Governance Committee of the Board oversees KeyCorp’s policies and practices on significant issues pertaining to ESG. Oversight of ESG matters is an important part of the Board’s work. In 2022, Board members participated in a director education session focused on ESG, and engaged throughout the year on a number of ESG topics, including, among others: climate change; climate risk management; diversity, equity, and inclusion; investing in our team members; data privacy and security; community investment; and consumer practices.

Select 2022 ESG Highlights

•	Consistent with our commitment to doing our part to mitigate the impacts of climate change, Key announced new climate commitments in 2022, including:

•	Committed to finance or facilitate $38 billion to address climate change and support green initiatives by the end of 2026.

•	Committed to achieve carbon neutral operations across our scope 1 direct emissions and scope 2 indirect emissions by the end of 2030. Notably, we have reached 31% of this goal.

•

Joined the Partnership for Carbon Accounting Financials (PCAF) to complete the necessary measurement and evaluation of scope 3 financed emissions and to support our clients on their journey toward carbon neutrality.

•

Key is a founding member of the White House’s Economic Opportunity Coalition. Through the coalition, we are working alongside other companies and community organizations to invest in community development financial institutions and minority depository institutions, as well as supporting entrepreneurship and minority-owned businesses, expanding services in support of financial health, and investing in community infrastructure to support wealth creation.

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The Board of Directors and Its Committees

•

In 2021, we committed to increasing representation of people of color in our senior leadership roles by 25% over the next five years and 50% over the next 10 years. In 2022, we achieved our five-year goal in 18 months, increasing representation by 36%. We remain committed to achieving our 10-year goal with strong and increasing momentum.

•

Since 2017, we have delivered more than $30 billion in investments and lending related to affordable housing, residential and small business lending in low- and-moderate income communities, and transformative philanthropy.

ESG Strategy and Focus Assessment

Key is committed to addressing the ESG topics that are most relevant to our business and our stakeholders. We periodically adjust our ESG approach to remain current with stakeholder expectations, ESG trends, and our business strategy. In late 2021, we conducted an ESG focus assessment to identify the most relevant and align on our ESG priorities, refresh our strategy, and drive action. The process considered inputs from both internal and external stakeholders to ensure their insights were reflected in our focus areas.

Working with a leading global consultant, we identified an initial set of 30 topics based on sustainability reporting frameworks and ESG rating and ranking criteria. That list was then refined to 11 issues topics for review and validation across the enterprise. Our leadership team was engaged through a series of internal interviews to prioritize the issues topics based on their importance to our external stakeholders and their influence on our business success. From the list of 11, four priorities were identified as differentiators for Key.

ESG Priorities

We remain steadfast in managing the resulting risks and opportunities associated with each of these focus areas.

ESG Reporting

Key consistently seeks to enhance our transparency through disclosures in response to the perspectives of our shareholders and other stakeholders. We monitor the evolving disclosure landscape and evaluate which frameworks best address our stakeholders’ interest. In 2022, we continued reporting on important ESG topics through our annual ESG Report. We also published our second TCFD report, which details Key’s commitment to both further reducing its environmental footprint and continuing to enable stakeholders in efforts to do the same. The “Climate Change Risks & Opportunities” report, along with our CDP response, outlines KeyCorp’s approach to managing climate-related risks and opportunities in the areas of governance, strategy, risk management, and metrics and targets. Further, we again published our Sustainability Accounting Standards Board (“SASB”) Index and continued the practice of aligning with the Global Reporting Initiative (“GRI”). The ESG Reporting page on our website provides links to numerous KeyCorp disclosures, including the ESG and TCFD reports, Pay Equity Commitment, CDP Response, and GRI and SASB indices. Additionally, we have further enhanced our workforce diversity summary with the inclusion of a link to Key’s EEO-1 Consolidated Report.

Director Independence

The Board of Directors has determined that all members of the Board of Directors (i.e., Mss. Gile, Gillis, Rankin, and Snyder, and Messrs. Cutler, Dallas, Hayes, Highsmith, Hipple, Tobin, Vasos, and Wilson), other than Mr. Gorman, are independent directors and independent for purposes of the committees on which they serve. These determinations were made after reviewing the relationship of these individuals to KeyCorp in light of KeyCorp’s Standards for Determining Independence of Directors and the independence requirements of the New York Stock Exchange.

To determine the independence of the members of the Board, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and KeyCorp or one or more of its subsidiaries, on the other hand. Certain directors, their respective immediate family members, and/or affiliated entities have banking relationships with Key, such as consumer banking products or credit relationships, and/or receive wealth management services.

The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, were immaterial, and did not otherwise impair any director’s independence. Additionally, during the last three fiscal years, there were no transactions between KeyCorp and any affiliated entities of the directors under which payments made or received exceeded 1% of the consolidated gross revenue of either KeyCorp, on the one hand, or the affiliated entity, on the other hand.

17

The Board of Directors and Its Committees

Related Party Transactions

Any transaction, relationship, or arrangement with KeyCorp or its subsidiaries in which a KeyCorp director, executive officer, or other related person has a direct or indirect material interest is subject to KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons. The Nominating and Corporate Governance Committee is responsible for applying the policy and uses the following factors identified in the policy in making its determinations:

•	whether the transaction conforms to KeyCorp’s Code of Business Conduct and Ethics and Corporate Governance Guidelines and is in KeyCorp’s best interests;

•	whether the transaction is entered into in the ordinary course of KeyCorp’s business;

•	whether the terms of the transaction are comparable to terms that could be obtained in arms’ length dealings with an unrelated third party;

•	whether the transaction must be disclosed under Item 404 of Regulation S-K under the Exchange Act; and

•	whether the transaction could call into question the independence of any of KeyCorp’s non-employee directors.

The policy provides exceptions for certain transactions, including those available to all KeyCorp employees generally, those involving compensation or indemnification of executive officers or directors authorized by the Board of Directors or one of its committees, those involving the reimbursement of routine business expenses, and those occurring in the ordinary course of business.

Banking and Credit Transactions with KeyCorp Executive Officers and Directors

From time to time during 2022, many of our directors and executive officers and some of their immediate family members and affiliated entities had deposit or credit relationships with or received investment or wealth management services from KeyBank National Association (“KeyBank”) or other KeyCorp subsidiaries in the ordinary course of business. Additional transactions and banking relationships may continue in the future.

All credit relationships with our directors, executive officers, and other related persons were made in the ordinary course of business on substantially the same terms, including interest rate and collateral terms, as those prevailing at the time for comparable transactions with unrelated third parties and did not present heightened risks of collectability or other unfavorable features to KeyCorp or its subsidiaries.

Additionally, loans and extensions of credit by KeyBank to our directors, executive officers, and their related interests were made in compliance with Regulation O under federal banking law and KeyBank’s related policies and procedures. In addition to satisfying the standard set forth in the preceding paragraph, our Regulation O policies and procedures require that:

•	the amount of credit extended does not exceed individual and aggregate lending limits, depending upon the identity of the borrower and the nature of the loan; and

•	any extension of credit in excess of $500,000 be approved by the Board of Directors of KeyBank.

Shareholder Engagement

In order for management and the Board to better understand and consider shareholders’ perspectives, we regularly communicate with our shareholders, including to solicit and discuss their views on governance, executive compensation, and other matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the Company and our shareholders.

Throughout 2022, members of management and our independent Lead Director participated in discussions with a number of institutional shareholders, including many of our largest shareholders. Overall, participating investors expressed support for the Company’s governance and compensation practices. Feedback received during these meetings was presented to and discussed by the Nominating and Corporate Governance Committee, Compensation Committee, and, as appropriate, other Board committees and the entire Board.

After considering feedback received from shareholders in recent years, we:

•	amended the Regulations to reduce the ownership threshold required to call a special shareholder meeting from 25% to 15%;

•	amended our Regulations to adopt a meaningful proxy access right for shareholders;

18

The Board of Directors and Its Committees

•	formalized additional responsibilities for the independent Lead Director and added disclosure about the Lead Director’s activities see page 11 of this proxy statement;

•	formalized an annual evaluation of the Lead Director and incorporated the evaluation process in our Corporate Governance Guidelines;

•	increased our disclosure with respect to our political spending and activity; and

•	enhanced our public disclosures regarding ESG matters, including climate, employee diversity (including KeyCorp’s EEO-1 Consolidated Report), and pay equity.

In addition, our Chief Executive Officer, Chief Financial Officer, Director of Investor Relations, and other members of our senior management team receive regular feedback from the investment community—through ongoing communication, on- and off-site investor visits, meetings, and conferences—regarding our strategy, financial results, and other topics of interest, and regularly brief our Board on this feedback.

In March 2022, we hosted an Investor Day, where we reviewed our targeted scale strategy and shared proof points of the momentum generated by our relationship-based business model. We also highlighted the quality and depth of our management team. Importantly, we demonstrated how we are well positioned for growth in order to deliver value for all our stakeholders.

Director Education

Throughout the year, our directors participate in continuing education activities and receive educational materials on a wide variety of topics (including corporate governance, ESG, the financial services industry, cybersecurity, executive compensation, risk management, finance, and accounting). Annually, the Board holds director education sessions focusing on topics suggested by the directors, including through feedback obtained in connection with our Board Assessment processes, at a meeting of the Board and its committees. From time to time, our directors may also attend seminars and other educational programs at KeyCorp’s expense. These educational opportunities provide our directors with timely updates on best practices among our peers and in the general marketplace and further supplement our directors’ significant business and leadership experiences.

Communication with the Board

Interested parties may submit comments about KeyCorp to the directors, including to the lead director or the independent directors as a group, in writing at KeyCorp’s headquarters at 127 Public Square, Cleveland, Ohio 44114. Correspondence should be addressed to “Lead Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and marked “Confidential.”

Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Such correspondence should be addressed to “Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and should be marked “Confidential.”

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Corporate Governance Documents

Corporate Governance Documents

The KeyCorp Board of Directors’ Committee Charters, KeyCorp’s Standards for Determining Independence of Directors, KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons, as well as the documents listed below, are available at www.key.com/ir under the “ESG Information” tab or elsewhere on KeyCorp’s website. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at (216) 689-4221.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines (the “Guidelines”) that detail the Board’s corporate governance duties and responsibilities, many of which are described herein. The Guidelines take into consideration, and are reviewed annually and updated periodically to reflect, best practices in corporate governance and applicable laws and regulations. The Guidelines address a number of matters applicable to directors (such as director qualification standards and independence requirements, share ownership guidelines, and succession planning and management) and management (such as share ownership guidelines for management and procedures for the annual evaluation of our Chief Executive Officer).

Code of Business Conduct and Ethics

We are committed to the highest standards of ethical integrity. Accordingly, the Board of Directors has adopted a Code of Business Conduct and Ethics for all of KeyCorp’s (and its subsidiaries’) employees, officers, and directors, which was last amended in September 2022. We will promptly disclose any waiver or amendment to our Code of Business Conduct and Ethics for our executive officers or directors on our website. Our Code of Business Conduct and Ethics ensures that each employee, officer, and director understands the basic principles that govern our corporate conduct and our core values of Teamwork, Respect, Accountability, Integrity, and Leadership.

Statements of Political Activity

An important part of our commitment to our community includes active participation in the political and public policy process that impacts the lives of our customers, shareholders, and business. As a large financial institution, our business is highly regulated at the federal, state, and local levels. We believe it is critically important to take a constructive role in the political process that will shape the future of business, our industry, and our community.

The Nominating and Corporate Governance Committee of the Board meets annually with a member of KeyCorp’s Government Relations team to review KeyCorp’s policies and practices regarding political contributions. Policies and practices reviewed by the Nominating and Corporate Governance Committee include KeyCorp’s policies regarding doing business with public entities, the Government Relations pre-approval process for ballot issue support, and the KeyCorp Advocates Fund (political action committee) annual report. Statements of our political activities, including our political contributions, are made available to our shareholders semi-annually on our website.

ESG and Corporate Responsibility Reports

The Nominating and Corporate Governance Committee of the Board oversees KeyCorp’s policies and practices on significant issues pertaining to ESG. Detailed information regarding KeyCorp’s (and its subsidiaries’) and the KeyBank Foundation’s corporate responsibility priorities and progress can be found in our annual ESG Report, as well as an update on our diversity, equity, and inclusion efforts. We use the GRI and SASB frameworks to provide transparent disclosure of KeyCorp’s most significant areas of impact in a manner comparable with peers and industry benchmarks.

KeyCorp also issues an annual TCFD report, which details Key’s commitment to both further reducing its environmental footprint and continuing to enable stakeholders in efforts to do the same. The “Climate Change Risks & Opportunities” report outlines KeyCorp’s approach to managing climate-related risks and opportunities in the areas of governance, strategy, risk management, and metrics and targets. In addition, KeyCorp publicly discloses its EEO-1 Consolidated Report.

20

Ownership of KeyCorp Equity Securities

Ownership of KeyCorp Equity Securities

The following table reports the number of KeyCorp equity securities that were beneficially owned by the directors and director nominees of KeyCorp, the Named Executive Officers, and all directors and executive officers of KeyCorp as a group, and each person reported to us to beneficially own more than 5% of our common shares. Beneficially-owned KeyCorp equity securities include directly or indirectly owned KeyCorp common shares and any KeyCorp common shares that could be acquired within 60 days of the record date through the exercise of an option or through the vesting or distribution of deferred shares. The column “Other Deferred Shares Owned” reports the number of deferred shares owned that will not vest or be distributed within 60 days of the record date.

This information is provided as of the record date, March 17, 2023.

Name	Common Shares	Options (1)	Deferred Shares (2)(3)(4)	Total Beneficial Ownership (5)	Total Beneficial Ownership as a % of Outstanding Common Shares (6)	Other Deferred Shares Owned (2)(3)(4)	Combined Beneficial Ownership and Other Deferred Shares Owned (5)
Amy G. Brady	119,121	157,270	—	276,391	—	59,240	335,631
Alexander M. Cutler	252,553	—	—	252,553	—	42,888	295,441
H. James Dallas	115,172	—	13,850	129,022	—	—	129,022
Elizabeth R. Gile	36,767	—	—	36,767	—	81,510	118,277
Ruth Ann M. Gillis	168,361	—	—	168,361	—	27,698	196,059
Christopher M. Gorman	975,775	577,899	—	1,553,674	—	307,565	1,861,239
Robin N. Hayes	9,074	—	6,911	15,985	—	5,693	21,678
Carlton L. Highsmith	64,139	—	13,850	77,989	—	—	77,989
Richard J. Hipple	66,174	—	13,850	80,023	—	5,985	86,008
Donald R. Kimble	483,395	344,589	—	827,984	—	204,426	1,032,409
Angela G. Mago	214,423	242,496	—	456,919	—	73,375	530,294
Andrew J. “Randy” Paine III	302,237	370,600	—	672,837	—	138,952	811,790
Devina A. Rankin	—	—	3,077	3,077	—	13,993	17,071
Barbara R. Snyder	20,602	—	—	20,602	—	181,255	201,856
Richard J. Tobin	—	—	—	—	—	13,475	13,475
Todd J. Vasos	8,000	—	—	8,000	—	27,433	35,433
David K. Wilson	32,558	—	—	32,558	—	43,032	75,590
All directors and executive officers as a group (27 persons)	3,482,686	2,103,335	51,537	5,637,559	—	1,963,140	7,600,699
The Vanguard Group (7)	110,209,070	—	—	110,209,070	11.92%
BlackRock, Inc. (8)	81,365,271	—	—	81,365,271	8.80%
Capital International Investors (9)	51,183,937	—	—	51,183,937	5.53%
State Street Corporation (10)	50,136,323	—	—	50,136,323	5.42%

(1)	This column includes options (including in-the-money and out-of-the-money options) to acquire KeyCorp common shares exercisable on or within 60 days of March 17, 2023.

(2)

Deferred shares issued under the prior KeyCorp Directors’ Deferred Share Plan or the current Directors’ Deferred Share Sub-Plan to the KeyCorp 2019 Equity Compensation Plan (the “Directors’ Deferred Share Sub-Plan”) are payable three years from their award date, one-half in cash and one-half in common shares, or immediately if a director separates from the Board for any reason prior to the third anniversary of the award. A director may elect to defer the payment of all or some of his or her deferred shares beyond the third anniversary of the award date (“Further Deferred Shares”). In that case, the Further Deferred Shares will be distributed entirely in common shares on (and only on) the deferral date selected by the director. Deferred shares payable in common shares (other than

21

Ownership of KeyCorp Equity Securities

Further Deferred Shares) are included in the column “Deferred Shares” because they may be distributed to the director as common shares immediately upon separation from the Board. Further Deferred Shares, and directors’ fees that have been deferred under the Directors’ Deferred Share Sub-Plan or, previously, the KeyCorp Second Directors’ Deferred Compensation Plan, are included in the column “Other Deferred Shares Owned” because they are only payable on the deferral date selected by the director, which is not on or within 60 days of March 17, 2023, for any director. Deferred shares payable in cash are not reflected in this table. For more information, please see “Directors’ Compensation” on page 61 of this proxy statement.

(3)

The column “Deferred Shares” includes deferred shares, performance units, and restricted stock units held by executive officers that will be payable in KeyCorp common shares on or within 60 days of March 17, 2023. Deferred shares, performance units, and restricted stock units payable in common shares to executive officers, but not on or within 60 days of March 17, 2023, are reported in the column “Other Deferred Shares Owned.” Performance units are subject to vesting based on the achievement of certain performance goals, as discussed in the Compensation Discussion and Analysis beginning on page 24 of this proxy statement. The number of performance units set forth in these columns reflects a “target” amount of performance units determined for each executive officer on the grant date. The number of performance units that ultimately vest as common shares for each executive officer may be higher or lower depending upon actual performance relative to the performance goals at the end of the measurement period.

(4)

Deferred shares, performance units, and restricted stock units payable in common shares do not have common share voting rights or investment power until the shares or units have been distributed as common shares in accordance with the plan or agreement under which they were granted or awarded.

(5)	Totals may not foot due to rounding.

(6)

No director, director nominee, or executive officer beneficially owns (and collectively all 27 directors and executive officers do not beneficially own) common shares, options, and deferred shares, performance units, and restricted stock units payable in common shares or exercisable on or within 60 days of March 17, 2023, totaling more than 1% of the outstanding common shares of KeyCorp. The percentages set forth in this column for the holders of more than 5% of our common shares are based on the number of shares reported by each such holder to the Securities and Exchange Commission on Schedules 13G/A, as discussed below.

(7)

Based solely upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the Securities and Exchange Commission on February 9, 2023. Vanguard reported that it owned beneficially 110,209,070 common shares, held sole power to dispose or to direct the disposition of 106,243,590 common shares, held shared voting power over 1,322,986 common shares, and held shared power to dispose or to direct the disposition of 3,965,480 common shares. The reported address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)

Based solely upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on February 7, 2023. BlackRock reported that it owned beneficially 81,365,271 common shares, held sole power to dispose or to direct the disposition of 81,365,271 common shares, and held sole power to vote or direct the voting power over 72,963,410 common shares. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., iShares (DE) I Investmentaktiengesellschaft mit Teilgesellsc, BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. The reported address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(9)

Based solely upon information contained in the Schedule 13G/A filed by Capital International Investors (“Capital”) with the Securities and Exchange Commission on February 13, 2023. Capital reported that it owned beneficially 51,183,937 common shares, held sole power to dispose or to direct the disposition of 51,183,937 common shares, and held sole power to vote or direct the voting power over 51,182,892 common shares. The reported address of Capital is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(10)

Based solely upon information contained in the Schedule 13G/A filed by State Street Corporation (“State Street”), for itself and on behalf of various subsidiaries identified therein, with the Securities and Exchange Commission on February 8, 2023. State Street reported that it owned beneficially 50,136,323 common shares, held shared voting power over 44,720,662 common shares, and held shared power to dispose or to direct the disposition of 50,030,551 common shares. Each of the following entities has been identified by State Street as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., LTD., State Street Global Advisors Asia Limited, State Street Global Advisors, LTD., and State Street Saudi Arabia Financial Solutions Company. The reported address of State Street is One Lincoln Street, Boston, MA 02111.

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Ownership of KeyCorp Equity Securities

Executive Officer and Director Equity Ownership Guidelines

KeyCorp’s Corporate Governance Guidelines state that, by the fifth anniversary of his or her initial election to the Board or as an officer of KeyCorp: (i) each non-employee director should own KeyCorp equity securities with a value at least equal to five times KeyCorp’s non-employee director annual retainer, including at least 1,000 directly-owned KeyCorp common shares; (ii) the Chief Executive Officer should own KeyCorp equity securities with a value at least equal to six times his or her base salary, including at least 10,000 directly-owned KeyCorp common shares; (iii) the senior executives who are members of KeyCorp’s Management Committee should own KeyCorp equity securities with a value at least equal to three times his or her base salary, including at least 5,000 directly-owned KeyCorp common shares; and (iv) other senior executives should own KeyCorp equity securities with a value at least equal to two times his or her base salary, including at least 2,500 directly-owned KeyCorp common shares. For more information regarding stock ownership guidelines for our executive officers, please see our Compensation Discussion and Analysis beginning on page 24 of this proxy statement.

Policy Restricting Hedging, Pledging and Speculative Trading of KeyCorp Securities

KeyCorp has determined that there may be a heightened legal risk and/or the appearance of improper or inappropriate conduct if our officers, directors, or employees engage in certain speculative transactions involving KeyCorp securities. Therefore, our insider trading policy prohibits our officers, directors, and all employees from engaging in hedging transactions with respect to KeyCorp securities (whether those securities are obtained through our employee benefit programs or otherwise). For this purpose, hedging is considered to include, but not be limited to, the use of prepaid variable forwards, equity swaps, collars, and exchange funds. The KeyCorp insider trading policy also prohibits our officers, directors, and all employees from pledging KeyCorp securities as collateral for margin purchases or loans and from engaging in short sales with respect to KeyCorp securities.

Equity Compensation Plan Information

KeyCorp is authorized to issue its common shares under the KeyCorp 2019 Equity Compensation Plan (the “Equity Plan”) and the KeyCorp Second Amended and Restated Discounted Stock Purchase Plan (the “DSP Plan”). KeyCorp is no longer authorized to issue its common shares under, but still has awards outstanding under: (i) the KeyCorp 2013 Equity Compensation Plan (the “2013 Plan”); (ii) the KeyCorp 2010 Equity Compensation Plan (the “2010 Plan”); (iii) the KeyCorp Deferred Equity Allocation Plan; and (iv) the KeyCorp Directors’ Deferred Share Plan.

Shareholders approved the Equity Plan at the 2019 Annual Meeting of Shareholders. At December 31, 2022, 22,313,039 common shares remained available for future issuance under the Equity Plan. Shareholders originally approved the DSP Plan in 2003 and, most recently, approved an amendment and restatement in 2021. At December 31, 2022, 3,347,753 common shares remained available for future issuance under the DSP Plan.

The following table provides information about KeyCorp’s equity compensation plans as of December 31, 2022:

	(a)	(b)	(c)

Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)(2)

Equity compensation plans approved by security holders (1)	4,496,332	17.71	25,660,792

Equity compensation plans not approved by security holders	—	—	—

Total	4,496,332	17.71	25,660,792

(1)

The table does not include 19,913,883 unvested shares of time-lapsed and performance-based restricted stock units awarded under the Equity Plan, the 2013 Plan, and the 2010 Plan. These unvested restricted stock units were issued when awarded and consequently are included in KeyCorp’s common shares outstanding.

(2)

The Compensation Committee of the Board has determined that KeyCorp may not grant options to purchase KeyCorp common shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding common shares in any rolling three-year period.

More information about these awards can be found in Note 17 (“Stock-Based Compensation”) to the Consolidated Financial Statements beginning on page 154 of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), which was filed with the Securities and Exchange Commission on February 22, 2023.

23

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation of our executive officers.

The contents of the Compensation Discussion and Analysis are organized as follows:

Objectives of our Compensation Program	24
Overview of 2022 Performance	26
Elements of Our Pay Program	27

Total Pay of Our Named Executive Officers	33
Other Elements of Compensation	36
How We Make Pay Decisions	37

Objectives of Our Compensation Program

Our success depends on the ability to attract, retain, motivate, and develop our teammates. We provide competitive total rewards, including pay and benefits, that support these efforts. Competition for talent in our business is strong, and we increasingly compete for talent outside of the core financial services industry. We make investments to hire and retain the talented and diverse teammates we need to serve our customers and to deliver strong returns to our shareholders. We also work to create and sustain a culture that is inclusive and fair. Our compensation program is designed to reward employees based on performance, be informed by the market (including changes in minimum hourly wage practices and role-specific wage pressure), discourage imprudent risk-taking, and align with the interests of our shareholders and the guidance of our regulators.

In consideration of these objectives, as well as our compensation philosophy and identified best practices described below, this Compensation Discussion and Analysis describes the pay of our “Named Executive Officers” listed below, along with their titles as of December 31, 2022:

Christopher M. Gorman	Angela G. Mago
Chairman and Chief Executive Officer	Head of Commercial Bank

Donald R. Kimble	Amy G. Brady
Vice Chairman, Chief Administrative Officer and Chief Financial Officer	Chief Information Officer

Andrew J. “Randy” Paine III
Head of Institutional Bank

Additional information on the compensation of our Named Executive Officers can be found in the 2022 Summary Compensation Table on page 43 of this proxy statement.

24

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is guided by the following three principles:

Our Principles	How They Are Applied

Pay decisions are based on Key’s performance, business unit performance, and individual performance—as assessed by our Chairman and Chief Executive Officer (our “CEO”) and the relevant committee of our Board (or, in the case of our CEO, by the Compensation Committee with input from the full Board);

We emphasize variable and performance-based compensation: 86% of the average target total pay opportunity for our Named Executive Officers (89% of our CEO’s total pay opportunity) is delivered as variable compensation and 70% of the average target total pay opportunity for our Named Executive Officers (including our CEO) is delivered as performance-based compensation.

We provide competitive pay opportunities to our employees: Our programs are designed to provide a competitive total compensation package to attract, reward, and retain top performers. We provide competitive total compensation to our Named Executive Officers considering, among other things, the pay practices of our peer group (see “Peer Group” beginning on page 37 of this Proxy Statement for more information), other financial and non-financial institutions and our distinctive business model.

We deliver pay in a way that balances short- and long-term financial performance objectives and aligns to shareholder value creation; and

We require all executive officers to defer a significant portion of their annual compensation and subject it to risk adjustment: We require that a significant amount of each executive officer’s annual “total incentive” (the sum of the annual incentive paid and the value of long-term incentives granted in a particular year) be deferred over a multi-year period and tied to both share price and our long-term financial performance.

We choose metrics for our incentive plans that emphasize shareholder value creation and encourage and reward consistent performance in both the short- and long-term: For example, we reward strong short-term performance in our annual incentive plan through one-year earnings per share (“EPS”) growth, which we balance by creating incentives to support sustainable three-year EPS growth through our long-term incentive program. Similarly, our annual incentive plan uses absolute Return on Tangible Common Equity (“ROTCE”), and our long-term incentive program uses relative ROTCE as a measure of performance, as we believe ROTCE provides strong alignment between short- and long-term shareholder value and employee compensation.

We support sustainable performance with policies that focus on prudent risk-taking and the balance between risk and reward.

We balance compensation risk and reward through a robust governance process overseen by the Compensation Committee: We design our compensation programs to appropriately balance risk and reward, and we regularly monitor these programs to determine whether they inadvertently create incentives that encourage risk-taking outside of our risk tolerances, as described below in more detail under “Balancing Risk and Reward” beginning on page 32 of this proxy statement.

We subject our compensation to adjustment based on actual risk and financial outcomes: Compensation paid under our incentive programs is subject to a robust risk-adjustment policy based on actual risk outcomes and financial results, including possible clawback, as described below in more detail under “Balancing Risk and Reward.”

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Compensation Discussion and Analysis

Compensation & Governance Best Practices

We support our compensation program with a number of best practices in governance and executive compensation, including, but not limited to, those summarized in the following chart. In addition, the Compensation Committee regularly evaluates our compensation practices in light of feedback provided by our shareholders and shareholder advisory firms.

What We Do:	What We Don’t Do:

✓  Impose Robust Stock Ownership Guidelines ranging from six times base salary for our CEO to three times base salary for our other executive officers. Executives are encouraged to meet share ownership guidelines within three years and are required to comply within five years.

✓  Subject Shares to Post-Vesting Holding Requirements, so that each of our executive officers must hold the net shares acquired upon vesting of equity awards until our share ownership guidelines are satisfied.

✓  Use Tally Sheets annually for our Named Executive Officers, allowing our Compensation Committee to review total pay for our Named Executive Officers.

✓  Review Share Utilization regularly, including overhang levels and run-rates, and maintain share utilization levels well within industry norms.

✓  Use an Independent Consultant Retained by the Compensation Committee to assist in developing and reviewing our executive compensation strategy and programs to ensure that our compensation programs are consistent with market practice.

✓  Maintain Clawback and Forfeiture Policies as further described below under “Balancing Risk and Reward” beginning on page 32 of this proxy statement, which begin before grant and extend beyond payment.

×   No Employment Agreements for any executive officer, including any Named Executive Officer.

×   No Tax Gross-Ups on change of control payments or for perquisites, other than with respect to relocation benefits provided to certain senior-level employees upon hire.

×   No “Single Trigger” Change of Control Agreements, meaning that, following a change of control, severance benefits are due, and equity awards that are assumed in a change of control transaction vest, only upon a qualifying termination of employment.

×   No Active SERPs, as our executive pension plans were frozen in 2009. No Named Executive Officer participates in an active supplemental defined benefit plan, although vesting service continues for those Named Executive Officers who participated in such a plan prior to 2009.

×   No Hedging or Pledging of KeyCorp Securities is permitted under our insider trading policy, which prohibits our employees, officers, and directors from engaging in hedging transactions involving our common shares and from pledging our common shares.

×   No “Timing” of Equity Grants is allowed under our equity approval policy. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We do not permit the use of 10b5-1 plans.

×   No Repricing or back-dating of stock options.

Overview of 2022 Performance

Our differentiated business model and targeted scale strategy, as well as our strong risk management practices of driving sound, profitable growth position Key to perform through all market conditions and deliver long-term value for shareholders, while helping our clients, colleagues and communities thrive.

Delivering Business Results

In 2022, we focused on positioning Key for success in an environment marked by rising interest rates and economic uncertainty.

•	We achieved record net interest income in 2022 and continued to actively manage our interest rate position.

•

At the same time, rising interest rates as well as ongoing market uncertainty arising from inflation, supply chain disruption, war in Ukraine and other factors created challenges for our fee-based businesses. Our investment banking and debt placement fees decreased year-over-year. We also saw decreases in our home lending fees as well as fees from assets under management. These factors contributed to revenue and PPNR growth that lagged our Peer Group (see page 37 of this proxy statement for more information about our Peer Group).

•	Our credit quality remained strong, with net charge offs to average loans of 14 basis points, and we were able to increase our dividend by 5% to $0.205 per common share in the fourth quarter of 2022.

26

Compensation Discussion and Analysis

•

We continued to make targeted investments to expand our digital capabilities in the payments space, and in our teammates to drive future growth. Although these investments caused our expenses to increase in 2022, we nevertheless delivered positive operating leverage in 2022 and consistently over the last decade.

Helping our Clients, Teammates, and Communities Thrive

•	We continue to make progress toward and remain on track to deliver upon the commitments we made at our Investor Day in March 2022, which are to:

•	Grow consumer relationship households by 20% by 2025

•	Grow our senior bankers by 25% by 2025

•	Grow Laurel Road member households by 250K by 2025

•

In 2022, we expanded the reach and capabilities of Laurel Road by extending Laurel Road’s offerings to nurses in May 2022 and by acquiring GradFin, a leading loan counselor. Through Laurel Road, we originated over $1.5 billion of loans primarily to doctors and healthcare professionals in this critical and growing space.

•

We deliver competitive pay and total benefits that support our efforts to attract, retain, motivate and develop the teammates we need to serve our customers and communities. The compensation programs that apply to our executive officers are described throughout this proxy statement, including our compensation philosophy on page 25 of this proxy statement. In addition, we provide a comprehensive set of benefit programs that we are constantly evolving, driven by data and personalized to the needs of our teammates. For example, we provide our teammates with generous parental leave, competitive 401(k) company matching contributions, several free counseling sessions per year under our Employee Assistance Program, and the opportunity to earn a company contribution to employee HSA accounts.

Elements of Our Pay Program

We manage to “total pay” opportunity each performance year, which we define as the sum of base salary (i.e., salary paid for 2022) and annual (short-term, i.e., bonus paid in 2023 for the 2022 performance year) and deferred (long-term, i.e., long-term incentive granted in 2023 with respect to the 2022 performance year) incentive targets. We have a strong pay-for-performance culture, which is demonstrated through the large percentage of total pay for our executive officers that is variable compensation tied to Key’s performance through short- and long-term incentives. Our Compensation Committee reviews and sets the total target pay opportunity for each of our executive officers each year, at the conclusion of a robust compensation review process that spans multiple meetings of the Compensation Committee and includes our Chief Executive Officer’s assessment of each executive officer’s individual contribution to Key and considers Key’s overall financial performance.

•

Target total pay is established after considering a number of factors, including the level of pay for similar roles in our industry and among our peers, the executive’s tenure and experience, our distinctive business model, the executive’s performance, insights from consultants about market practices and trends, as well as guidance and feedback from our regulators, investors and shareholders regarding our pay practices.

•

We generally consider long-term incentives as part of the total pay opportunity for the prior year even though these awards are granted early in the following year, because the awards are granted based on an executive’s performance in the prior year (which differs from how they are reported in the Summary Compensation Table).

•

Beginning with grants made in 2021, we enhanced our commitment to pay for performance by increasing the percentage of long-term incentive opportunity for each of our Named Executive Officers that is delivered in the form of performance shares from 50% to 60% and by granting stock option awards in the form of premium-priced stock options with an exercise price of 110% of the value of our common shares on the date of grant.

•

The average distribution of 2022 target total pay opportunity for our Named Executive Officers is shown in the chart below. Details about our short- and long-term incentive programs are provided below under “Annual Incentive Plan” and “2023 Long-Term Incentives” on pages 29 and 30 of this proxy statement.

27

Compensation Discussion and Analysis

Average Named Executive Officer (“NEO”) 2022 Target Total Pay Opportunity Mix(1)

(1)

The actual average pay of each of our NEOs may differ from the target total pay opportunity depending on a number of factors, including the performance of our annual incentive plan, which may cause the variable cash component of pay to be larger or smaller than the target amount, and whether an NEO receives long-term incentive compensation that is less than or greater than the target amount. For information about actual pay for our NEOs for the 2022 performance year, including how we delivered compensation to Mr. Kimble for performance year 2022 due to his previously announced planned retirement, see “Actual Total Pay for 2022 Performance” on page 33 of this proxy statement.

*	Designates components of pay that are performance-based compensation, which is 70% of total pay for our NEOs (including our CEO).

Base Salary

Base salaries represent the sole fixed portion of our Named Executive Officers’ total pay opportunity. Base salaries are reviewed and approved by the Compensation Committee on a competitive basis each year based on salaries paid to comparable executives at peer companies, including those in our Peer Group, and considering internal equity. Base salary adjustments generally occur no more frequently than bi-annually. In 2022, our CEO’s base salary was increased from $1,000,000 to $1,200,000, which together with increases to Mr. Gorman’s short- and long-term incentive targets (from $2,200,000 to $2,700,000 and from $5,300,000 to $6,900,000, respectively), was intended to recognize Mr. Gorman’s very strong performance in 2021 and to bring Mr. Gorman’s 2022 target compensation in line with Chief Executive Officer pay within our peer group. None of our other Named Executive Officers received a base salary increase in 2022. The 2020, 2021, and 2022 base salaries of our Named Executive Officers are reported in the “Salary” column of the 2022 Summary Compensation Table on page 43 of this proxy statement. For more information on pay decisions for Named Executive Officers, see “2022 Pay Decisions for Executive Officers” beginning on page 34 of this proxy statement.

Incentive Programs

As illustrated in the chart above, approximately 86% of our Named Executive Officers’ target total pay opportunity is delivered in the form of incentive pay, which includes both an annual cash component and a deferred component that is subject to multi-year vesting. Both our 2022 Annual Incentive Plan and long-term incentives are described below. The actual amount a Named Executive Officer may receive under our annual and long-term incentive programs generally is subject to continued employment during the applicable performance or vesting period and/or the attainment of specified performance goals.

28

Compensation Discussion and Analysis

Key’s financial performance is the central factor in determining payouts under our Annual Incentive Plan and determining the final value of a grantee’s performance award (for a description of our performance awards, see page 30 under “2023 Long-Term Incentive Design”). Consistent with prior years, the Compensation Committee focused on selecting performance metrics that promote both short- and long-term growth, as well as maintaining a strong link between executive pay and shareholder value. As a result, in addition to other performance measures, both the 2022 Annual Incentive Plan and the performance awards granted in 2023 include EPS and ROTCE as metrics. The chart below illustrates the fundamental and important differences between EPS and ROTCE in the 2022 Annual Incentive Plan and the long-term performance awards granted in 2023.

	2022 Annual Incentive Plan	Performance Awards granted in 2023

EPS	• EPS growth over 1 year performance period	• EPS growth over a 3 year performance period

ROTCE	• Absolute ROTCE • 1 year performance period	• Relative ROTCE • 3 year performance period

Goal of Program	• Deliver positive short-term financial performance	• Drive sustainable growth by focusing on a longer performance period

Both the 2022 Annual Incentive Plan and the performance awards granted in 2023 are subject to additional metrics that do not overlap between the programs. The 2022 Annual Incentive Plan takes into account our Cash Efficiency Ratio, our relative performance to that of our peers with respect to several financial metrics, and our achievement of operational excellence goals (which are described below under “Annual Incentive Plan – 2022 Performance Measures”). Finally, our performance awards granted in 2023 are subject to a total shareholder return (“TSR”) modifier that does not apply to the 2022 Annual Incentive Plan.

Annual Incentive Plan

All executive officers, along with most Key employees who are not paid from a business-unit-specific incentive plan, are eligible to receive discretionary cash incentives under our annual incentive plan.

•

The funding of the overall bonus pool under our annual incentive plan is based on the achievement of various financial and strategic goals compared to pre-established targets that are approved by the Compensation Committee early in the applicable calendar year, and as described below (see “2022 Performance Measures”). Annual incentive plan funding is capped at 150%, with 0% funding for our executive officers if a threshold level of performance is not achieved.

•

The actual annual incentive amount that may be paid to any individual Named Executive Officer with respect to a performance year is determined by the Compensation Committee after considering the approved funding level of the bonus pool, the executive’s experience and performance (including our Chief Executive Officer’s assessment of the executive), market information, the occurrence of any adverse risk events, our deferral expectations, the range of pay decisions for the other executive officers and similarly situated executives, as well as any decision we made to direct an executive’s total pay opportunity towards other elements of pay (e.g., base salary and/or long-term incentives).

•

As a result, while the overall funding level of the annual incentive plan serves to guide the amount of annual incentive an executive officer may receive, actual awards under the annual incentive plan may and do vary from this funding level. Our practices generally do not allow an executive officer to receive more than 200% of the annual incentive target to be paid in cash.

2022 Performance Measures

In 2022, 60% of our 2022 Annual Incentive Plan pool funding was based on our performance on the following three equally-weighted metrics as compared to pre-established targets, as described below in “2022 Performance & Funding”:

•	Adjusted EPS (as defined in “Certain Financial Goals” on page 40 below)

•	Cash Efficiency Ratio (as defined in “Certain Financial Goals” on page 40 below)

•	Adjusted ROTCE (as defined in “Certain Financial Goals” on page 40 below).

The Compensation Committee selected Cash Efficiency Ratio to reflect our ongoing focus on growing revenue and managing expenses, Adjusted ROTCE due to its high correlation to shareholder value creation and to place greater emphasis on credit quality, and Adjusted EPS to reflect core profitability. When establishing performance goals for the annual incentive plan in early 2022, the Compensation Committee established the funding level for threshold performance level under our 2022 Annual Incentive Plan at 25% (an adjustment from the 50% threshold performance level under the 2021 Annual Incentive Plan) and made corresponding adjustments to the threshold performance levels and the performance curve in order to align our pay practices with those of our Peer Group.

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Compensation Discussion and Analysis

An additional 20% of our 2022 Annual Incentive Plan pool funding was based on our performance, relative to the performance of our Peer Group, on the following metrics: revenue growth, PPNR growth, and the ratio of Net Charge-Offs to Average Loans. The Compensation Committee selected these measures (each as defined in “Certain Financial Goals” on page 40 below) to evaluate our performance, relative to our peers, with respect to growth and management of risk.

The remaining 20% of our 2022 Annual Incentive Plan pool funding was based on achievement of Operational Excellence goals which in 2022, consistent with prior years, included our execution against specified strategic initiatives. In 2022, like in 2021, our Operational Excellence goals also included a number of goals related to diversity, equity, and inclusion as well as measuring the transformation of several of our businesses towards a more agile operating model. The Compensation Committee believes that linking a portion of executive pay to performance against these goals is an important way to foster and re-emphasize on an annual basis Key’s commitment to diversity, equity, and inclusion and measure Key’s ability to execute on large scale and cross-functional initiatives.

2023 Long-Term Incentives

Our Named Executive Officers are eligible to receive long-term incentive awards that are granted annually based on prior year performance but anticipate future contributions through the use of a vesting schedule generally requiring the executive officer to remain employed for three to four years from the date of grant in order to realize the full value of the award (subject to acceleration of vesting in connection with retirements and certain other terminations of employment). For 2023, the Compensation Committee continued to deliver 70% of long-term incentive compensation for each executive officer as “performance-based” awards as follows: (i) 60% as performance shares and (ii) 10% as premium-priced stock options with an exercise price of 110% of the value of our common shares on the grant date. The remaining 30% of the 2023 long-term incentive opportunity was allocated to restricted stock units with ratable vesting based on continued employment over a four-year vesting period.

2023 Long-Term Incentive Design

Vehicle	% of Total LTIC Value (1)	Vesting Period	Performance Features

Performance Awards	60%	3-year cliff vesting

• Final payout can range between 0% to 150% of target based on our performance measured against the following goals:

1.  Adjusted ROTCE vs. Peers

2.  Adjusted Cumulative EPS

• Performance score is subject to further adjustment by application of a modifier based on our relative TSR performance.

• Value of final payout depends on the performance of our stock price.

Restricted Stock Units (“RSUs”)	30%	4-year annual ratable vesting

• Value directly linked to our stock price.

• Encourages strong levels of share ownership among our executives.

• Provides a balance to the risk-taking incentive that may be associated with stock options or performance awards.

Premium-Priced Stock Options	10%	4-year annual ratable vesting

• Since 2021, stock options have been granted with a 10% premium on the exercise price, requiring greater positive performance of our stock price prior to exercise than an ordinary stock option.

• Ability to exercise requires our executive officers to create share price improvement and provide strong shareholder returns, which is driven by our financial performance.

• Option expires no later than 10 years from the date of grant.

• Encourages preservation of long-term stock value.

• Usage of options limited to no more than 10% of each Named Executive Officer’s annual long-term incentive opportunity since 2013.

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Compensation Discussion and Analysis

(1)

By granting performance awards as 60% of long-term incentive awards and granting premium-priced stock options as 10% of long-term incentive awards, the total percentage of long-term incentive compensation awarded as “performance-based” compensation is 70%.

2023 Performance Awards

The cash-settled performance awards granted in 2023 provide our Named Executive Officers with the opportunity to receive between 0% and 150% of their “target” number of cash performance shares based on our level of achievement of the following performance goals during the three-year performance period beginning on January 1, 2023, and ending on December 31, 2025. Although the value of these cash performance awards is directly tied to share price, payout upon vesting will be in the form of cash.

2023-2025 Long-Term Incentive Plan

	Performance Required for Payout				Other Factors (Vesting Reduction Only)
Performance Goals	Weight	Min.	Target	Max.

Adjusted ROTCE vs. Peers	50%	25% ile	50% ile	75% ile	• ERM Dashboard • Execution of Strategic Priorities • Other factors, as appropriate
Adjusted Cumulative EPS	50%	75% of Plan*	100% of Plan*	125% of Plan*
*	”Plan” refers to Key’s overall financial plan.

TSR vs Peers Modifier:

Percentile Rank	Payout Adjustment

<25% ile	-15%

25% ile to 75% ile	No Adjustment

>75% ile	+15%

The Compensation Committee believes that each of the performance goals set forth above strongly correlates to long-term shareholder value creation. Consistent with the performance awards granted starting in 2020, Adjusted Cumulative EPS and Adjusted ROTCE under our 2023 performance awards will be subject to adjustment to remove the impact of the change in loan and lease loss provision and any pension settlement charges. We also hold Other Comprehensive Income to planned levels during the performance period, as interest rate fluctuations are reflected in our balance sheet, which could otherwise distort the calculation of common equity. This reduces volatility to EPS and ROTCE from the impact of the accounting standard known as current expected credit losses (“CECL”) and the build or release of provision that could otherwise have an outsized impact on ROTCE and EPS as performance metrics under the 2023 performance awards.

We introduced TSR as a modifier for performance awards beginning with grants made in 2020 and we continue to apply this modifier to our performance awards. TSR applied as a multiplier may increase or decrease the final payout otherwise calculated using Adjusted ROTCE vs. peers and Adjusted Cumulative EPS. We elected to include TSR as a modifier, instead of including it as an equally-weighted performance metric, and continue to do so in our 2023 performance awards, in order to preserve the important link between payout to our executives and shareholder value in a manner that is consistent with the practices of the members of our Peer Group who use TSR as a performance metric. Finally, the “other factors” included in the performance metrics above may result in a reduction to the vesting of 2023 performance awards if, in the Compensation Committee’s judgment, performance with regard to these “other factors” is insufficient. The Compensation Committee can only apply negative discretion to the 2023 performance awards in making an adjustment for “other factors”.

The Compensation Committee believes that performance awards encourage our Named Executive Officers to make decisions and to deliver results over a multi-year time period, thereby keeping a focus on our long-term performance objectives. In addition, performance awards enable us to retain executive talent, because executives generally must remain employed through the end of the performance period to realize the full value of the award.

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Compensation Discussion and Analysis

Balancing Risk and Reward

Achieving a balance between risk and reward is a central focus of our compensation program and an important part of how we align pay and performance. All incentives paid to our employees are subject to a risk-adjustment process that begins before grant and extends beyond payment.

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Compensation Discussion and Analysis

Total Pay of Our Named Executive Officers

The following information highlights the 2022 compensation actions approved by the Compensation Committee for our Named Executive Officers with respect to their performance in 2022, as well as the approved payout level of our 2020 awards of performance shares, which vested in 2023, based on our performance between 2020 and 2022.

Actual Total Pay for 2022 Performance

The following table shows the Compensation Committee’s 2022 total pay decisions for our Named Executive Officers. The amounts reported in the table differ substantially from those reported for 2022 in the Summary Compensation Table on page 43 of this proxy statement, which reflects long-term incentives granted during a year, rather than after year-end, even if awarded for services performed in that year. We generally consider long-term incentives granted during a given year to be part of the prior year’s total pay opportunity.

After assessing each individual’s performance during 2022, the Compensation Committee approved the annual and long-term incentive awards for our Named Executive Officers described below.

	Actual Total Pay

Name	Base Salary($)	Actual 2022 Annual Incentive Award ($)(1)	Actual 2023 Long-Term Incentive Award ($)(1)		Total Actual Pay($)	Total Incentive Deferred (%)(2)
Christopher M. Gorman	1,200,000	2,025,000	7,000,000		10,225,000	78%
Donald R. Kimble	800,000	4,525,000	0	(3)	5,325,000	50%
Andrew J. “Randy” Paine III	600,000	1,425,000	2,400,000		4,425,000	63%
Angela G. Mago	600,000	1,125,000	1,900,000		3,625,000	63%
Amy G. Brady	700,000	975,000	1,500,000		3,175,000	61%

(1)

We require that at least 50% of the “total incentive”—that is, the sum of the 2022 annual incentive actually earned and the actual value of 2023 long-term incentives—of each Named Executive Officer (60% for our CEO) be delivered in the form of deferred compensation, subject to a multi-year vesting schedule and risk-adjusted vesting. If the total incentive does not satisfy this requirement, a portion of the annual cash incentive actually earned by the Named Executive Officer is delivered as deferred compensation.

(2)

This column shows the actual percentage of each Named Executive Officer’s total incentive delivered as deferred incentive compensation, including any portion of the Named Executive Officer’s annual cash incentive required to be deferred. 50% of the value of Mr. Kimble’s $4,525,500 annual incentive was deferred into the form of a four-year ratable RSU award.

(3)	Due to his previously announced retirement effective as of May 1, 2023, Mr. Kimble did not participate in the 2023 long-term incentive awards that were made to our other Named Executive Officers.

When making pay decisions, the Compensation Committee considers a number of factors, including the funding level of our 2022 Annual Incentive Plan (as described below under “2022 Annual Incentive Plan Performance & Funding”), each executive officer’s individual performance, the relative pay levels for the other executive officers, and our deferral expectations, which require that at least 50% of the total incentives—the sum of annual and long-term incentives—of each Named Executive Officer (60% for our CEO) be deferred and subject to risk adjustment, including forfeiture and clawback.

33

Compensation Discussion and Analysis

2022 Annual Incentive Plan Performance & Funding

For the 2022 performance period, the financial performance of our Annual Incentive Plan, shown in the table below, suggested a funding rate of 110%. As described above in the “Overview of 2022 Performance” section, much of this performance was attributable to the benefit of rate increases in excess of what was planned; however, Key’s noninterest revenue was lower and expenses were higher than planned levels. When considering Key’s performance and upon the recommendation of our Chief Executive Officer and management team, the Compensation Committee opted to exclude the rate benefit from Key’s performance and make other adjustments to reduce the funding rate for our executive leadership team to 75%.

KeyCorp 2022 Annual Incentive Plan

	Performance Required for Payout

Performance Goals* Funding%	Min. 50%	Middle 100%	Max. 150%	Actual Result	Funding Rate	Weight	Final Funding
Adjusted Earnings Per Share (EPS)	$1.81	$2.12	$2.23	$2.23	150%	20%	30%
Adjusted Return on Tangible Common Equity (ROTCE)	13.0%	15.3%	16.1%	21.3%	150%	20%	30%
Cash Efficiency Ratio	63.4%	59.8%	58.7%	59.8%	99%	20%	20%
Relative Progress to Peers	Bottom Quartile	Middle Quartile	Top Quartile	Middle Quartile	50%	20%	10%
Operational Excellence	Objective Assessment			Meets	100%	20%	20%
Unadjusted Funding							110%
Compensation Committee Approved Funding							75%

*

Adjusted EPS, Cash Efficiency Ratio, and Adjusted ROTCE exclude notable items and any other major restructuring charges agreed to by the Compensation Committee. There were no notable items in 2022. Adjusted EPS and Adjusted ROTCE are also adjusted to remove the impact of the change in loan and lease loss provision and pension settlement charge, as further described below under the heading “Definitions of Certain Financial Goals.”

The Compensation Committee determined that our overall performance relative to peers on the applicable performance measures was in the middle and bottom quartiles, as described below.

Relative Performance to Peers

Measure	Actual Result
Revenue Growth	Bottom Quartile
PPNR Growth	Bottom Quartile
Net Charge-Offs / Average Loans	Middle Quartile

Our performance against our Peer Group in 2022 was mixed as both Revenue Growth and PPNR Growth lagged our Peer Group. The ratio of Net Charge-Offs to Average Loans was slightly above median performance in our Peer Group, reflecting our continuing and successful efforts to manage risk in Key’s portfolio.

Our performance against our operational excellence metrics for 2022 was strong. With respect to our diversity, equity, and inclusion goals, we either met or exceeded expectations. These goals included specific action items related to increasing representation of women and People of Color in our workforce, focusing on leadership level representation, building and sustaining a culture of inclusivity and equity, and growing and supporting diverse markets and third party providers. In addition, we met our goals related to our adoption of an agile operating model by standing up a sustainable and meaningful number of squads and achieving our objectives and key results, keeping us on track to our long-term goal of operating in a more collaborative and cross-functional manner to improve our efficiency and ability to serve our customers and clients.

2022 Pay Decisions for Named Executive Officers

Based on our financial performance and the approved funding rate of our 2022 Annual Incentive Plan, the Compensation Committee opted to pay each of our Named Executive Officers, including our Chief Executive Officer, a short-term incentive equal to 75% of target and a long-term incentive equal to 100% of target, with the exception of Mr. Kimble whose 2022 pay was delivered slightly differently, in anticipation of his retirement in early 2023. The decision to pay short-term incentive compensation at 75% of target for the entire executive leadership team, including our Named Executive Officers, was made by the Compensation Committee on the recommendation of our Chief Executive Officer.

34

Compensation Discussion and Analysis

The Compensation Committee’s 2022 pay decisions for our Named Executive Officers were made after consideration of the following:

Mr. Gorman

The Compensation Committee approved total pay for Mr. Gorman of $10,225,000 for 2023, consisting of his $1,200,000 base salary, $2,025,000 cash short-term incentive, representing 75% of his target, as well as a long-term incentive of $7,000,000, representing 101% of his target. When making this decision, the Compensation Committee recognized Mr. Gorman’s continued focus on Key’s strategic objectives and ability to demonstrate leadership resiliency, despite a challenging external environment. The Compensation Committee remains pleased with Key’s progress towards its long-term goals and how Mr. Gorman has positioned the bank to deliver sustainable performance.

Mr. Kimble

Key announced Mr. Kimble’s planned retirement in November 2022. Mr. Kimble’s tenure at Key was marked by a focus on managing revenue and expense and led to Key delivering positive operating leverage for 9 of the last 10 years, including in 2022. Under his leadership, Key managed risk in its portfolio through an emerging period of economic uncertainty and positioned its balance sheet to benefit from rising rates. In consideration of his performance, the Compensation Committee approved a total incentive for Mr. Kimble of $4,525,000, which would be delivered 50% in cash and 50% in restricted stock units, paid over the ensuing four years and subject to risk-adjusted vesting and clawback. Because of his retirement, Mr. Kimble did not participate in the 2023 long-term incentives granted to our other Named Executive Officers. Mr. Kimble’s total pay for 2022 was slightly less than total pay in 2021 and slightly above his targeted pay for 2022.

Mr. Paine

The Committee approved a cash incentive for Mr. Paine of $1,425,000, representing 75% of his short-term target, and a $2,400,000 award of long-term incentives equal to 100% of his target. The Compensation Committee considered that, while the overall performance of our Institutional Bank was impacted by the combination of rising interest rates and economic uncertainty, Key’s performance remained better than that of other investment banks. The Compensation Committee also recognized Mr. Paine’s leadership in overseeing our efforts to increase our population of relationship managers, who are critical to deliver on our strategy of targeted scale.

Ms. Mago

In 2022, the Commercial Bank under Ms. Mago’s leadership helped Key grow its loan portfolio, including commercial and industrial loans, as well as commercial real estate loans. At the same time, Key continued to maintain discipline around credit quality, with net charge offs well within our targeted range despite economic uncertainty. In consideration of this performance, the Compensation Committee approved a cash incentive payment for Ms. Mago of $1,125,000 and a long-term incentive award of $1,900,000, representing 75% and 100% of her short- and long-term incentive targets, respectively.

Ms, Brady

Ms. Brady, through her leadership of Key’s technology, operations and servicing groups, drove both change and execution in 2022. This performance included substantial progress in 2022 towards migrating Key’s applications to a cloud-based platform to generate operating efficiencies. The Compensation Committee approved a payment of 75% of Ms. Brady’s short-term incentive target, or $975,000, and an award equal to 100% of her long-term incentive target, or $1,500,000 for 2022.

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Compensation Discussion and Analysis

Payout of 2020 Performance Awards

In February 2020, each Named Executive Officer received an award of performance shares as part of their long-term incentive opportunity. The Named Executive Officers could earn between 0% and 150% of the performance shares granted based on the achievement of our 2020 long-term incentive plan.

On February 17, 2023, the Compensation Committee approved a final performance level for our 2020 long-term incentive plan of 113.3%, as described below.

2020-2022 Long-Term Incentive Plan

		Performance Req’d for Payout

Performance Goals (1)	Weight	Min.	Target	Max.	Actual Result	Final Funding
Return on Tangible Common Equity vs. Peer Group	50%	25% ile	50% ile	75% ile	64th% ile	63.65%
Cumulative Earnings Per Share	50%	$4.58	$6.11	$7.63	$6.08	49.65%
Calculated and Committee Approved Performance						113.3%

(1)	EPS and ROTCE actual results are based on continuing operations and exclude notable items, as described below under the heading “Definitions of Certain Financial Goals.”

TSR vs Peers Modifier:
Percentile Rank	Payout Adjustment
<25% ile	-15%
25% ile to 75% ile	No Adjustment
>75% ile	+15%

Our Total Shareholder Return vs. Peer Group for the 2020 long-term incentive plan was in the 36th %ile. As a result, there was no adjustment to payout of the 2020 long-term incentive plan. Performance of our 2020 long-term incentive plan was driven by above-target performance against Return on Tangible Common Equity versus our Peer Group, and supported by approximately target performance on our EPS goals.

Before approving this final performance level, the Compensation Committee considered our ERM Dashboard and our execution against strategic priorities and, based on this review, concluded that no reduction in calculated performance was warranted.

Other Elements of Compensation

Perquisites

The perquisites currently made available to all Named Executive Officers include an annual executive physical, a tax and financial planning perquisite, with a set per participant cost to Key. A subset of executive officers also receive home security monitoring. The executives who receive security monitoring were determined by Key’s Corporate Security team based on an assessment of the executive’s profile, the potential risks posed to the executive, and the risks to Key if a crime were to occur. In addition, we pay the annual premium on an individual disability insurance policy for Mr. Gorman that was put into place before he became an executive officer. In some cases, Mr. Gorman may travel in a Key vehicle driven by a trained security professional which may result in some amounts being reported as a perquisite in the Summary Compensation Table on page 43 of this proxy statement. In July 2022, in order to promote the safety and security of Mr. Gorman and to promote efficiency by ensuring his availability to perform business for Key, the Compensation Committee authorized personal use of Key’s corporate aircraft by Mr. Gorman and his immediate family members, subject to a personal use cap of $125,000 annually.

Retirement Programs

Our Named Executive Officers are eligible to participate in our qualified 401(k) Savings Plan on the same basis as all other eligible employees. In 2022, the 401(k) Savings Plan provided for matching contributions up to 100% of the amount deferred, up to 6% of eligible pay and a discretionary profit sharing contribution on participants’ eligible compensation, each subject to applicable Internal Revenue Service (“IRS”) limitations. Effective January 1, 2023, this matching contribution increased to 100% of the amount deferred up to 7% of eligible pay.

Our Named Executive Officers also are eligible to participate in our non-qualified Second Deferred Savings Plan, which provides a select group of highly compensated individuals with the ability to defer compensation in excess of what is eligible to be deferred to the 401(k) Savings Plan. There are no mandatory company matching contributions under the Second

36

Compensation Discussion and Analysis

Deferred Savings Plan, but Key has the ability to make discretionary company contributions to participant accounts under the Second Deferred Savings Plan. We eliminated company matching contributions to the Deferred Savings Plan (the predecessor to the Second Deferred Savings Plan) in 2019.

Beginning with performance awards granted in 2019, Named Executive Officers are also eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides select executives (including Named Executive Officers) the ability to defer receipt of a portion of their performance award beyond the original vesting date to a date not sooner than their termination date.

The matching and profit sharing contributions made to the 401(k) Savings Plan and any matching contributions made to the Second Deferred Savings Plan on behalf of the Named Executive Officers are included in the “All Other Compensation” column to the 2022 Summary Compensation Table on page 43 of this proxy statement. Additional information about our nonqualified deferred compensation programs (the Long-Term Incentive Deferral Plan, the Second Deferred Savings Plan and its predecessor, the Deferred Savings Plan) is included in the narrative to the 2022 Nonqualified Deferred Compensation Table beginning on page 51 of this proxy statement.

Ms. Mago and Messrs. Gorman and Paine participated in our Consolidated Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan, each of which were frozen effective December 31, 2009. Additional information about our pension programs is included in the narrative to the 2022 Pension Benefits Table beginning on page 50 of this proxy statement.

Separation Pay

We maintain the KeyCorp Separation Pay Plan, which generally covers all employees, including our Named Executive Officers, and provides separation pay upon termination as a result of a reduction in staff. The amount of separation pay provided under the KeyCorp Separation Pay Plan may not exceed 52 weeks of separation pay, capped at an amount equal to two times the limit in effect under Section 401(a)(17) of the Internal Revenue Code for the year of separation (that cap was $610,000 in 2022). In addition, in the event of a termination of employment in connection with which we enter into a separation agreement with an executive officer (which we refer to as a “Termination Under Limited Circumstances”), our executive officers, including our Named Executive Officers, would be eligible to receive a similar separation pay benefit of up to 52 weeks of severance pay, and such other payments and benefits as may be negotiated at the time of separation and set out in the separation agreement. Our separation practices for executive officers are described in the Potential Payments Upon Termination or Change of Control table on pages 52 and 53 of this proxy statement.

Change of Control Agreements

We have entered into a Change of Control Agreement with each Named Executive Officer. We use Change of Control Agreements to help attract and retain executive talent. The Compensation Committee and the Board each believes that it is in the best interests of shareholders to ensure that our Named Executive Officers are able to evaluate objectively the merits of a potential transaction without being distracted by its potential impact on their personal employment situations. Most companies in our Peer Group maintain similar change of control arrangements for their executive officers. Our Change of Control Agreements are described in the Potential Payments Upon Termination or Change of Control table on pages 52 and 53 of this proxy statement.

How We Make Pay Decisions

We seek to maintain a competitive level and mix of pay that is reflective of the market in which we compete for talent. We do this by reviewing the levels and types of compensation paid to executive officers in similar positions at companies in our Peer Group and the other companies with which we compete for talent.

Peer Group

In setting compensation for our Named Executive Officers, the Compensation Committee examines the compensation data of our peer companies provided by Compensation Advisory Partners (“CAP”), an independent executive compensation advisory firm retained by the Compensation Committee, to better understand whether our pay practices remain appropriate when measured against the competitive landscape. While this market data is useful, the Compensation Committee does not rely only on this data for targeting compensation levels, but uses it as a basis for validating relative competitive pay for our Named Executive Officers. The Compensation Committee also considers market conditions, promotions, individual performance, survey data, and other relevant circumstances as it determines our Named Executive Officers’ compensation levels.

For 2022, the Compensation Committee decided to continue to use the same Peer Group as 2021. This Peer Group was identified based on a multi-dimensional review, focusing on regional bank peers and considering factors such as the regulatory environment and expectations, as well as relative asset size, revenue, and market capitalization.

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Compensation Discussion and Analysis

The Peer Group listed below is the group of regional banks against which we can compare our financial performance for purposes of our annual and long-term incentives and is group we look to for insights on pay practices of relatively similar institutions, differences in business model and focus areas for each member of the Peer Group may cause challenges in making comparisons among members of the Peer Group. For example, Key’s distinctive commercial and investment banking capabilities focused on middle-market clients often lead Key to compete with large universal banks and boutique investment firms rather than the peers identified below. In addition, our commercial and investment banks often compete on a national scale, and leaders of those lines of business are aligned with higher relative pay expectations as a result of our need to attract and retain top talent in these areas.

The companies in our Peer Group maintain a strong brand and reputation and actively compete with us for executive talent. The companies in our 2022 Peer Group are listed below in alphabetical order.

•	Citizens Financial Group, Inc.

•	Comerica Incorporated

•	Fifth Third Bancorp

•	Huntington Bancshares Incorporated

•	M&T Bank Corporation
•	The PNC Financial Services Group, Inc.

•	Regions Financial Corporation

•	Truist Financial Corporation

•	U.S. Bancorp

•	Zions Bancorporation

As of December 31, 2022, the average asset size, full year revenue, and market capitalization of the Peer Group compared to our asset size, total revenue, and market capitalization is set forth in the table below:

Role of the Compensation Committee

The Compensation Committee sets the pay and evaluates the performance of our CEO, with input from the full Board, and reviews and approves the compensation of a select group of other executives, including the Named Executive Officers. The Compensation Committee, as part of its oversight of the management and organizational structure of Key, annually reviews KeyCorp’s management succession plan for the CEO and other senior executives and oversees leadership development and diversity and inclusion efforts.

Our CEO attends Compensation Committee meetings and provides information and input about the pay levels and performance of our Named Executive Officers, other than himself. The Compensation Committee regularly meets in executive session, during which no member of management is present, to discuss any recommendations and approve pay actions for our Named Executive Officers, including our CEO.

Compensation Consultant

As noted above, the Compensation Committee has retained the services of CAP. At the Compensation Committee’s request, CAP provides it with information on current trends in compensation design and emerging compensation practices. CAP also provides the Compensation Committee with an annual review and analysis of the compensation programs of our Peer Group, which it updates during the latter half of the year to determine whether the compensation targets of our Named Executive Officers remain competitive. CAP reports directly to, and serves at the sole pleasure of, the Compensation Committee. CAP provided no services to us other than the executive compensation consulting services that were requested by the Compensation Committee.

As part of its annual evaluation of its advisors, the Compensation Committee solicited information from CAP regarding any actual or perceived conflicts of interest and to evaluate its independence. Based on the information received from CAP, the Compensation Committee believes that the work CAP performed in 2022 did not raise a conflict of interest and that CAP is independent.

38

Compensation Discussion and Analysis

Tally Sheets

The Compensation Committee reviews Tally Sheets annually for our Named Executive Officers, which include a review of the estimated value of severance payments, the accumulated value of vested and unvested equity awards, and retirement benefits. The Tally Sheets also allow the Compensation Committee to review and compare summary compensation table pay, realized pay, and realizable pay in order to fully evaluate our compensation program and practice. The Compensation Committee also reviews the levels and types of compensation provided to executive officers in similar positions at companies in our Peer Group. These practices allow the Compensation Committee to evaluate the total compensation package provided to our Named Executive Officers and consider the impact of isolated adjustments or incremental changes to specific elements of compensation.

Stock Ownership Guidelines

We impose robust stock ownership guidelines, ranging from six times base salary for our CEO, with a minimum direct ownership requirement of 10,000 common shares, to three times base salary for our other executive officers, with a minimum direct ownership requirement of 5,000 common shares. Executives are encouraged to meet our stock ownership guidelines within three years and are required to comply within five years. As of February 28, 2023, all of our Named Executive Officers, including our current CEO, satisfied their share ownership requirements.

In furtherance of these guidelines, we subject shares earned through our long-term incentive compensation program to post-vesting holding requirements, so that each Named Executive Officer must hold the net shares acquired upon vesting of equity awards until our stock ownership guidelines are satisfied. Further, our insider trading policy requires that our CEO notify the Chair of the Compensation Committee before engaging in any discretionary transactions involving our shares and does not permit the use of so-called “10b5-1” trading plans for our executive officers.

Consideration of Our Say-on-Pay Shareholder Vote

We continue to receive strong shareholder support for our Named Executive Officers’ compensation program, as reflected in the results of our annual “say-on-pay” proposals, which has received an average of 93% support over the past five years. We view the results of our say-on-pay votes as evidence that our executive compensation program provides pay for performance and appropriately aligns the interests of our Named Executive Officers with those of our shareholders.

Shareholder Outreach

Key maintains an active shareholder engagement program through which we periodically receive feedback from and have discussions with investors on a variety of topics, including discussions around our compensation philosophy and structure. These continuing conversations with our investors help us better understand matters of importance to our investors regarding our executive compensation program and help us to shape our pay-for-performance strategy. For more information, please see “Shareholder Engagement” on pages 18 and 19 of this proxy statement.

Compensation Committee Independence, Interlocks and Insider Participation

The members of the Compensation Committee who served on such committee during 2022 are Alexander M. Cutler, Barbara R. Snyder (Chair), Richard J. Tobin, and Todd J. Vasos, each of whom is an independent director under KeyCorp’s categorical independence standards, the general independence standards for directors established by the New York Stock Exchange, and the heightened independence standards required of Compensation Committee members by the New York Stock Exchange. No member of the Compensation Committee during 2022 is a current, or during 2022 was, a former officer or employee of KeyCorp or any of its subsidiaries or affiliates. During 2022, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. In 2022, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee.

Tax and Accounting Considerations

In structuring our executive compensation program, the Compensation Committee considers the tax and accounting treatment of our executive compensation arrangements; however, those considerations are not controlling factors in the design of our executive compensation program. For example, pursuant to Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”), compensation paid to any of our “covered employees” generally will not be deductible, to the extent that it exceeds $1,000,000 in the applicable taxable year. As has historically been the case, however, the Compensation Committee reserves the ability to pay compensation to our executives in appropriate circumstances, even if such compensation is not deductible under Section 162(m).

39

Compensation Discussion and Analysis

Definitions of Certain Financial Goals

As described previously in this Compensation Discussion and Analysis, we use a balanced mix of financial and strategic goals to measure performance under our annual incentive plan and for purposes of determining the vesting of performance awards. The financial goals are defined as follows:

•

Adjusted EPS & Adjusted Cumulative EPS (non-GAAP measure): Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding, adjusted to remove the impact of the change in loan and lease loss provision and pension settlement charge.

•

Adjusted Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP), adjusted to remove the impact of the change in loan and lease loss provision and pension settlement charge, divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock.

•

Cash Efficiency Ratio (non-GAAP measure): Noninterest expense (GAAP) less intangible asset amortization divided by net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP).

•	EPS: Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding.

•	PPNR (non-GAAP measure): Net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP) less noninterest expense (GAAP), all from continuing operations.

•

Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, less average purchased credit card relationships, less average preferred stock, and subject to additional adjustments as applicable and as described above.

•	Net Charge-Offs: Total loans charged off less total loan recoveries, all from continuing operations.

•	Tangible Common Equity (non-GAAP measure): KeyCorp shareholders’ equity (GAAP) less intangible assets, less purchased credit card relationships, less preferred stock.

•

Total Shareholder Return: Based on average closing share price over the last 20 trading days in the base year (i.e., for performance shares awarded in 2021, the last 20 trading days of 2020) versus average closing share price in the last 20 days in year three, plus investment of dividends paid during the measurement period.

Cash Efficiency Ratio, EPS, PPNR, and Return on Tangible Common Equity also exclude notable items and other major restructuring charges. There were no notable items in 2022. A reconciliation of GAAP to non-GAAP financial measures can be found on pages 14 and 15 of our Fourth Quarter 2022 Earnings Release attached as Exhibit 99.1 to Form 8-K filed on January 19, 2023, as well as below in “Additional GAAP to Non-GAAP Reconciliations.”

In its judgment, the Compensation Committee may adjust the performance goals for certain extraordinary items identified by the Compensation Committee to reflect changes in accounting, the regulatory environment, strategic corporate transactions, and other unusual or unplanned events.

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Compensation Discussion and Analysis

Additional GAAP to Non-GAAP Reconciliations

Year ended December 31,
Dollars in millions		2022
Adjusted average tangible common equity
Average Key shareholders’ equity (GAAP)		$12,616
Less:	Intangible assets (average) (c)	2,839
	Preferred Stock (average)	2,114
	Average tangible common equity	9,777
Adjusted income (loss) from continuing operations attributable to Key common shareholders
Income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$1,793
Less:	Impact of change in loan and lease loss provision (after-tax)	279
Less:	Impact of pension settlement (after-tax)	(10)
	Adjusted Income (loss) from continuing operations attributable to Key common shareholders (non-GAAP)	$2,082

Year ended December 31,
Dollars in millions		2022
Adjusted Return on average tangible common equity from continuing operations
Adjusted Income (loss) from continuing operations attributable to Key common shareholders (non-GAAP)		$2,082
Adjusted average tangible common equity (non-GAAP)		$9,777
Adjusted Return on average tangible common equity from continuing operations (non-GAAP)		21.3%
Adjusted earnings per share from continuing operations attributable to Key common shareholders - assuming dilution
Per Common Share - Income (loss) from continuing operations attributable to Key common shareholders assuming dilution		$1.92
Less:	Net impact of change in loan and lease loss provision and pension settlement.	0.31
Adjusted Per Common Share - Income (loss) from continuing operations attributable to Key common shareholders assuming dilution		$2.23

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Compensation and Organization Committee Report

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth beginning on page 24 of this proxy statement and, based on this review and discussion, has recommended to the KeyCorp Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Organization Committee of the KeyCorp Board of Directors

Barbara R. Snyder (Chair)

Alexander M. Cutler

Richard J. Tobin

Todd J. Vasos

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Compensation of Executive Officers and Directors

Compensation of Executive Officers and Directors

2022 Summary Compensation Table

The following table sets forth the compensation paid to, awarded to, or earned by the Named Executive Officers with respect to the years ended December 31, 2022, 2021, and 2020, to the extent applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($) (See chart below)(5)	Total ($)

Christopher M. Gorman Chairman and CEO	2022	1,150,000	—	6,479,961	719,997	2,025,000	14,895	73,774	10,463,627
	2021	1,000,000	—	3,869,989	429,997	3,300,000	15,862	37,636	8,653,484
	2020	927,692	—	2,879,987	320,000	1,710,000	25,425	27,551	5,890,655

Donald R. Kimble CFO, CAO and Vice Chair	2022	800,000	—	2,159,961	239,997	2,262,500	—	18,300	5,480,758
	2021	800,000	—	2,569,968	229,999	2,400,000	—	20,300	6,020,267
	2020	800,000	—	2,479,965	219,999	1,900,000	—	19,500	5,419,914

Andrew J. “Randy” Paine III Head of Institutional Bank	2022	600,000	—	2,249,972	249,997	1,425,000	10,389	18,300	4,553,658
	2021	600,000	—	2,159,963	239,997	2,200,000	12,186	20,300	5,232,446
	2020	600,000	—	2,069,978	229,998	1,450,000	19,533	19,950	4,389,459

Angela G. Mago Head of Commercial Bank	2022	600,000	—	1,709,982	189,994	1,125,000	2,066	18,300	3,645,342
	2021	600,000	—	1,349,985	149,998	1,900,000	8,232	20,300	4,028,515
	2020	600,000	—	1,439,975	160,000	1,150,000	13,195	19,950	3,383,120

Amy G. Brady Chief Information Officer	2022	700,000	—	1,349,963	149,997	975,000	—	18,300	3,193,260
	2021	700,000	—	1,349,985	149,998	1,450,000	—	20,300	3,670,283
	2020	700,000	—	2,259,967	139,999	1,075,000	—	22,171	4,197,137

(1)

Amounts reported as “Stock Awards” reflect the grant date fair value of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 17 to the Consolidated Financial Statements contained in our 2022 Annual Report for an explanation of the assumptions made in valuing these awards.

On February 14, 2022, Mss. Brady and Mago and Messrs. Gorman, Kimble and Paine received stock awards consisting of a target number of cash performance shares and restricted stock units representing 60% and 30%, respectively, of each executive’s long-term incentive opportunity for the 2022 annual grant cycle. The target number of cash performance shares and restricted stock units awarded to each Named Executive Officer was determined by dividing the dollar amount of the Named Executive Officer’s cash or stock performance share and restricted stock unit awards by the grant date closing price of our common shares (rounded down to the nearest whole share). On February 14, 2022, the closing price of our common shares was $25.91.

If our performance during the measurement period resulted in the maximum number of 2022 cash performance shares vesting, our executives would be entitled to a maximum award with a grant date fair value of the maximum award set forth in the following table.

Named Executive Officer	Grant Date Fair Value of Performance Shares at Maximum Award ($)
Christopher M. Gorman	$6,479,961
Donald R. Kimble	$2,159,961
Andrew J. “Randy” Paine III	$2,249,972
Angela G. Mago	$1,709,982
Amy G. Brady	$1,349,976

Additional information about the stock awards granted to our Named Executive Officers in 2022 can be found in the 2022 Grants of Plan-Based Awards Table on page 45 of this proxy statement.

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Compensation of Executive Officers and Directors

(2)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options calculated in accordance with FASB ASC Topic 718. On February 14, 2022, each Named Executive Officer received a long-term incentive award consisting, in part, of an award of nonqualified stock options. The exercise price per share of each option award granted on that date is 110% of the closing price of our common shares on February 14, 2022, the date of grant. See Note 17 to the Consolidated Financial Statements contained in our 2022 Annual Report for an explanation of the assumptions made in valuing stock options granted to our Named Executive Officers in 2022.

(3)

Amounts reported as “Non-Equity Incentive Plan Compensation” reflect annual incentives earned by each Named Executive Officer for the applicable year and paid in the immediately following year. Mr. Kimble was awarded a total incentive of $4,525,000 for 2022, 50% of which ($2,262,500) was paid to him in cash and 50% of which ($2,262,500) was subject to mandatory deferral and delivered in the form of restricted stock units subject to a 4-year ratable vesting schedule.

(4)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the interest credits allocated to Ms. Mago and Messrs. Gorman and Paine under the frozen Consolidated Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan. We froze our pension benefits for all employees, including the Named Executive Officers, effective December 31, 2009, as described in the narrative to the 2022 Pension Benefits Table beginning on page 50 of this proxy statement. No above market or preferential earnings were paid to any Named Executive Officer on nonqualified deferred compensation.

(5)	The following table sets forth detail about the amounts reported in the “All Other Compensation” column.

Name	Executive Physical ($)(a)	Executive Security ($)(b)	Transportation ($)(c)	Insurance Policy ($)(d)	Matching Contribution ($)(e)	Total ($)
Christopher M. Gorman	2,991	2,338	49,940	205	18,300	73,774
Donald R. Kimble	—	—	—	—	18,300	18,300
Andrew J. “Randy” Paine III	—	—	—	—	18,300	18,300
Angela G. Mago	—	—	—	—	18,300	18,300
Amy G. Brady	—	—	—	—	18,300	18,300

(a)	The maximum benefit utilized by any Named Executive Officer was $2,991. For privacy reasons, this amount is shown for Mr. Gorman, regardless of actual usage.

(b)

Based on the recommendations of an independent security study, the Compensation Committee approved a comprehensive security program for Mr. Gorman and select executives. Under this program, we pay for certain security upgrades and ongoing monitoring.

(c)

The Compensation Committee has authorized, and in some instances required, Mr. Gorman to use a secure automobile and professionally trained driver for business travel. Mr. Gorman does not use the car or driver for personal travel; however, some use of the car and driver occurring adjacent to business use is being reported as a perquisite. The Compensation Committee has also authorized Mr. Gorman’s personal use of Key’s corporate aircraft in order to ensure Mr. Gorman’s availability to Key and for Mr. Gorman’s safety and security, up to an annual limit of $125,000. This column reflects $2,078 in value attributable to Mr. Gorman’s use of Key’s car and driver and $47,862 in value attributable to Mr. Gorman’s personal use of Key’s aircraft.

(d)	The amount in this column reflects the premium cost of a disability insurance policy for Mr. Gorman, which was purchased for Mr. Gorman prior to his becoming an executive officer at Key.

(e)	The amounts in this column consist of Company matching contributions to the qualified 401(k) Savings Plan. For more information about this plan, see page 36 of this proxy statement.

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Compensation of Executive Officers and Directors

2022 Grants of Plan-Based Awards Table

	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards (# of Shares or Units)(3)	All Other Option Awards (# of Shares Underlying Options)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Christopher M. Gorman		1,350,000	2,700,000	5,400,000	—	—	—	—	—	—	—

	2/14/22	—	—	—	83,365	166,730	250,095	—	—	—	4,319,974

	2/14/22	—	—	—	—	—	—	—	124,567	28.50	719,997

	2/14/22	—	—	—	—	—	—	83,365	—	—	2,159,987

Donald R. Kimble		1,862,500	3,725,000	7,450,000	—	—	—	—	—	—	—

	2/14/22	—	—	—	27,788	55,576	83,364	—	—	—	1,439,974

	2/14/22	—	—	—	—	—	—	—	41,522	28.50	239,997

	2/14/22							27,788			719,987

Andrew J. “Randy” Paine III		950,000	1,900,000	3,800,000	—	—	—	—	—	—	—

	2/14/22	—	—	—	28,946	57,892	86,838	—	—	—	1,499,982

	2/14/22	—	—	—	—	14,473	—	—	43,252	28.50	249,997

	2/14/22	—	—	—	—	—	—	28,946	—	—	749,991

Angela G. Mago		750,000	1,500,000	3,000,000	—	—	—	—	—	—	—

	2/14/22	—	—	—	21,999	43,998	65,997	—	—	—	1,139,988

	2/14/22	—	—	—	—	—	—	—	32,871	28.50	189,994

	2/14/22	—	—	—	—	—	—	21,999	—	—	569,994

Amy G. Brady		650,000	1,300,000	2,600,000	—	—	—	—	—	—	—

	2/14/22	—	—	—	17,367	34,735	52,103	—	—	—	899,984

	2/14/22	—	—	—	—	—	—	—	25,951	28.50	149,997

	2/14/22	—	—	—	—	—	—	17,367	—	—	449,979

(1)

Amounts reported as “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflect the threshold (50% of target), target, and maximum (200% of target) individual annual incentive opportunity granted to each of the Named Executive Officers for the one-year performance period ended December 31, 2022. The maximum individual opportunity that any Named Executive Officer can earn is different than the maximum funding level of our Annual Incentive Plan described in the Compensation Discussion and Analysis section of this proxy statement. Actual annual incentive payments are reflected in “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table on page 43 of this proxy statement.

(2)

Amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column reflect the threshold (50% of target), target, and maximum (150% of target) long-term incentive awards in the form of cash performance shares that each Named Executive Officer could earn for the three-year performance period beginning on January 1, 2022, and ending December 31, 2024. Our performance share awards are discussed in the Compensation Discussion and Analysis section of this proxy statement. The dollar value awarded to each of the Named Executive Officers as cash performance shares was converted into a book entry target number of phantom shares that track our stock price and pay out in the form of cash. The price at which the cash performance shares were converted into phantom shares was based on the $25.91 closing price of our common shares on February 14, 2022, the grant date. Please see footnote 1 to the 2022 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. All performance shares earn dividend equivalents on the target number of shares, which are reinvested and subject to the same terms and restrictions otherwise applicable to the underlying performance shares.

(3)

Amounts reported in the “All Other Stock Awards” column are the number of restricted stock units granted to each of the Named Executive Officers during 2022. The restricted stock units granted on February 14, 2022, generally vest in four equal annual installments following the grant date.

(4)

Amounts reported in the “All Other Option Awards” column are the number of KeyCorp common shares underlying the stock options granted to each of the Named Executive Officers on February 14, 2022. Stock options granted in 2022 generally vest in four equal annual installments following the grant date.

(5)

We set the exercise price of all stock options using 110% of the $25.91 closing price of our common shares on February 14, 2022, the grant date. Please see footnote 2 to the 2022 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. The Compensation Committee does not reprice options. We have not and will not back-date options, nor do we provide loans to employees in order to exercise options.

(6)

Amounts reported in the “Grant Date Fair Value of Stock and Options Awards” column represent the aggregate grant date fair value of equity awards granted during the respective year. The accounting assumptions used in calculating the grant date fair value for the equity awards are described in Note 17 to the Consolidated Financial Statements contained in our 2022 Annual Report.

The impact of terminations and a change of control on the awards reported in the Grants of Plan-Based Awards Table is shown in more detail in the Potential Payments Upon Termination or Change of Control table on pages 52 and 53 of this proxy statement.

45

Compensation of Executive Officers and Directors

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each Named Executive Officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2022, (ii) each award of restricted stock units that had not vested and remained outstanding as of December 31, 2022, and (iii) each award of performance shares or cash performance shares that had not vested and remained outstanding as of December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher M. Gorman	2/17/2014	38,022	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	57,736	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	112,149	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	52,173	—	18.96	2/20/2027	—	—	—	—

	2/19/2018	50,781	—	21.02	2/19/2028	—	—	—	—

	2/18/2019	68,404	22,801	17.51	2/18/2029	—	—	—	—

	2/24/2020	54,054	54,054	18.98	2/24/2030	—

	2/15/2021	31,805	95,413	20.98	2/15/2031

	2/14/2022	—	124,567	28.50	2/14/2032

	Aggregate non- option awards	—	—	—	—	307,960	5,364,667	392,923	6,844,725

Donald R. Kimble	2/17/2014	22,813	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	30,023	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	70,093	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	32,608	—	18.96	2/20/2027	—	—	—	—

	2/19/2018	30,273	—	21.02	2/19/2028	—	—	—	—

	2/18/2019	43,974	14,657	17.51	2/18/2029	—	—	—	—

	2/24/2020	37,162	37,162	18.98	2/24/2030	—	—	—	—

	2/15/2021	17,012	51,035	20.98	2/15/2031

	2/14/2022

		—	41,522	28.50	2/14/2032

	Aggregate non- option awards	—	—	—	—	201,757	3,514,613	217,574	3,790,145

Andrew J. “Randy” Paine III	2/17/2014	13,307	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	21,362	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	89,953	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	39,130	—	18.96	2/20/2027	—	—	—	—

	2/19/2018	37,109	—	21.02	2/19/2028	—	—	—	—

	2/18/2019	48,860	16,286	17.51	2/18/2029	—	—	—	—

	2/24/2020	38,852	38,850	18.98	2/24/2030	—	—	—	—

	2/15/2021	17,752	53,253	20.98	2/15/2031	—	—	—	—

	2/14/2022

		—	43,252	28.50	2/14/2032	—	—	—	—

	Aggregate non- option awards	—	—	—	—	180,167	3,138,516	182,631	3,181,439

Angela G. Mago	3/1/2013	5,352	—	9.33	3/1/2023	—	—	—	—

	2/17/2014	3,612	—	12.92	2/17/2024	—	—	—	—

	2/16/2015	15,011	—	14.11	2/16/2025	—	—	—	—

	2/15/2016	62,850	—	10.49	2/15/2026	—	—	—	—

	2/20/2017	22,826	—	18.96	2/20/2027	—	—	—	—

	2/19/2018	22,460	—	21.02	2/19/2028	—	—	—	—

	2/18/2019	33,591	11,197	17.51	2/18/2029	—	—	—	—

	2/24/2020	27,028	27,026	18.98	2/24/2030

	2/15/2021	11,095	33,283	20.98	2/15/2031

	2/14/2022	—	32,871	28.50	2/14/2032

	Aggregate non- option awards	—	—	—	—	125,004	2,177,576	122,295	2,130,383

46

Compensation of Executive Officers and Directors

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Amy G. Brady	2/16/2015	13,856	—	14.11	2/16/2025	—	—	—	—

	2/20/2017	14,130	—	18.96	2/20/2027	—	—	—	—

	2/19/2018	19,531	—	21.02	2/19/2028	—	—	—	—

	2/18/2019	34,202	11,400	17.51	2/18/2029	—	—	—	—

	2/24/2020	23,649	23,648	18.98	2/24/2030	—	—	—	—

	2/15/2021	11,095	33,283	20.98	2/15/2031	—	—	—	—

	2/14/2022	—	25,951	28.50	2/14/2032

	Aggregate non- option awards	—	—	—	—	171,196	2,982,237	112,636	1,962,111

(1)	This column shows the number of common shares underlying outstanding stock options that have vested but have not yet been exercised as of December 31, 2022.

(2)

This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2022. The remaining vesting dates are shown in the following table. All options described below vest in four equal annual installments from the grant date.

Name	Grant Date	Options Outstanding	Remaining Vesting Dates

Christopher M. Gorman	2/18/2019	22,801	2/17/2023

	2/24/2020	54,054	2/24/2023, 2/24/2024

	2/15/2021	95,413	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	124,567	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

Donald R. Kimble	2/18/2019	14,657	2/17/2023

	2/24/2020	37,162	2/24/2023, 2/24/2024

	2/15/2021	51,035	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	41,522	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

Andrew J. “Randy” Paine III	2/18/2019	11,197	2/17/2023

	2/24/2020	27,026	2/24/2023, 2/24/2024

	2/15/2021	33,283	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	32,871	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

Angela G. Mago	2/18/2019	16,286	2/17/2023

	2/24/2020	38,850	2/24/2023, 2/24/2024

	2/15/2021	53,253	2/17,2023, 2/17,2024, 2/17,2025

	2/14/2022	43,252	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

Amy G. Brady	2/18/2019	11,400	2/17/2023

	2/24/2020	23,648	2/24/2023, 2/24/2024

	2/15/2021	33,283	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	25,951	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

(3)

This column shows the exercise price for each stock option reported in the table, which was at least 100% of the fair market value of our common shares on the grant date (or 110%, for stock options granted in 2021 and 2022).

47

Compensation of Executive Officers and Directors

(4)

This column shows the aggregate number of restricted stock units outstanding as of December 31, 2022, and the number of 2020 performance shares or cash performance shares earned based on performance of 113% through December 31, 2022, that remain outstanding as of that date. The remaining vesting dates are shown in the following table. All awards described below vest in four equal annual installments from the grant date, unless otherwise noted under “Vesting Schedules.”

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates	Vesting Schedules

Christopher M. Gorman	2/18/2019	18,950	2/17/2023

	2/24/2020	108,876	2/17/2023	Performance shares vest in full on 2/17/2023.

	2/24/2020	38,437	2/24/2023, 2/24/2024

	2/15/2021	54,762	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	86,935	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

Donald R. Kimble	2/18/2019	12,182	2/17/2023

	2/24/2020	74,851	2/17/2023	Performance shares vest in full on 2/17/2023.

	2/24/2020	30,029	2/17/2023	100% vests on 2/17/2023, subject to performance

	2/24/2020	26,426	2/24/2023, 2/24/2024

	2/15/2021	29,291	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	28,978	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

Andrew J. “Randy” Paine III	2/18/2019	13,536	2/17/2023

	2/24/2020	78,253	2/17/2023	Performance shares vest in full on 2/17/2023.

	2/24/2020	27,627	2/24/2023, 2/24/2024

	2/15/2021	30,565	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	30,186	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

Angela G. Mago	2/18/2019	9,305	2/17/2023

	2/24/2020	54,437	2/17/2023	Performance shares vest in full on 2/17/2023.

	2/24/2020	19,218	2/24/2023, 2/24/2024

	2/15/2021	19,102	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	22.941	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

Amy G. Brady	2/18/2019	9,475	2/17/2023

	2/24/2020	47,632	2/17/2023	Performance shares vest in full on 2/17/2023.

	2/24/2020	16,816	2/24/2023, 2/24/2024

	2/24/2020	60,060	2/24/2023	100% vests 3 years from the grant date

	2/15/2021	19,102	2/17/2023, 2/17/2024, 2/17/2025

	2/14/2022	18,111	2/17/2023, 2/17/2024, 2/17/2025, 2/17/2026

(5)

This column shows the aggregate number of performance shares granted to the NEOs in 2021 and 2022 that were outstanding as of December 31, 2022, with the cash performance shares for 2021 shown at the maximum value of 150%, and the cash performance shares for 2022 shown at the target value of 100%, each based on performance as of December 31, 2022, and the stock-settled performance shares granted to Mr. Kimble in 2021 shown at target. The vesting dates for each award of performance shares (including reinvested dividends) are shown in the following table. All awards described below vest in full after three years from the grant date, unless otherwise noted.

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates
Christopher M. Gorman	2/15/2021	219,053	2/17/2024
	2/14/2022	173,870	2/17/2025
Donald R. Kimble	2/15/2021	117,166	2/17/2024
	2/15/2021	42,452	2/17/2024
	2/14/2022	57,956	2/17/2025
Andrew J. “Randy” Paine III	2/15/2021	91,696	2/17/2024
	2/14/2022	45,278	2/17/2025
	2/15/2021	30,564	2/17/2024
	2/14/2022	15,093	2/17/2025
Angela G. Mago	2/15/2021	76,413	2/17/2024
	2/14/2022	45,882	2/17/2025
Amy G. Brady	2/15/2021	76,413	2/17/2024
	2/14/2022	36,223	2/17/2025

48

Compensation of Executive Officers and Directors

2022 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of restricted stock units during the year ended December 31, 2022, for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Award Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Christopher M. Gorman	53,521	433,253	2/17/2022(2)	110,669	2,847,513

	—	—	2/17/2022(3)	14,492	372,889

	—	—	2/17/2022(4)	18,173	467,581

	—	—	2/17/2022(5)	17,505	450,415

	—	—	2/24/2022(6)	18,430	444,716

				179,269	4,583,114

Donald R. Kimble	—	—	2/17/2022(2)	70,107	1,803,868

	—	—	2/17/2022(3)	8,639	222,274

	—	—	2/17/2022(4)	11,682	300,590

	—	—	2/17/2022(5)	9,363	240,921

	—	—	2/24/2022(6)	12,670	305,736

	—	—	3/1/2022(7)	32,450	746,026

	—	—	3/15/2022(8)	265	6,328

				145,178	3,625,742

Andrew J. “Randy” Paine III	—	—	2/17/2022(2)	78,935	2,030,994

	—	—	2/17/2022(3)	10,591	272,499

	—	—	2/17/2022(4)	12,980	333,982

	—	—	2/17/2022(5)	9,770	251,388

	—	—	2/24/2022(6)	13,246	319,637

				125,522	3,208,499

Angela G. Mago	—	—	2/17/2022(2)	54,346	1,398,323

	—	—	2/17/2022(3)	6,409	164,904

	—	—	2/17/2022(4)	8,923	229,595

	—	—	2/17/2022(5)	6,107	157,134

	—	—	2/24/2022(6)	9,215	222,358

				85,000	2,172,314

Amy G. Brady	—	—	2/17/2022(2)	55,334	1,423,744

	—	—	2/17/2022(3)	5,574	143,409

	—	—	2/17/2022(4)	9,086	233,776

	—	—	2/17/2022(5)	6,107	157,134

	—	—	2/24/2022(6)	8,063	194,557

				84,163	2,152,620

(1)

The value realized on exercise of an option award equals the number of shares for which the option was exercised multiplied by the excess of the closing market price of our common stock on the exercise date over the exercise price per share.

(2)

Mss. Brady, and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of performance shares as part of our annual long-term incentive program on February 18, 2019, which were earned based on our performance between 2019 and 2021 and fully vested and were paid in cash on February 17, 2022, except for the awards earned by Messrs. Kimble and Paine, who both elected to defer payment a portion of their performance awards under the Long-Term Incentive Deferral Plan (see page 52 of this proxy statement). In particular, Mr. Kimble elected to defer payment of 59,352 performance shares, with a vesting date value of $1,527,137, and Mr. Paine elected to defer payment of 20,607 performance shares, with a vesting date value of $530,225.

(3)	Mss. Brady and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 19, 2018, one-quarter of which vested on February 17, 2022.

(4)	Mss. Brady and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 18, 2019, one-quarter of which vested on February 17, 2022.

(5)	Mss. Brady and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 24, 2020, one-quarter of which vested on February 24, 2022.

(6)	Mss. Brady and Mago and Messrs. Kimble, Gorman, and Paine each received a grant of restricted stock units on February 15, 2021, one-quarter of which vested on February 17, 2022.

49

Compensation of Executive Officers and Directors

(7)	Mr. Kimble received a grant of stock-settled performance awards on February 18, 2019, 100% of which vested on March 1, 2022.

(8)

The stock-settled performance award described in footnote 7 was eligible for a dividend announced before the award vested. Mr. Kimble received payment of the dividend attributable to that award on the same date that all other eligible Key shareholders received payment for the dividend.

2022 Pension Benefits Table

The following table presents information about the Named Executive Officers’ participation in KeyCorp’s defined benefit pension plans. Values for participating Named Executive Officers are reported as of December 31, 2022. Named Executive Officers who have not participated in KeyCorp’s defined benefit pension plans are excluded from this table.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Christopher M. Gorman	Consolidated Cash Balance Pension Plan	18	228,809	—

	Second Excess Cash Balance Pension Plan	18	750,363	—

Andrew J. “Randy” Paine III	Consolidated Cash Balance Pension Plan	16	228,891

	Second Excess Cash Balance Pension Plan	16	523,356	—

Angela G. Mago	Consolidated Cash Balance Pension Plan	22	404,114

	Second Excess Cash Balance Pension Plan	22	104,062	—

KeyCorp previously maintained both a qualified Consolidated Cash Balance Pension Plan (the “Pension Plan”) and a nonqualified Second Excess Cash Balance Pension Plan (the “Excess Plan”) in which employees, including Named Executive Officers, could participate. Credited service for Pension Plan and Excess Plan purposes was frozen as of December 31, 2009. Vesting service, however, continues to accrue.

Pension Plan

Effective December 31, 2009, KeyCorp froze the Pension Plan. Benefits accrued through December 31, 2009, will continue to be credited with interest until the participant commences distribution of benefits. The Pension Plan’s interest crediting rate is established annually and is based on the rate for 30-year U.S. Treasury securities. For 2022, the Pension Plan’s interest crediting rate was 2.01%. For 2023, the Pension Plan’s interest crediting rate is 2.79%, Participants’ Pension Plan distributions may be made upon the participant’s retirement, termination of employment, or death. Distributions may be made in the form of a single lump sum payment, in the form of an annuity, or in a series of actuarially equivalent installments.

Excess Plan

KeyCorp established the Excess Plan effective January 1, 2005, and the Excess Plan was frozen on December 31, 2009. Benefits that accrued through December 31, 2009, continue to be credited with interest until distribution. The Excess Plan’s interest crediting rate is the same as the interest crediting rate for the Pension Plan. To be eligible to receive a distribution from the Excess Plan, a participant must be age 55 or older with a minimum of five years of vesting service. Participants who are involuntarily terminated for reasons other than for cause may receive a distribution of their Excess Plan benefits provided that, at the time of termination, the participant (i) has a minimum of 25 years of vesting service with KeyCorp and (ii) enters into an employment separation agreement (containing a full release with noncompete and nonsolicitation requirements) with us. Distributions are in the form of an annuity or actuarially equivalent installments (unless the participant’s benefit is under $50,000, in which case it is distributed as a single lump sum payment).

Ms. Mago and Messrs. Gorman and Paine participate in both the Pension Plan and Excess Plan. Mr. Kimble and Ms. Brady do not participate in either of those plans.

50

Compensation of Executive Officers and Directors

2022 Nonqualified Deferred Compensation Table

The following table shows the nonqualified deferred compensation activity for the Named Executive Officers for 2022 under our Second Deferred Savings Plan (“SDSP”), its predecessor, the Deferred Savings Plan (“DSP”) and our Long-Term Incentive Deferral Plan. KeyCorp did not make any Company contributions to the SDSP, DSP or Long-Term Incentive Deferral Plan in fiscal 2022 on behalf of any of our Named Executive Officers.

Name	Executive Contributions in Last FY ($)(1)	KeyCorp Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Christopher M. Gorman – Deferred Savings Plan	—	—	(151,182)	—	7,628,761

Donald R. Kimble – Deferred Savings Plan	—	—	(139,418)	—	574,705

Donald R. Kimble – Second Deferred Savings Plan	40,000	—	(29,720)	—	161,466

Donald R. Kimble – Long-Term Incentive Deferral Plan	1,527,137	—	(493,219)	—	1,033,918

Andrew J. “Randy” Paine III – Deferred Savings Plan	—	—	(659,178)	—	3,448,513

Andrew J. “Randy” Paine III – Second Deferred Savings Plan	390,000	—	(117,785)	—	1,006,720

Andrew J. “Randy” Paine III – Long-Term Incentive Deferral Plan	530,225	—	(171,246)	—	358,979

Angela G. Mago – Deferred Savings Plan	—	—	(386,020)	—	1,667,483

Angela G. Mago – Second Deferred Savings Plan	625,000	—	(160,506)	—	1,127,796

Amy G. Brady – Deferred Savings Plan	—	—	(468,474)	—	1,844,984

Amy G. Brady – Second Deferred Savings Plan	720,000	—	(269,212)	—	1,771,036

(1)

Executive contributions to the SDSP in the last fiscal year are reflected in the 2022 Summary Compensation Table on page 43 of this proxy statement. KeyCorp did not make any Company contributions to the SDSP, DSP or Long-Term Incentive Deferral Plan in 2022 on behalf of any of our Named Executive Officers.

(2)

Aggregate earnings (losses) in the last fiscal year are not reflected in the 2022 Summary Compensation Table on page 43 of this proxy statement because the earnings (losses) were neither preferential nor above-market.

(3)

The aggregate balances at the last fiscal year-end represent the total ending account balance at December 31, 2022, for each Named Executive Officer under each of the SDSP and the DSP and, where applicable, the Long-Term Incentive Deferral Plan. Mr. Kimble elected to defer 80% of his 2019 cash performance share award (otherwise payable in 2022) under the Long-Term Incentive Deferral Plan, and Mr. Paine elected to defer 25% of his 2019 cash performance share award (otherwise payable in 2022) under the Long-Term Incentive Deferral Plan. The aggregate balances reported for the SDSP and the DSP include the following amounts that previously were reported in the Summary Compensation Table for prior fiscal years: Mr. Gorman’s executive contributions of $2,963,462, and KeyCorp contributions of $563,759; Mr. Kimble’s executive contributions of $427,786, and KeyCorp contributions of $54,900; Mr. Paine’s executive contributions of $1,141,108, and KeyCorp contributions of $40,800; Ms. Mago’s executive contributions of $480,000; and Ms. Brady’s executive contributions of $2,255,839, and KeyCorp contributions of $40,500. The grant date fair value of the 2019 cash performance shares deferred by Messrs. Kimble and Paine under the Long-Term Incentive Deferral Plan was reported in the Summary Compensation Table for the 2019 fiscal year.

Second Deferred Savings Plan

KeyCorp maintains the SDSP, effective for deferrals on and after January 1, 2019. Eligible employees are designated by KeyCorp, and participating employees may defer up to 75% of their base salary, 75% of their incentive/commission payments, and 75% of their annual incentive awards under the SDSP. KeyCorp also has the discretion to provide company contributions (which may include matching contributions) under the SDSP. SDSP deferrals are invested on a bookkeeping basis as selected by the participant from a range of notional investment funds. Distributions of vested SDSP benefits are made in accordance with participant elections, either following the participant’s separation from service or on a specified “in-service” payment date during the participant’s employment. The interest-bearing fund is credited with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested SDSP benefits are made following the employee’s separation from service.

Deferred Savings Plan

Prior to 2019, KeyCorp participating employees could elect to defer compensation and receive a matching contribution under the DSP. The DSP was closed to future deferrals upon the adoption of the SDSP. Participating employees were eligible

51

Compensation of Executive Officers and Directors

to defer up to 50% of their base salary and up to 100% of their annual incentive awards (collectively referred to as “participant deferrals”) to the DSP once their compensation for the applicable plan year reached the IRS compensation limits for the year. We provided DSP participants with an employer match on the first 6% of participant deferrals under the DSP in excess of the IRS compensation limits, which employer match could not exceed 6% of the lesser of (i) $500,000 or (ii) the participant’s annual compensation and was subject to a three-year vesting requirement. In 2019, the matching contribution to the DSP was eliminated. DSP account balances are invested on a bookkeeping basis in investment funds that mirror the funds offered under the 401(k) Savings Plan as well as in an interest-bearing fund. The interest-bearing fund is credited with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested DSP benefits are made following the employee’s separation from service.

Long-Term Incentive Deferral Plan

Beginning with performance share awards granted in 2019, executive officers are eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides our executive officers the ability to defer receipt of between 25% and 80% of their performance share award beyond the original vesting date to a date not sooner than their termination date. Performance share awards deferred under the Long-Term Incentive Deferral Plan are credited to participant accounts after the awards are earned and vested. Participant accounts under the Long-Term Incentive Deferral Plan are credited with earnings on a bookkeeping basis based on the value of notional KeyCorp common shares, plus dividend equivalents to be credited (where applicable) consistent with the manner of crediting dividend equivalents pursuant to the terms of the applicable performance share award.

Potential Payments Upon Termination or Change of Control

The following table describes the compensation and benefit enhancements that generally would be provided to the Named Executive Officers in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. We may also negotiate other benefits in connection with the termination of a Named Executive Officer’s employment. The table describes our 2022 equity grant practices. To the extent relevant, prior practices are described in the footnotes.

Termination Event (1)	Severance Pay	Annual Incentive (2)	Stock Options	Restricted Stock Units (4)	Performance Awards	Nonqualified Pension Benefits (5)	Nonqualified Deferred Compensation (6)
Death	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of four years or normal expiration (3)	Full vesting and immediate distribution	Full vesting and immediate distribution at target	Full vesting of unvested balance with five years of service	Full vesting of unvested company contributions
Disability	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of five years or normal expiration (3)	Full vesting and immediate distribution	Full vesting and immediate distribution at target	Full vesting of unvested balance upon termination	Full vesting of unvested company contributions
Retirement	None	Forfeited unless employed on payment date

Pro rata vesting,
or full vesting if
retire on or after
age 60 with 10
years of service
and after the first
anniversary of the
date of grant
(unless otherwise
determined by
the
Compensation
Committee); all
expire at earlier
of five years or
normal expiration
(3)

Pro rata vesting, or full
vesting if retire on or
after age 60 with 10
years of service and
after the first
anniversary of the
date of grant (unless
otherwise determined
by the Compensation
Committee),

distribution on vesting
dates

Pro rata vesting, or full
vesting if retire on or
after age 60 with 10
years of service and
after the first
anniversary of the
date of grant (unless
otherwise determined
by the Compensation
Committee),

distribution on vesting
date

						Full vesting of unvested balance	Full vesting of unvested company contributions with three years of service

52

Compensation of Executive Officers and Directors

Termination Event (1)	Severance Pay	Annual Incentive (2)	Stock Options	Restricted Stock Units (4)	Performance Awards	Nonqualified Pension Benefits (5)	Nonqualified Deferred Compensation (6)
Limited Circumstances	Up to 52 weeks salary continuation	Forfeited unless employed on payment date	Full vesting (unless otherwise determined by the Compensation Committee) on remaining vesting dates; all expire at earlier of five years or normal expiration (7)	Full vesting (unless otherwise determined by the Compensation Committee) and distribution on remaining vesting dates	Full vesting and distribution on vesting date	Unvested balance forfeited unless 25 years of service	Full vesting of unvested company contributions
Change of Control Termination	Two times sum of base salary and the target annual incentive (CEO receives a three- times benefit) Payment equal to 18 months COBRA premiums	Forfeited unless employed on payment date	Full vesting; all expire at earlier of two years or normal expiration	Full vesting and immediate distribution	Full vesting (8)	Full vesting of unvested balance	Full vesting of unvested company contributions Payment equal to two additional years (CEO receives three years) of matching contributions under qualified and nonqualified retirement plans

(1)	For purposes of the table above and, where applicable, the following tables, we define:

“Retirement” to mean a Named Executive Officer’s voluntary termination on or after age 55 with five years of service;

“Limited Circumstances” as a termination in which a Named Executive Officer becomes entitled to severance benefits either (i) under our Separation Pay Plan which generally provides all employees with benefits in the event of a loss of employment due to a reduction in staff, or (ii) pursuant to a separation agreement entered into in connection with the termination. We may negotiate severance arrangements in the context of a Named Executive Officer’s termination which may include the benefits described above for a termination under “Limited Circumstances” or such other benefits as may be negotiated in connection with the termination.

“Change of Control Termination” as a Named Executive Officer’s involuntary termination or voluntary termination for “good reason,” in each case within two years following a change of control.

(2)

Notwithstanding the general rule of forfeiture, all employees are eligible to receive a discretionary prorated annual incentive earned for the year of termination, and we may also pay annual incentives earned with respect to performance in the immediately preceding year, to the extent unpaid at the time of termination.

(4)

Any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full on the remaining vesting dates if an employee terminates as result of a Retirement or Limited Circumstances; however, in the event of a termination of employment due to Death or Disability, any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full and be distributed immediately.

(5)	Please see the narrative to the 2022 Pension Benefits Table for more information about our nonqualified pension plans.

(6)	Please see the narrative to the 2022 Nonqualified Deferred Compensation Table for more information about our nonqualified deferred compensation plans.

(7)	Prior to 2018, vested stock options expired at the earlier of three years or normal expiration.

(8)

Unvested awards that become vested due to a Change of Control Termination vest at target unless both the change of control and termination occur after the end of the performance period, in which case the amount of the award would be based on actual performance. The award would then be distributed immediately.

53

Compensation of Executive Officers and Directors

2022 Post-Termination Tables

The following tables set forth the compensation that would be paid by KeyCorp to the Named Executive Officers assuming a termination of employment and/or Change of Control Termination on December 30, 2022, in the various scenarios outlined below. Except as otherwise noted below, the values reported for stock options, restricted stock units, and performance awards are based on the closing price of KeyCorp common shares on December 30, 2022, of $17.42 (less the applicable exercise price, in the case of stock options).

Christopher M. Gorman

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)

Death	—	—	—	3,468,048	7,246,736	—	—	10,714,784

Disability	—	—	—	3,468,048	7,246,736	—	—	10,714,784

Retirement (2)	—	—	—	1,543,342	3,976,916			5,520,259

Limited Circumstances (3)	1,200,000	—	—	3,468,048	7,246,736	—	—	11,914,784

Change of Control Termination (4)	11,721,500	—	—	3,468,048	7,246,736	—	54,900	22,491,184

(1)	No amount is reported in this column for stock options because the exercise price of each outstanding stock option was higher than the closing price of KeyCorp common shares on December 30, 2022.

(2)

Mr. Gorman is retirement eligible as he is at least age 60 with at least 10 years of service and therefore would receive full vesting treatment on unvested restricted stock units or stock option equity awards (as long as the award is more than one year outstanding). Mr. Gorman is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(3)

In the event of a termination under Limited Circumstances, Mr. Gorman would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Gorman may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(4)

Mr. Gorman is entitled to receive severance of three times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

Donald R. Kimble

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	—	1,687,591	4,537,254	—	—	6,224,845
Disability	—	—	—	1,687,591	4,537,254	—	—	6,224,845
Retirement (2)	—	—	—	868,457	2,994,167	—	—	3,862,624
Limited Circumstances (3)	800,000	—	—	1,687,591	4,537,254	—	—	7,024,845
Change of Control Termination (4)	5,421,500	—	—	1,687,591	4,537,254	—	36,600	11,682,945

(1)	No amount is reported in this column for stock options because the exercise price of each outstanding stock option was higher than the closing price of KeyCorp common shares on December 30, 2022.

(2)	Mr. Kimble is retirement eligible as he is at least 55 with five years of service, and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards.

(3)

In the event of a termination under Limited Circumstances, Mr. Kimble would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Kimble may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(4)

Mr. Kimble is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

54

Compensation of Executive Officers and Directors

Andrew J. “Randy” Paine

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)(2)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	—	1,775,3417	3,674,670	523,356	—	5,973,367
Disability	—	—	—	1,775,3417	3,674,670	523,356	—	5,973,367
Retirement (3)	—	—	—	—	—	—	—	—
Limited Circumstances (4)	600,000	—	—	1,775,3417	3,674,670	—	—	6,050,011
Change of Control Termination (5)	5,033,048	—	—	1,775,3417	3,674,670	523,356	36,600	11,043,015

(1)	No amount is reported in this column for stock options because the exercise price of each outstanding stock option was higher than the closing price of KeyCorp common shares on December 30, 2022.

(2)	Mr. Paine would receive accelerated vesting and payment of his outstanding Excess Plan balance in the event of death, disability, or a Change of Control Termination.

(3)	Mr. Paine is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(4)

In the event of a termination under Limited Circumstances, Mr. Paine would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Paine may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(5)

Mr. Paine is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Angela G. Mago

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)(1)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	—	1,229,278	2,523,658	—	—	3,752,936
Disability	—	—	—	1,229,278	2,523,658	—	—	3,752,936
Retirement (2)	—	—	—	628,217	1,554,787	—	—	2,183,005
Limited Circumstances (3)	600,000	—	—	1,229,278	2,523,658	—	—	4,352,936
Change of Control Termination (4)	4,223,593	—	—	1,229,278	2,523,658	—	36,600	8,013,129

(1)	No amount is reported in this column for stock options because the exercise price of each outstanding stock option was higher than the closing price of KeyCorp common shares on December 30, 2022.

(2)

Ms. Mago is retirement eligible as she is at least 55 with five years of service, and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards. Ms. Mago is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(3)

In the event of a termination under Limited Circumstances, Ms. Mago would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Ms. Mago may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(4)

Ms. Mago is entitled to receive severance of two times the sum of her base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

55

Compensation of Executive Officers and Directors

Amy G. Brady

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	—	2,152,485	2,250,756	—	—	4,403,241
Disability	—	—	—	2,152,485	2,250,756	—	—	4,403,241
Retirement (1)	—	—	—	1,572,016	1,409,226	—	—	2,981,241
Limited Circumstances (2)	700,000	—	—	2,152,485	2,250,756	—	—	5,103,241
Change of Control Termination (3)	4,023,593	—	—	2,152,485	2,250,756	—	36,600	8,463,434

(1)	Ms. Brady is retirement eligible as she is at least 55 with five years of service, and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards.

(2)

In the event of a termination under Limited Circumstances, Ms. Brady would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Ms. Brady may also be eligible for a pro-rated portion of the target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally based on the length of time worked during such year.

(3)

Ms. Brady is entitled to receive severance of two times the sum of her base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Pay Ratio

In compliance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2022, the median of the annual total compensation of all employees, excluding the CEO, is $86,844. The annual total compensation of the CEO, as reported in the 2022 Summary Compensation Table (“SCT”), is $10,463,627. The ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees is 120 to 1.

In determining the information provided above, we used the following methodology and estimates:

We first identified the median employee in the following manner, as permitted by the SEC’s rules:

•	We compiled a list of all employees as of December 31, 2021, other than the CEO.

•

We also excluded from that list all employees located outside of the United States (“U.S.”), who represent less than 5% of our total employee population. The excluded non-U.S. employees are located in China and England, and the approximate number of employees excluded from each jurisdiction was two and two, respectively. A total of four non-U.S. employees were excluded from the list and a total of 17,438 U.S. employees were included on the list.

•

We used wages reported in Box 1 of IRS Form W-2 as a consistently applied compensation measure to identify the median employee from the remaining employees on the list. For this purpose, we did not annualize the wages of any individuals who were employed less than the full fiscal year.

Once the median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of the CEO, as reported in the SCT.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide companies with a great deal of flexibility in determining their pay ratio reporting methodologies and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, among other factors such as differences in employee populations, geographic locations, business strategies, and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including other companies within the financial services industry.

56

Compensation of Executive Officers and Directors

Required Pay Versus Performance Disclosure

The following information is being provided in compliance with Section 14(i) of the Securities Exchange Act of 1934, added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the newly added Item 402(v) of Regulation
S-K
(“Item 402(v)”) with respect to fiscal years 2020, 2021 and 2022.
The table below shows pay both as reported in the Summary Compensation Table (“SCT Total”) for the applicable fiscal year (as also shown in the Summary Compensation Table on page 43 of this Proxy Statement) and as “Compensation Actually Paid” for each of our principal executive officer(s) (“PEO”, for Key, refers to our then-current Chief Executive Officer) and as an average of all of our non-PEO
named executive officers (“Other NEOs”) for the applicable fiscal year. Both SCT Total pay and Compensation Actually Paid are calculated in accordance with Regulation
S-K,
and differ substantially from the way that Key makes pay decisions. For example, SCT Total pay includes the accounting value of long-term incentive awards granted within the applicable fiscal year (which we generally consider to be part of the prior fiscal year’s total pay opportunity), but short-term incentive compensation with respect to that fiscal year, but paid in the immediately succeeding fiscal year. Similarly, Compensation Actually Paid calculates the change in value of outstanding long-term incentive awards during the applicable fiscal year, even if no compensation was realized from such awards.
The table also shows, each as required by Item 402(v), (i) Key’s cumulative TSR (ii) the TSR of a market capitalization weighted peer group, (iii) Key’s net income for the applicable fiscal year, and (iv) Key’s performance with respect to a “company-selected measure” which in our assessment represents the most important financial performance metric used to link Compensation Actually Paid to our named executive officers for the most recently completed fiscal year to Key’s performance. We selected ROTCE as our required company-selected measure. ROTCE is a return on equity measure that is commonly used to compare the performance of banks.

Year	SCT Total for PEO (Gorman) 1,8	SCT Total for PEO (Mooney) 1,8	Compensation Actually Paid to PEO (Gorman) 3	Compensation Actually Paid to PEO (Mooney) 3	Avg SCT Total for Other NEOs 2	Avg Comp Actually Paid to Other NEOs 3	Value of Initial Fixed $100 Investment Based On		Net Income (Loss) 6	ROTCE (Company- Selected Measure) 7
							Key’s Total TSR 4	Peer Group TSR 5

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2022	$10,463,627	—	$6,082,087	—	$4,218,255	$2,400,360	$97.73	$98.15	$1,917,000,000	18.40%
2021	$8,653,484	—	$15,582,042	—	$4,737,878	$8,727,060	$124.75	$118.60	$2,625,000,000	19.47%
2020	$5,890,655	$11,512,891	$4,405,510	$8,494,214	$4,347,408	$3,444,490	$85.50	$88.88	$1,343,000,000	9.62%

(1)	“SCT Total” in columns (b) and (c) is the “Total ($)” reported in the summary compensation table for the applicable PEO(s) for the applicable fiscal year.

(2)
“SCT Total’ in column (f) is the average of the “Total ($)” reported in the summary compensation table for the Other NEOs listed in an applicable fiscal year. For all years reported in the table, our Other NEOs have been Mr. Kimble, Mr. Paine, Ms. Brady and Ms. Mago.

(3)
“Compensation Actually Paid” in columns (d), (e), and (g) was calculated in accordance with the requirements of Item 402(v). Key’s pension plan is frozen, and no service costs accrue on the plan. As a result, no pension values are reflected in this number, as the originally reported “Change in Pension Value” for each applicable fiscal year was subtracted from the amounts shown in columns (b), (c), and (f), as applicable, per Item 402(v). As required by Item 402(v), the amounts shown in columns (b), (c), and (f), as applicable, were also decreased by the reported “Stock Awards” and “Option Awards” for each applicable fiscal year. Outstanding and unvested equity awards were then re-valued
as of the following dates:

(a)
Outstanding stock option grants were
re-valued
using a lattice model and in accordance with generally accepted accounting standards, as applicable, as of December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022 and as of any applicable vesting date.

(b)
Outstanding cash performance awards were valued, as applicable, as of December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022 (based on our estimate of the outcome of the applicable performance conditions as of the last day of the applicable fiscal year) and as of any applicable vesting date.

(c)	Outstanding restricted stock unit awards were valued, as applicable, as of December 31, 2019, December 31, 2020, December 31, 2021 and December 31, 2022 and as of any applicable vesting date.

The recalculated equity award values were added to the amounts shown in columns (b), (c), and (f), as applicable, resulting in the “Compensation Actually Paid” values shown in columns (d), (e), and (g), respectively and as applicable.

57

Compensation of Executive Officers and Directors

The charts below show the deductions from and additions to SCT Total Compensation and Average SCT Total Compensation that were made in order to calculate Compensation Actually Paid as reported in columns (d), (e), and (g) for each year included in the Pay Versus Performance Table:

Deductions and Additions to SCT Total for PEO (Gorman, column d)

	Pension Value Adjustments			Stock Award and Option Award Adjustments

Year	Deduct Change in Pension Value Reported in Summary Compensation Table	Add Service Cost	Add Prior Service Cost	Deduct Value of Stock Awards and Option Awards Reported in Summary Compensation Table	Add Year End Fair Value of Unvested Equity Awards Granted During the Fiscal Year	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Add Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation
2022	($14,895)	$0	$0	($7,199,958)	$4,767,435	($2,857,610)	$0	$553,287	$0	$370,202
2021	($15,862)	$0	$0	($4,299,986)	$7,153,407	$2,917,573	$0	$597,635	$0	$575,791
2020	($25,425)	$0	$0	($3,199,987)	$2,833,848	($1,307,371)	$0	($92,664)	$0	$306,454

Deductions and Additions to SCT Total for PEO (Mooney, column e)

	Pension Value Adjustments			Stock Award and Option Award Adjustments

Year	Deduct Change in Pension Value Reported in Summary Compensation Table	Add Service Cost	Add Prior Service Cost	Deduct Value of Stock Awards and Option Awards Reported in Summary Compensation Table	Add Year End Fair Value of Unvested Equity Awards Granted During the Fiscal Year	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Add Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	($2,746)	$0	$0	($9,599,972)	$8,759,084	($2,816,527)	$0	($179,885)	$0	$821,370

Average Deductions and Additions to SCT Total for Other NEOs (column g)

	Pension Value Adjustments (all amounts for Other NEOs reported as averages)			Stock Award and Option Award Adjustments (all amounts for Other NEOs reported as averages)

Year	Deduct Change in Pension Value Reported in Summary Compensation Table	Add Service Cost	Add Prior Service Cost	Deduct Value of Stock Awards and Option Awards Reported in Summary Compensation Table	Add Year End Fair Value of Unvested Equity Awards Granted During the Fiscal Year	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Add Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation
2022	($3,114)	$0	$0	($2,074,966)	$1,373,934	($1,574,838)	$0	$305,653	$0	$155,437
2021	($5,105)	$0	$0	($2,049,973)	$3,426,293	$1,931,130	$0	$334,283	$0	$352,555
2020	($8,182)	$0	$0	($2,249,970)	$1,980,122	($771,384)	$0	($53,625)	$0	$200,121

(4)
Key’s TSR for each year listed is based on the percentage change in total shareholder return over the relevant period based on an initial $100 investment on December 31, 2019. The time periods shown in the table are December 31, 2019 – December 31, 2020, December 31, 2019 – December 31, 2021, and December 31, 2019 – December 31, 2022.

(5)
The issuers included in Key’s peer group for purposes of TSR disclosure in this column for each fiscal year are as follows: Citizens Financial Group, Inc., Comerica Incorporate, Fifth Third Bancorp, Huntington Bancshares Incorporated, M&T Bank Corporation, The PNC Financial Services Group, Inc., Regions Financial Corporation, Truist Financial Corporation, U.S. Bancorp, and Zions Bancorporation. Peer Group TSR for each year listed is based on the percentage change in total shareholder return over the relevant period based on an initial $100 investment on December 31, 2019. The time periods shown in the table are December 31, 2019 – December 31, 2020, December 31, 2019 – December 31, 2021, and December 31, 2019 – December 31, 2022.

58

Compensation of Executive Officers and Directors

(6)	Net Income was calculated in accordance with GAAP and is shown as reported in the Form 10-K Key filed for the applicable fiscal year.

(7)
ROTCE is a
non-GAAP
measure, which we define as income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock. Key uses absolute adjusted ROTCE in its short-term incentive plan and relative adjusted ROTCE in its long-term incentive awards, as further described under Elements of Our Pay Program on page 27 of this Proxy Statement and Definitions of Certain Financial Terms on page 40 of this Proxy Statement.

(8)	Mr. Gorman succeeded Ms. Mooney as Key’s Chief Executive Officer as of May 1, 2020.
The following chart shows the relationship betwee
n
(i) Compensation Actually P
a
id to our PEO(s) and Average Compensation Actually Paid to our Other NEOs, and (ii) Key’s TSR, as well as (iii) the relationship between Key’s TSR and the TSR of our peer group. As the chart demonstrates, as our TSR increases, the value of Compensation Actually Paid (as we are required to calculate it for purposes of this disclosure) also increases, due to the large percentage of executive officer compensation that is paid in the form of long-term incentives whose value is tied to Key’s share price.

The following chart compares (i) Compensation Actually Paid to our PEO(s) and Average Compensation Actually Paid to our Other NEOs, and (ii) our Company-Selected Measure, ROTCE. We use absolute adjusted ROTCE as a performance metric in our annual (short-term) incentive plan and relative adjusted ROTCE as a performance metric in our long-term incent
i
ve program due to the strong correlation between ROTCE and t
h
e delivery of positive share price performance to our shareholders over time. We expect that ROTCE and Compensation Actually Paid will continue to show directional alignment, although due to the impact of environmental factors (such as interest rates) on ROTCE, we do not expect that ROTCE and Compensation Actually Paid will or should always completely align.

59

Compensation of Executive Officers and Directors

The chart below shows the relationship between Net Income and Compensation Actually Paid. We do not find Net Income to an appropriate measure for assessing the relationship between Compensation Actually Paid and Ke
y’s f
ina
nc
ial performance. For example, as a bank, we are required to make assumptions around future expected credit losses at the time we originate a loan or a debt instrument. These expected losses have the effect of reducing our Net Income, even though no actual loss has occurred. As conditions change, we may revise these assumptions and change our future expectations. To the extent that these assumptions lower the expectations of future credit losses, we are able to recognize this as a benefit to Net Income. For this reason, we do not include Net Income as a measure in any of our incentive plans.

Item 402(v) also requires that we provide the following tabular list of at least three and not more than seven fin
a
ncial performance measures that we have determined are our most important financial performance measures used to link compensation actu al
ly paid for the most recently completed fiscal year to Key’s performance:

Most Important Performance Measures
EPS
Operating Leverage
ROTCE

60

Compensation of Executive Officers and Directors

Directors’ Compensation

Consistent with our philosophy of aligning the economic interests of our directors and shareholders, the directors’ compensation paid to each non-employee director of KeyCorp consists of: (i) a cash retainer and (ii) stock-based compensation, referred to as “deferred shares.” The total amount of the cash retainer paid to each director differs depending upon whether the director serves as a member of certain committees of the Board, as chair of a committee of the Board, or as Lead Director of the Board. Mr. Gorman, as an employee of KeyCorp, did not receive in 2022 and will not receive in 2023 any compensation for his service as a director.

Annually, the Nominating and Corporate Governance Committee reviews the amount and form of directors’ compensation payable to KeyCorp directors, including by comparing our program to the amounts and forms of directors’ compensation payable at bank holding companies in our Peer Group (identified on page 38 of this proxy statement). The Nominating and Corporate Governance Committee periodically requests information from CAP to assist in this annual review and did so in connection with setting director compensation for 2023. The Nominating and Corporate Governance Committee reports the results of its annual review to the full Board and recommends to the full Board changes, if any, to directors’ compensation. For 2023, the Nominating and Corporate Governance Committee recommended the following changes to the amounts of directors’ compensation: increase the base cash retainer and deferred share award and increase the additional cash retainer for the Lead Director. Director compensation for 2022 and 2023 is described in the following table:

Annual Compensation Element	2022 ($)	2023 ($)
Cash Retainer	95,000	100,000
Deferred Share Award	135,000	140,000
Lead Director	40,000	45,000
Audit Committee Chair	40,000	40,000
Risk Committee Chair	40,000	40,000
Compensation and Organization Committee Chair	25,000	25,000
Technology Committee Chair	25,000	25,000
Nominating and Corporate Governance Committee Chair	25,000	25,000
Audit Committee Member	15,000	15,000
Risk Committee Member	15,000	15,000

Deferral of Cash Retainer

Directors may elect to defer payment of all or a portion of their cash retainer to a future date. Under the Directors’ Deferred Share Sub-Plan, the deferred cash retainer is converted into deferred shares that are payable in KeyCorp common shares on the specified deferral date.

Deferred Shares

The Board has determined that a significant portion of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. Each non-employee director receives an annual award of deferred shares consisting of restricted stock units under the Directors’ Deferred Share Sub-Plan.

Each grant is subject to a minimum three-year deferral period, which is accelerated upon a director’s separation from the Board. The deferred shares are paid 50% in KeyCorp common shares and 50% in cash based on the value of a KeyCorp common share on the earlier of the last day of the deferral period or the date of the director’s separation from the Board.

Directors may elect to further defer the payment of any award of deferred shares beyond three years. If a further deferral election is made, 100% of these further deferred shares are paid in the form of KeyCorp common shares. Payment is not made on any further deferred shares until the designated deferral date, which may be beyond the director’s separation from the Board.

61

Compensation of Executive Officers and Directors

2022 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2022. Mr. Gorman, as an employee of KeyCorp, was not compensated for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Alexander M. Cutler	160,000	134,991	294,991
H. James Dallas	135,000	134,991	269,991
Elizabeth R. Gile	135,000	134,991	269,991
Ruth Ann M. Gillis	110,000	134,991	244,991
Robin N. Hayes	110,000	134,991	244,991
Carlton L. Highsmith	110,000	134,991	244,991
Richard J. Hipple	135,000	134,991	269,991
Devina A. Rankin	110,000	134,991	244,991
Barbara R. Snyder	120,000	134,991	254,991
Richard J. Tobin	95,000	134,991	229,991
Todd J. Vasos	95,000	134,991	229,991
David K. Wilson	110,000	134,991	244,991

1)

Amounts reported in the “Fees Earned or Paid in Cash” column include fees for service as chair of a Board committee during 2022 as follows: Barbara R. Snyder, Compensation and Organization Committee Chair; Richard J. Hipple, Audit Committee Chair; Elizabeth R. Gile, Risk Committee Chair; H. James Dallas, Technology Committee Chair; and Alexander M. Cutler, Nominating and Corporate Governance Committee Chair. Amounts reported in the “Fees Earned or Paid in Cash” column further include fees for service as a member of the Risk Committee and Audit Committee during 2022 as follows: H. James Dallas, Audit Committee Member; Ruth Ann M. Gillis, Audit Committee Member; Robin N. Hayes, Risk Committee Member; Carlton L. Highsmith, Risk Committee Member; Devina A. Rankin, Audit Committee Member; and David K. Wilson, Risk Committee Member. For Alexander M. Cutler, the amount reported in the “Fees Earned or Paid in Cash” column also includes fees for his service during 2022 as Lead Director.

(2)

Amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the year computed in accordance with applicable accounting guidance. The accounting assumptions used in calculating the grant date fair value are presented in Note 17 to the Consolidated Financial Statements of our 2022 Annual Report. On May 12, 2022, each director who was then serving received a grant of 7,285 fully vested deferred shares at a fair market value of $135,000, rounded down to the nearest whole share. One-half of this deferred share award is payable in shares and one-half of this award is payable in cash on the third anniversary of the grant date unless the director has elected to further defer payment, in which case the entire award is payable in shares.

62

Compensation of Executive Officers and Directors

As of December 31, 2022, the non-employee directors who served during 2022 and are listed in the table below had outstanding stock awards payable in common shares in the following amounts:

Name	Outstanding Stock Awards
Alexander M. Cutler	42,153
H. James Dallas	13,612
Elizabeth R. Gile	80,112
Ruth Ann M. Gillis	27,223
Robin N. Hayes	18,962
Carlton L. Highsmith	13,612
Richard J. Hipple	28,729
Devina A. Rankin	16,778
Barbara R. Snyder	178,367
Richard J. Tobin	13,244
Todd J. Vasos	26,962
David K. Wilson	47,265

63

Audit Matters

Audit Matters

Ernst & Young’s Fees

The following is a summary and description of fees billed for services provided by our independent auditor, Ernst & Young, for fiscal years 2022 and 2021.

Services	2022 ($)	2021 ($)
Audit Fees (1)	6,088,000	6,308,000
Audit-Related Fees (2)	988,000	1,060,000
Tax Fees (3)	137,000	36,000
All Other Fees (4)	49,000	98,000
Total	7,262,000	7,502,000

(1)

Aggregate fees billed for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for fiscal years 2022 and 2021, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2022 and 2021, and audits of KeyCorp subsidiaries for fiscal years 2022 and 2021.

(2)

Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported as “audit fees” above. These services consisted of attestation and compliance reports in 2022 and 2021.

(3)

Aggregate fees billed for permissible tax services. These services consisted of tax compliance services provided to certain investment funds managed by KeyCorp and tax compliance services provided to certain domestic and foreign subsidiaries of KeyCorp in 2022 and 2021, as well as tax advisory services related to KeyCorp’s remote work policy project in 2022.

(4)

Aggregate fees billed for products and services other than those described above. These products and services consisted of permissible advisory services. These services consisted of assisting with the development of certain regulatory reporting training modules in 2022 and 2021.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Statement on Independent Auditing Firm’s Services and Related Fees, which governs the Audit Committee’s pre-approval process for services provided by the independent audit firm and fees paid to such firm. Those services may include audit services, audit-related services, tax services, and other services. Any audit, audit-related, tax, or other services not incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement and that are proposed subsequent to that approval require the pre-approval of the Audit Committee, which may be delegated to the Chair of the Audit Committee, whose action on the request shall be reported at the next meeting of the full Audit Committee. Audit, audit-related, tax, and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals during the year of the initial pre-approval. Services that are pre-approved in one year that extend into the subsequent year require pre-approval in the subsequent year. The independent audit firm is required to regularly report to the Audit Committee regarding the extent of audit, audit-related, tax, and other services provided by the independent audit firm and the related fees for such services. During 2022, all services were pre-approved by the Audit Committee in accordance with this policy.

64

Audit Committee Report

Audit Committee Report

The Audit Committee of the KeyCorp Board of Directors is currently composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually selects KeyCorp’s independent audit firm, subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent audit firm retained to audit KeyCorp’s consolidated financial statements. The independent audit firm is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards, issuing a report thereon, and auditing the effectiveness of KeyCorp’s internal controls over financial reporting. Management is responsible for KeyCorp’s internal controls and financial reporting process.

Annually, the Audit Committee considers the results of an evaluation of the qualifications, experience, candor, independence, objectivity, and professional skepticism of the independent external auditor in determining whether to retain the firm for the next fiscal year. In assessing the external auditor’s independence, the Audit Committee considers non-audit fees and services provided by the external auditor. As part of the annual evaluation, the Audit Committee reviews and considers the results of the Public Company Accounting Oversight Board’s annual inspection of the independent external auditor. The evaluation is led by KeyCorp’s General Auditor and Chief Risk Review Officer, who reports directly to the Audit Committee. The Audit Committee oversees the audit fees negotiations associated with KeyCorp’s retention of the independent auditor and has the sole authority to approve the audit fees. In accordance with rules of the Securities and Exchange Commission, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to KeyCorp. In conjunction with this five-year mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the independent auditor’s new lead engagement partner. Pursuant to the five-year mandated rotation, a new lead engagement partner was designated in 2021. Ernst & Young has been retained as KeyCorp’s independent external auditor continuously since the 1994 merger of KeyCorp and Society Corporation. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as KeyCorp’s independent external auditor is in the best interests of KeyCorp and its investors. In making this determination, the Audit Committee considers the impact to KeyCorp of changing external auditors. At each regularly scheduled meeting, the Audit Committee holds executive sessions and private meetings with individual members of management, internal audit, and the independent external auditor as the Audit Committee deems necessary.

In fulfilling its oversight responsibility, the Audit Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Audit Committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Audit Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of KeyCorp and the results of Ernst & Young’s audit of KeyCorp’s internal controls over financial reporting for the year ended December 31, 2022 (“Audited Financial Statements”) with KeyCorp’s management and Ernst & Young. In addition, the Audit Committee has discussed with Ernst & Young the Critical Audit Matters and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. A portion of the Audit Committee’s review and discussion with Ernst & Young occurred in private sessions, without KeyCorp management present. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence from KeyCorp.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2022, that was filed with the Securities and Exchange Commission.

Audit Committee of the KeyCorp Board of Directors:

Richard J. Hipple (Chair)

H. James Dallas

Ruth Ann M. Gillis

Devina A. Rankin

65

PROPOSAL TWO: Ratification of Independent Auditor

PROPOSAL TWO: Ratification of Independent Auditor

The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditor to examine the consolidated financial statements of KeyCorp for the 2023 fiscal year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young.

A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” the ratification of this appointment.

66

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

KeyCorp’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers at this Annual Meeting as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act. At the 2017 Annual Meeting of Shareholders, shareholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. The shareholders overwhelmingly voted for an annual advisory vote on executive compensation and the Board approved this choice. The next shareholder vote on the frequency of future votes on Named Executive Officer compensation is included herein as Proposal Four.

The vote on the compensation of our Named Executive Officers will not be binding on or overrule any decisions by KeyCorp’s Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of KeyCorp’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, as described in the Compensation Discussion and Analysis section beginning on page 24 of this proxy statement, the Compensation Committee has taken into account the results of previous votes on this issue in considering executive compensation arrangements and will take into account the outcome of this year’s vote when considering such arrangements in the future.

This advisory proposal was approved by approximately 93% of the KeyCorp common shares represented at the 2022 Annual Meeting of Shareholders. As discussed in the Compensation Discussion and Analysis section beginning on page 24 of this proxy statement, the Compensation Committee believes that the compensation of our Named Executive Officers for 2022 is reasonable and appropriate in light of the 2022 performance of the Company, is consistent with our pay-for-performance compensation philosophy, and helps to ensure the alignment of management’s interests with our shareholders’ interests to support long-term value creation.

The Board of Directors has determined that the best way to allow shareholders to vote on KeyCorp’s executive compensation is through the following resolution:

RESOLVED, that the shareholders approve on an advisory basis KeyCorp’s Named Executive Officer compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

67

PROPOSAL FOUR: Advisory Approval of the Frequency of the Shareholder Vote on KeyCorp’s Executive Compensation

PROPOSAL FOUR: Advisory Approval of the Frequency of the Shareholder Vote on KeyCorp’s Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables KeyCorp’s shareholders to indicate how frequently KeyCorp should seek an advisory vote on the compensation of our Named Executive Officers. This advisory vote, which is also required by Section 14A of the Exchange Act, must be solicited from our shareholders at least once every six years. At the last vote held at the 2017 Annual Meeting of Shareholders, shareholders overwhelmingly voted for an annual advisory vote on executive compensation, and the Board of Directors approved this choice.

By voting on the proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of our Named Executive Officers annually, every two years, or every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Board of Directors highly values regular and frequent input from our shareholders on important issues such as the compensation of our Named Executive Officers. The Board of Directors believes that an annual vote supports KeyCorp’s efforts to engage in an ongoing dialogue with our shareholders on our executive compensation and corporate governance practices. The annual advisory vote on our executive compensation enables shareholders to provide timely, direct input on our executive compensation philosophy, policies, and practices, which are disclosed each year in the proxy statement.

This vote is advisory and not binding on KeyCorp, the Board of Directors, or the Compensation Committee in any way. The Board of Directors and the Compensation Committee will consider the outcome of the vote, however, when considering the frequency of future advisory votes on the compensation of our Named Executive Officers.

The next shareholder vote on the frequency of future votes on Named Executive Officer compensation will occur at our 2029 Annual Meeting of Shareholders.

Vote Required

The frequency for the advisory vote on executive compensation (that is, annually, every two years, or every three years) that receives the vote of the greatest number of the KeyCorp common shares represented in person or by proxy at the Annual Meeting will be the frequency recommended by the shareholders.

The Board of Directors unanimously recommends that our shareholders vote in favor of an ANNUAL (FOR “1 YEAR”) advisory vote on executive compensation.

68

PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

KeyCorp’s Board of Directors is asking shareholders to approve KeyCorp’s Amended and Restated 2019 Equity Compensation Plan (the “Equity Plan”). The Board originally adopted the Equity Plan on January 10, 2019, and the Equity Plan was first approved by our shareholders at the 2019 Annual Meeting. The Board of Directors amended and restated the Equity Plan effective as of May 11, 2023, subject to approval by our shareholders. The following discussion of the Equity Plan is qualified by reference to the full text of the Equity Plan included as Appendix A.

The Equity Plan provides KeyCorp with the ability to offer equity-based compensation to our employees and non-employee directors in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and other awards. These awards are designed to advance the interests and long-term success of KeyCorp and our shareholders by providing equity-based incentives for effective service and high levels of performance by plan participants.

Shareholders are being asked to approve the amendment and restatement of the Equity Plan in order to:

•	Increase the number of common shares authorized for issuance thereunder by 40,000,000 common shares;

•	Extend the term of the Equity Plan by approximately 4 years (until May 10, 2033);

•

Approve an annual limit on the equity and cash compensation of non-employee directors, such that the sum of (i) the grant date fair value of all awards granted to a non-employee director under the Equity Plan, plus (ii) the cash fees paid to the director, will not exceed $500,000 per year (prior to its amendment and restatement, the Equity Plan provided that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year would not exceed 300% of the director’s cash retainer for that calendar year); and

•	Authorize the grant of stock options that are intended to qualify for treatment as “incentive stock options” under Section 422 of the Internal Revenue Code.

The Board of Directors believes that equity compensation is an integral part of KeyCorp’s compensation program, and that shareholder approval of the Equity Plan will allow KeyCorp to continue to provide the appropriate levels and types of equity compensation for our employees and non-employee directors. If shareholders do not approve the amendment and restatement of the Equity Plan, we may be required to increase the cash components of our compensation program, which could increase our expenses and hinder our ability to attract, motivate, and retain high-performing key employees and non-employee directors and to align their interests with those of our shareholders.

How We Calculated the Increase in the Share Reserve under the Equity Plan

In determining the additional number of common shares we are asking shareholders to approve under the Equity Plan, the Board of Directors and Compensation Committee considered, among other things, the amount of our outstanding equity awards, our stock price and volatility, and the expected potential dilution that would result from approval of the amendment and restatement of the Equity Plan.

On March 17, 2023, the record date for the Annual Meeting, KeyCorp had an aggregate of 924,859,268 common shares outstanding and a total of approximately 10,176,509 common shares reserved for issuance and available for future grants under the Equity Plan. As of the record date, there were approximately 15,518,215 full-value awards issued and outstanding and approximately 4,909,711 options outstanding under the Equity Plan, the 2013 Plan and the 2010 Plan (we sometimes refer to the 2013 Plan and the 2010 Plan as the “Prior Plans”). The approximate weighted average exercise price of those outstanding options is $15.83 and the approximate weighted average remaining contractual term for those outstanding options is 3.2 years. The Equity Plan employs a “fungible” plan design that assigns a higher cost to “full-value” awards (all awards other than stock options and stock appreciation rights) by reducing the share pool on a 2.05-for-1 basis when full-value awards are granted.

We estimate that the common shares currently available for issuance under the Equity Plan could be depleted during 2023. Unless our shareholders authorize an increase in the number of common shares authorized for issuance under the Equity Plan, we may be required to increase the cash component of our long-term incentive compensation mix. While cash-settled performance shares are an important component of our balanced cash and equity compensation mix, an increase in cash awards may limit our ability to align our executives’ interests with the interests of our shareholders, to recruit new employees, and to retain and motivate our current employees in the long term. For a discussion of our current compensation practices, please refer to the Compensation Discussion and Analysis section beginning on page 24 of this proxy statement.

69

PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

The table below provides additional information regarding our equity plan share usage over the last three completed fiscal years:

Award Type	2022	2021	2020
Time-based Stock Options Granted	408,297	542,153	549,170
Stock Settled Time-based Restricted Stock/RSUs Granted	5,087,882	5,115,781	5,796,992
Stock-Settled Performance-based RSUs (PRSUs) Earned/Vested	30,055	0	421,352
Basic Weighted-Average Common Shares Outstanding	933,324,581	928,849,770	975,773,299

Based on the current range of our stock price, our current compensation practices, and our anticipated future awards, we are requesting authority to issue up to an additional 40,000,000 common shares pursuant to the Equity Plan. We estimate this request will be sufficient for us to grant equity awards for approximately 4 years. However, our actual share usage – and the sufficiency of the Equity Plan’s share reserve – may vary based on a number of factors, including the number of employees receiving equity awards, our price per common share, the methodology used to value and determine the size of equity awards, the mix of award types provided to participants, and regulatory guidance regarding incentive compensation. Accordingly, it is possible that the additional 40,000,000 shares requested under the Equity Plan ultimately may provide a sufficient share reserve for a period that is either shorter or longer than 4 years. We believe that our requested number of common shares will give us the necessary flexibility to respond to these changes and other unanticipated circumstances that may arise during the life of the Equity Plan.

A summary of material terms of the Equity Plan is provided below, and the complete text of the Equity Plan is attached as Appendix A.

Important Features of the Equity Plan

The table below highlights some of the important features of the Equity Plan, which reflect KeyCorp’s commitment to sound corporate governance and effective management of incentive compensation.

Plan Feature	Description
Reasonable Share Reserve:

If shareholders approve the proposed additional 40,000,000 shares, the common shares authorized for issuance under the Equity Plan will increase from 71,600,000 to 111,600,000, and no more than 5,000,000 of those shares may be granted as incentive stock options.

Director Compensation Limit:

The Equity Plan provides a $500,000 annual limit on the sum of (i) the grant date fair value of all awards granted to a non-employee director under the Equity Plan during the year, plus (ii) the cash fees paid to the non-employee director during the year.

Responsible Recycling Provisions:

Only common shares relating to Equity Plan awards or outstanding awards under Prior Plans that have expired, are forfeited, or are cancelled, and common shares related to awards settled in cash instead of common shares, will become available again for issuance under the Equity Plan. Common shares tendered in payment of an option exercise price, withheld by KeyCorp to satisfy tax withholding obligations, and common shares that are repurchased by KeyCorp with stock option proceeds will not be recycled back into the total number of common shares available for issuance under the Equity Plan. All common shares relating to a stock appreciation right that is exercised and settled in common shares will count against the share reserve, whether or not common shares are actually issued upon exercise.

Minimum Vesting Provisions:

Except as otherwise provided in the Equity Plan, equity-based awards granted under the Equity Plan are subject to a minimum vesting period of at least one year, with an exception for awards covering up to 5% of the share reserve of the Equity Plan.

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PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

Plan Feature	Description
No Dividends Paid on Unvested Awards:

No dividends or dividend equivalents may be paid currently on any unvested full-value awards. Instead, any dividends or dividend equivalents with respect to unvested full-value awards will be accumulated or deemed reinvested until such time as the underlying award becomes vested. Further, dividends and dividend equivalents may not be paid at all on stock options or stock appreciation rights.

No Discounted Stock Options:	All stock options must have an exercise price equal to or greater than the fair market value of KeyCorp’s common shares on the grant date.
No “Evergreen” Provisions:

The Equity Plan authorizes the issuance of a fixed number of KeyCorp common shares (subject to adjustment as provided therein). Shareholder approval will be required before any additional shares can be authorized for issuance under the Equity Plan.

No Repricing:

The Equity Plan prohibits the repricing of stock options or stock appreciation rights without the approval of shareholders. This restriction applies to both direct repricing (lowering the exercise price of a stock option or stock appreciation right) and indirect repricing (canceling an outstanding stock option or stock appreciation right to grant a replacement award with a lower exercise price or exchanging the outstanding award for cash).

No “Liberal” Change of Control Definition:

The Equity Plan does not include a “liberal” change of control definition, which means that a change of control must actually occur in order for the change of control provisions of the Equity Plan to apply.

“Double-Trigger” Required for Change-in-Control Acceleration:

Unless otherwise specified in an award agreement under the Equity Plan, a participant’s unvested or unearned awards will vest upon a change of control only if the participant also incurs a qualifying termination of employment in connection with the change of control.

Administered by an Independent Committee:

The Equity Plan is administered by the Compensation Committee, except for non-employee director awards which are administered by the Nominating and Corporate Governance Committee. Each of the members of the Compensation Committee and the Nominating and Corporate Governance Committee qualify as “independent” under the listing standards of the New York Stock Exchange. References to the “Compensation Committee” below also refer to the Nominating and Corporate Governance Committee, where applicable.

Clawback and Harmful Activity Protections:

Pursuant to the terms of the Equity Plan, awards are subject to forfeiture or recoupment in the event a participant engages in “harmful activity” or where applicable under KeyCorp’s compensation recovery (or “clawback”) policy as in effect from time to time.

Fungible Plan Design:	The Equity Plan employs a “fungible” plan design that assigns a higher cost to full-value awards by reducing the share pool on a 2.05-for-1 basis when granted.

Types of Awards Available Under the Equity Plan

The following types of awards, described below, may be granted under the Equity Plan: incentive or nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units, dividend equivalents and other awards (e.g., unrestricted shares, shares subject to transfer restrictions, etc.).

Stock Options

Stock options provide the right to purchase common shares at a price not less than the fair market value of KeyCorp’s common shares on the grant date (generally the closing price on the New York Stock Exchange on that date). As of the record date, the closing price per share of KeyCorp’s common shares was $11.53. All stock options granted under the Equity Plan will expire no later than 10 years from the grant date. The option exercise price may be paid either in cash or, as determined by the Compensation Committee, in other securities or property having a fair market value on the exercise date equal to the exercise price. In addition, KeyCorp may withhold common shares subject to the stock option to satisfy the

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PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

exercise price. Stock options may be issued as incentive stock options to employees of KeyCorp and certain of its subsidiaries, or as nonqualified stock options to any participant in the Equity Plan. No dividend equivalents will be issued in connection with stock options.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) provide the right to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of common shares over the grant price of the stock appreciation right (which generally may not be less than the fair market value of KeyCorp’s common shares on the grant date). SARs may be “tandem SARs” that are granted in connection with stock options or they may be “free-standing SARs” that are granted independent of other awards. Amounts payable upon exercise of a stock appreciation right are payable by KeyCorp at the time of exercise in cash, in common shares, or in any combination of cash and common shares as determined by the Compensation Committee. SARs may only be exercised on a date when the stock appreciation right is “in the money” and in compliance with all applicable restrictions specified in the award agreement. No stock appreciation right may be exercised more than 10 years from the grant date, and no dividends or dividend equivalents will be paid with respect to SARs awarded under the Equity Plan.

Restricted Stock

Restricted stock is an award of common shares subject to restrictions set by the Compensation Committee in the award agreement. The Compensation Committee may require that participants pay consideration for the restricted stock. All restricted stock awards under the Equity Plan will include a restriction on the sale, transfer, or other disposition of the restricted stock for a period specified by the Compensation Committee, and may include other restrictions and conditions as the Compensation Committee may impose. The award agreement may also provide that the restricted period will terminate or terminate early upon the achievement of specified performance goals. A participant will have the right to vote the common shares upon payment of any required consideration; however, the Compensation Committee will determine to what extent, and under what conditions, a participant will have the right to receive dividends paid on those shares during the restriction period. However, for restricted stock with performance goals, dividends or distributions paid on the restricted stock shall be deferred until and be contingent upon the achievement of the applicable performance goals.

Restricted Stock Units

Restricted stock units are an agreement to issue common shares or pay cash to the participant in consideration of the performance of services, subject to the fulfillment of conditions specified by the Compensation Committee. The Compensation Committee may require that participants pay consideration for the restricted stock units. A recipient of a restricted stock unit may not transfer any rights under the restricted stock unit award and will have no ownership (including any voting rights) in the common shares that may be deliverable upon payment of the restricted stock unit. The Compensation Committee will determine to what extent, and under what conditions, a participant will have the right to receive dividend equivalents with respect to the dividends that are paid on the common shares underlying the restricted stock units. However, for restricted stock units with performance goals, any dividend equivalents granted with respect to the common shares underlying the restricted stock units shall be deferred until and be contingent upon the achievement of the applicable performance goals.

Performance Shares and Performance Units

An award of performance shares or performance units is contingent upon the participant achieving one or more of the performance goals described more fully below under “Summary of the Equity Plan—Performance Goals.” An award of performance shares is denominated in common shares, while an award of performance units is a bookkeeping entry in favor of the recipient with a recorded book value per unit of $1.00. The Compensation Committee will specify the performance goals with respect to each grant of performance shares and performance units. Performance goals may be tied to the performance of the participant, to the performance of KeyCorp or any of its subsidiaries, divisions, departments, regions or functions, may be made relative to one or more other companies or may be made relative to an index of the performance goals themselves. Unless otherwise provided in an award agreement, a participant must be employed throughout the performance period (of not less than one year) to be entitled to any payment that may be earned during that period. The Committee may establish one or more formulas to determine whether all, some portion, or none of the performance shares or performance units granted with respect to any performance period qualify as earned during that performance period. KeyCorp may pay a participant for earned performance shares and performance units in cash, common shares, or any combination of cash and common shares, in the judgment of the Compensation Committee. Any dividend equivalents paid with respect to grants of performance shares will be deferred and be contingent on the participant earning the underlying performance shares.

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PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

Other Awards

The Compensation Committee may grant other equity-based awards that do not constitute stock options, stock appreciation rights, restricted shares or restricted share units, or performance shares or performance units. The Compensation Committee may grant other equity-based awards to anyone eligible to participate in the Equity Plan. These grants will be based on or measured in reference to the common shares and will be payable in cash, common shares, or a combination of cash and common shares. The terms and conditions for these grants will be determined by the Compensation Committee. Cash awards, as an element of or supplement to any other award granted under the Equity Plan, may also be granted under the Equity Plan. Common shares may be granted as a bonus or in lieu of obligations of KeyCorp or any of its subsidiaries to pay cash or deliver other property under the Equity Plan or under other plans or compensatory arrangements, subject to such terms as determined by the Compensation Committee in compliance with Section 409A of the Internal Revenue Code.

Dividend Equivalents

The Compensation Committee may provide for dividend equivalents permitting the grantee to receive equivalent value as dividends are paid on the common shares underlying the award. Dividend equivalents are payable in cash or common shares and are accrued as contingent obligations, subject to and conditioned upon vesting of the underlying award. Dividend equivalents will not be granted with respect to stock options or stock appreciation rights.

Summary of the Equity Plan

The discussion that follows describes a number of terms of the Equity Plan. The summary is subject, in all respects, to the complete terms of the Equity Plan attached hereto as Appendix A.

Eligibility

Awards under the Equity Plan may be granted to the approximately 18,500 employees of KeyCorp and its subsidiaries, and to the non-employee directors of KeyCorp.

Administration

The Equity Plan is administered by the Compensation Committee or such other committee as the Board may designate from time to time. Within the terms of the Equity Plan, the Compensation Committee has full authority to determine which persons are eligible to participate in the Equity Plan, which participants will receive awards, and the type and conditions of those awards. The Compensation Committee may delegate by resolution some of its authority to issue awards to employees under the Equity Plan to officers of KeyCorp, subject to limitations established by the Compensation Committee or applicable law. Awards to non-employee directors are administered by the Nominating and Corporate Governance Committee of the Board under the Director’s Deferred Share Sub-Plan (a sub-plan of the Equity Plan). Additionally, the KeyCorp Board of Directors may reserve to itself any or all of the authority granted to the Compensation Committee under the Equity Plan or the Nominating and Corporate Governance Committee under the Directors’ Deferred Share Sub-Plan.

Term and Termination

Upon shareholder approval of the proposed amendment and restatement, the Equity Plan will remain in effect until May 10, 2033, or such earlier time as either all common shares available under the plan have been issued and no further common shares are authorized for issuance or, the Board determines to terminate the Equity Plan. All grants made on or prior to the date of termination will continue in effect thereafter, subject to their respective terms and the terms of the Equity Plan.

Shares Available for Issuance

Upon shareholder approval of the proposed amendment and restatement, the total number of KeyCorp common shares that may be issued or transferred in connection with awards under the Equity Plan will be limited to 111,600,000 common shares, plus any shares granted under the Equity Plan or any of the Prior Plans that expire or are forfeited or cancelled or for which the benefit provided by the award is settled in cash.

Fungible Plan Design

Under the fungible plan design of the Equity Plan, for every award other than stock options or stock appreciation rights, 2.05 common shares are subtracted from the total number of common shares available under the Equity Plan for every common share that may be issued or transferred under the award. Common shares that may be issued pursuant to stock options or stock appreciation rights are subtracted from the total available common shares of the Equity Plan on a share-for-share basis. Awards settled in cash are not subtracted from either the total number of common shares available for issuance under the Equity Plan or the aggregate limit on full-value awards under the Equity Plan. Common shares tendered in payment of an option exercise price, withheld by KeyCorp to satisfy tax withholding obligations, and common shares that are repurchased by KeyCorp with stock option proceeds are not recycled back into the total number of common shares available for issuance

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PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

under the Equity Plan. Additionally, all common shares relating to a stock appreciation right that is exercised and settled in common shares (whether or not common shares are actually issued to the participant upon exercise), are considered issued or transferred pursuant to the Equity Plan.

Aggregate Limit on Incentive Stock Options

No more than 5,000,000 common shares, in the aggregate, may be issued or transferred with respect to incentive stock options granted to employees under the Equity Plan.

Annual Limit on Awards to Individual Non-Employee Directors

The Equity Plan provides that the sum of (i) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any single non-employee director during any single calendar year and (ii) the aggregate cash fees paid to such non-employee director during such calendar year, may not exceed $500,000.

Minimum Vesting Periods

In general, equity-based awards granted under the Equity Plan will be subject to a minimum vesting period of at least one year, except for (i) substitute awards issued in connection with mergers and acquisitions; (ii) common shares delivered in lieu of fully vested cash awards; and (iii) awards to non-employee directors that vest on the earlier of the first anniversary of the grant or the next annual meeting of shareholders (provided that the vesting period for such non-employee director awards will not be less than 50 weeks after grant). As an exception to the general rule, up to 5% of the total number of common shares available for issuance under the Equity Plan may be issued pursuant to awards that do not comply with the vesting period described above. Further, the Compensation Committee retains discretion to provide, in the terms of an award or otherwise, for accelerated vesting or exercisability of any award, including of cases of retirement, death, disability, other termination of employment, or a change of control.

Performance Goals

The Committee will specify certain measurable performance goals in connection with the grant of performance shares or performance units, and may specify performance goals in connection with the grant of any stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, or other awards under the Equity Plan. The performance goals applicable to any award under the Equity Plan may be based on one or more criteria selected by the Compensation Committee, which may include (but shall not be limited to) the following:

•

return measures (earnings per share, return on equity, return on tangible common equity, return on assets, economic profit added, earnings before or after interest, taxes, depreciation and amortization);

•	revenue (total revenue, gross revenue, net revenue, revenue growth);

•	income (gross income, net income (before or after tax), net income after cost of capital, net interest income, noninterest income, fee income);

•	expense factors (noninterest expense, personnel expense, non-personnel expense, efficiency ratio);

•	balance sheet measures (loans, deposits, assets, tangible equity);

•	pre-provision net revenue;

•	operating leverage;

•	risk measures (net charge-offs, nonperforming assets, risk weighted assets, classified assets, criticized assets, allowance for loan and lease losses);

•	share price measures (share price, share price increase, total shareholder return);

•	capital measures (common equity tier 1, tangible common equity to tangible assets, risk-based capital);

•	market capitalization;

•

strategic objectives (branding, mergers and acquisitions, succession management, dynamic market response, expense reduction initiatives, cost savings & synergies, risk management and regulatory compliance);

•	environmental, social and governance measures; and

•	any other criteria selected by the Compensation Committee;

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PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

If the Compensation Committee determines that a change in the business, operations, corporate structure, or capital structure of KeyCorp, or the manner in which KeyCorp conducts its business, or other events or circumstances render the performance goals unsuitable, the Compensation Committee may in its discretion modify the performance goals or the related minimum acceptable level of achievement as the Compensation Committee judges appropriate and equitable in order to avoid the dilution or enlargement of awards granted with one or more of those performance goals, including, without limitation, to exclude the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures, and material restructuring or asset impairment charges.

Acceleration upon a Change of Control

The Equity Plan includes a “double-trigger” feature with respect to the acceleration of unvested or unearned awards in connection with a change of control. If a change of control occurs, unless otherwise specified in the award agreement, a participant’s unvested or unearned awards will not automatically vest unless KeyCorp terminates the participant’s employment without cause or the participant terminates his or her employment for good reason, within a two-year period following the change of control. The terms “cause,” “good reason,” and “change of control” are defined in the Equity Plan.

Consequences for Harmful Activity

If a participant engages in “Harmful Activity” (as defined in the Equity Plan) during his or her employment or within 12 months after termination of employment, then, subject to limited exceptions, adverse consequences to the participant are provided for in the Equity Plan, including KeyCorp’s recapture of: common shares underlying vested awards; profits realized upon the exercise of stock options or stock appreciation rights; and profits realized upon the sale of common shares underlying vested awards.

Compensation Recovery

All awards granted under the Equity Plan will be subject to forfeiture or repayment to the extent provided pursuant to KeyCorp’s clawback policy, as in effect from time to time, including as the same may be amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC and New York Stock Exchange rules issued thereunder.

Assignment and Transfer of Awards

Nonqualified stock options may not be assigned or transferred (other than by will or by the laws of descent and distribution) unless the Compensation Committee in its judgment allows such assignment or transfer. If the Committee allows any such assignment or transfer, the transferee will have the power to exercise the nonqualified stock option in accordance with the terms of the award and the provisions of the Equity Plan. No incentive stock option, stock appreciation right, restricted stock (during its restriction period), restricted stock units, performance share, or unvested other award may be transferred except by will or by the laws of descent and distribution. No award granted under the Equity Plan may be transferred for value. During a participant’s lifetime, only the participant (or in the case of incapacity of a participant, the participant’s attorney-in-fact or legal guardian) may exercise any incentive stock option or stock appreciation right.

Award Amendments

The Compensation Committee may amend the terms and conditions applicable to outstanding awards in any case where expressly permitted by the terms of the Equity Plan or of the relevant award agreement; or in any other case with the consent of the participant to whom the award was granted.

Plan Amendments

The Board may, subject to any shareholder approval required by law or the listing requirements of the New York Stock Exchange, alter or amend the Equity Plan from time to time as the Board determines to be in the best interests of KeyCorp and its shareholders.

Adjustments Upon Extraordinary Events

Notwithstanding the limits on plan amendments described above, upon certain extraordinary events related to the common shares, the Equity Plan may be adjusted automatically (in the case of any stock dividend, stock split, or share combination of the common shares) and automatically or upon the act of the Compensation Committee (in the case of any reclassification, recapitalization, merger, consolidation, business combination, liquidation, dissolution or spin-off, or other distribution to the shareholders other than cash dividends). Such adjustments may include increasing or decreasing the total number of common shares available for issuance under the Equity Plan, increasing or decreasing the total number of common shares

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PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

that may be issued as incentive stock options, increasing or decreasing the individual award limits of the Equity Plan, adjusting the number and kinds of shares subject to a then-outstanding award, or adjusting the price per share or the terms and conditions of a then-outstanding award.

Deferral

To the extent permitted by Section 409A of the Internal Revenue Code, the Compensation Committee may permit participants to defer the issuance of common shares or the settlement of awards in cash under the Equity Plan pursuant to such rules, procedures or programs as the Compensation Committee may establish. The Compensation Committee may also provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, to the extent permitted by Section 409A of the Internal Revenue Code.

U.S. Federal Income Tax Consequences

The following summary describes the principal federal (and not state or local) income tax consequences of awards granted under the Equity Plan as of the date of this proxy statement. This summary is general and is not intended to cover all tax consequences that may apply to any particular participant in the Equity Plan. For instance, this summary does not describe state or local tax consequences, nor does it discuss the provisions of Section 409A of the Internal Revenue Code, to the extent an award is subject to this section and does not satisfy its requirements.

Tax Consequences to Participants

Non-Qualified Stock Options

In general: (i) at the time a non-qualified stock option is granted, no income will be recognized by a participant; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

Incentive Stock Options

No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If common shares are issued to a participant pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the participant within two years after the grant date or within one year after the transfer of the shares to the participant, then upon the sale of the shares any amount realized in excess of the exercise price will be taxed to the participant as a capital gain and any loss sustained will be a capital loss.

If common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in the sale or exchange) over the exercise price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

Stock Appreciation Rights

No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any unrestricted common shares, received pursuant to the exercise.

Restricted Stock

A participant receiving restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock reduced by any amount paid by the participant at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a participant who elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of award of the restricted stock will have taxable ordinary income on the date of award of the common shares equal to the excess of the fair market value of the common shares (determined without regard to the risk of the forfeiture or restrictions on transfer) over any purchase price paid for the common shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture and restrictions on transfer generally will be treated as additional compensation income and not as dividend income.

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PROPOSAL FIVE: Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

Restricted Stock Units

Generally, no income will be recognized by a participant upon the award of restricted stock units. A participant receiving restricted stock units generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares and/or the amount of cash on the date that such common shares and/or cash are transferred to the participant under the award, and the capital gains/loss holding period for any such common shares will also commence on such date.

Performance Shares and Performance Units

Generally, no income generally will be recognized by a participant upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received. The participant’s capital gains/loss holding period for any such common shares will commence on the date of delivery of such common shares.

Other Awards

Generally, no income will be recognized by a participant upon the grant of other awards. Upon payment of other awards, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received. The participant’s capital gains/loss holding period for any such common shares will commence on the date of delivery of such common shares.

Tax Consequences to KeyCorp

To the extent that a participant recognizes ordinary income in the circumstances described above, KeyCorp or the subsidiary for which the participant performs services generally will be entitled to a corresponding compensation deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. However, KeyCorp’s compensation deductions also may be limited by Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as discussed below.

Section 162(m)

Pursuant to Section 162(m), KeyCorp generally may not deduct compensation paid to a “covered employee” (as defined under Section 162(m)), to the extent that the compensation paid to the covered employee in such year exceeds $1,000,000. As a result, awards granted to a covered employee under the Equity Plan generally will not be deductible by KeyCorp to the extent that the total compensation paid to that covered employee for a year (including the amount of any such awards that would otherwise be deductible in that year) exceeds $1,000,000.

Registration with the Securities and Exchange Commission

KeyCorp intends to file a Registration Statement (or amended Registration Statement) on Form S-8 relating to additional common shares reserved for issuance under the Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after shareholder approval of the Equity Plan.

New Plan Benefits

Because the Compensation Committee (and in the case of non-employee directors, the Nominating and Corporate Governance Committee), in its discretion, determines the benefits received by participants in the Equity Plan, it is not possible at this time to determine the benefits or the amounts to be received under the Equity Plan by KeyCorp’s employees or non-employee directors.

For grants made during fiscal 2022 to KeyCorp’s Named Executive Officers under the Equity Plan, please see the 2022 Grants of Plan-Based Awards Table on page 45 of this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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PROPOSAL SIX: Shareholder Proposal Seeking an Independent Board Chairperson

PROPOSAL SIX: Shareholder Proposal Seeking an Independent Board Chairperson

The following proposal was submitted for inclusion in this proxy statement by Mr. John Chevedden, on behalf of Mr. Kenneth Steiner. Mr. Steiner owns KeyCorp common shares with a market value in excess of $2,000. In accordance with rules of the Securities and Exchange Commission, the text of Mr. Steiner’s resolution and supporting statement appear below, printed verbatim from his submission. The Board of Directors recommends a vote “AGAINST” this proposal.

Proposal 6 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an expedited basis.

It is best practice to adopt this proposal soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in 2020.

KeyCorp is Exhibit A in why the Lead Director role is a poor alternative to an independent Board Chairman.

KeyCorp Lead Director, Mr. Alexander Cutler violates the most important attribute of a Lead Director – independence. As director tenure goes up director independence goes down. Mr. Cutler has 23-years director tenure. Mr. Cutler’s long tenure makes him a prime candidate to retire. It is time for a change given that our stock was at $37 in 2007, relatively early in Mr. Cutler’s tenure.

Mr. Cutler and Mr. Christopher Gorman, KeyCorp Chair and CEO, were the 2 directors who received the most against votes at the 2021 annual meeting.

Mr. Cutler received up to 40-times the against votes of other KeyCorp directors. Plus Mr. Cutler chairs the Governance Committee, in which he is dubiously given the role of resisting shareholder proposals like this proposal that could improve our long-term declining stock price.

With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of his lead director duties to others and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

Please vote yes:

Independent Board Chairman – Proposal 6

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PROPOSAL SIX: Shareholder Proposal Seeking an Independent Board Chairperson

Board of Directors Statement and Recommendation

The Board of Directors has carefully reviewed the proposal and recommends that the shareholders vote AGAINST it. The Board believes that independent Board leadership is critical and that the Board should have the flexibility to consider all relevant factors and select the most appropriate leadership structure for the Company’s circumstances at any given time. The current Board leadership structure, together with the Board’s other practices described below and elsewhere in this Proxy Statement, already provides effective independent oversight of management, promotes Board accountability and responsiveness to shareholders, and facilitates our execution on strategic priorities.

Our Board is committed to robust independent Board leadership. The Board has an independent Lead Director with a meaningful role, 12 independent directors, and a strong, independent committee structure. We believe this leadership structure enhances the Board’s ability to focus on key policy and strategic issues and helps us operate in the best interests of shareholders, while maintaining a strong, independent perspective that holds management accountable.

KeyCorp’s independent directors have elected Alexander M. Cutler to provide independent Board leadership as the Board’s independent Lead Director for 2023. Among his specific responsibilities, the independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors held after each regularly scheduled Board meeting;

•	serves as liaison between the Chairman and the independent directors;

•	approves Board meeting schedules as well as meeting materials and agendas for each full Board meeting and executive sessions of independent directors;

•	has the authority to call meetings of the independent directors or full Board at any time;

•	participates in discussions with major shareholders regarding governance matters as part of KeyCorp’s proactive shareholder engagement;

•

is in frequent contact with the Chairman with respect to major issues and strategic opportunities before KeyCorp, and any significant actions contemplated by KeyCorp are discussed with the Lead Director at an early stage;

•	advises on the retention of independent consultants to the Board;

•	assists the Board and management in assuring compliance with applicable securities laws and fiduciary duties to shareholders;

•	oversees initiatives to implement enhancements to KeyCorp’s governance policies, including the Corporate Governance Guidelines;

•	serves as a focal point for independent Committee Chairs and provides guidance, coordination, and advice for the committees; and

•	together with the Chair of the Compensation Committee, facilitates the evaluation of the performance of KeyCorp’s Chief Executive Officer.

The Lead Director seeks input from independent directors with respect to items to be included on the agenda for each Board meeting and provides feedback from the independent directors while engaging in the agenda-building process. The Lead Director also interviews all candidates for election to the Board and oversees changes to the composition of Board committees. Further, although the Lead Director cannot on his own call a special meeting of shareholders, the Board by action at a meeting, or a majority of the Board acting without a meeting, can do so currently in accordance with our Regulations and Ohio law. In addition to the Lead Director responsibilities outlined above, Mr. Cutler is also an actively engaged director who regularly communicates with other members of the Board and our management team on various topics of importance to KeyCorp.

The independent directors also assess the effectiveness of the Lead Director annually in connection with the annual election of a person to fill this role and provide candid feedback on the performance of the Lead Director’s specified responsibilities. The formal evaluation process is conducted by the Board in executive session with the Lead Director excused from participation.

The Board has also taken other steps to provide for independent, effective oversight of management. Currently, 12 of the Board’s 13 members are independent directors. We have added four new independent directors since 2020. Our independent directors have extensive corporate governance and leadership experience, and many are current or retired Chief Executive Officers of public companies or otherwise have significant public company experience. Each standing committee of the Board is chaired by an independent director, and each standing committee consists solely of independent

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PROPOSAL SIX: Shareholder Proposal Seeking an Independent Board Chairperson

directors. The Board and its committees each meet in executive session on a regular basis without the presence of management, which provides additional time for the independent directors to fulfill their duty to provide independent oversight of management, and all Board members have complete access to management and outside advisors.

Our Board leadership structure also enables the Board to exercise vigorous oversight of key issues relating to management development, succession and compensation, compliance and integrity, corporate governance, cybersecurity, and company strategy and risk. With respect to risk, the Board ensures that Key’s risks are managed in a manner that is effective and balanced and adds value for Key’s shareholders. The Board understands Key’s risk philosophy, approves Key’s risk appetite, inquires about risk practices, reviews the portfolio of risks, compares the actual risks to the risk appetite, and is apprised of significant risks, both current and emerging, and determines whether management is responding appropriately. With respect to risk and other areas that it oversees, the Board challenges management and promotes accountability.

Since 2020, KeyCorp has been well served by Chris Gorman’s combined role as Chairman and Chief Executive Officer. Mr. Gorman’s combined leadership role has allowed him to set the overall tone and direction for KeyCorp, maintain consistency in the internal and external communication of our strategic and business priorities, have primary responsibility for managing KeyCorp’s operations, and focus on the development and execution of our strategic plans and priorities.

The Board annually (or more often if a new Chief Executive Officer is selected) evaluates KeyCorp’s leadership structure to assess whether it remains appropriate for the Company, taking into account a variety of factors including KeyCorp’s size, the nature of its business, the regulatory framework in which it operates, and the leadership structure of its peers. This annual review process also exists within the broader context of the Board’s ongoing review of its composition and effectiveness. The Board believes that a primary consideration for KeyCorp is that, as a large financial institution subject to significant regulation, KeyCorp must communicate swiftly and consistently with our stakeholders, including our regulators. We believe that swift and consistent communication is significantly furthered if KeyCorp’s leadership, through our Chairman and Chief Executive Officer, speaks as a single voice on behalf of both the Board and management.

Our ongoing dialogue with our shareholders regarding their perspectives on Board leadership and independent oversight has confirmed our view that a strong, effective Lead Director, like Mr. Cutler, an independent Board, and independent standing committees provide the independent leadership necessary to balance the combined Chairman and Chief Executive Officer role and, with the formal and informal mechanisms we have in place, result in the Board effectiveness and efficiency that our shareholders expect. Further, these conversations reinforce our belief that the Board should maintain the flexibility to separate or combine the Chairman and Chief Executive Officer roles. The policy requested by the shareholder proposal would restrict the Board’s discretion to use its experience, judgment, and ongoing shareholder feedback to make the best-informed decision on its leadership structure.

Accordingly, we believe that this shareholder proposal is not in the best interests of KeyCorp and its shareholders, and for these reasons, the Board recommends that shareholders vote AGAINST this shareholder proposal.

Vote Required

Approval of this shareholder proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “AGAINST” this proposal.

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General Information about the Annual Meeting

General Information about the Annual Meeting

Matters to Be Presented

KeyCorp’s Board of Directors is not aware of any matter to be presented at the Annual Meeting except those described in this proxy statement. If any other matter is properly brought before the Annual Meeting, the individuals you have authorized to vote your shares will vote on your behalf using their best judgment.

How Votes Will Be Counted

Each KeyCorp common share is entitled to one vote on each matter to be considered at the Annual Meeting. To transact business at the Annual Meeting, a majority of KeyCorp’s outstanding common shares must be present in person (virtually) or by proxy. This is known as a quorum. If you return a valid proxy, your shares will be counted for determining if a quorum is present at the Annual Meeting.

You may vote “FOR” or “AGAINST,” or choose to “ABSTAIN” from voting for, each nominee for the Board of Directors and for each of the other proposals, other than Proposal 4 (Advisory Approval of the Frequency of the Shareholder Vote on KeyCorp’s Executive Compensation), for which you may vote for “1 YEAR,” “2 YEARS” OR “3 YEARS” or choose to “ABSTAIN”. Generally, choosing to “ABSTAIN” from a vote is counted as a vote “AGAINST” a particular proposal. However, a vote to “ABSTAIN” from the election of any director (as in Proposal One of this proxy statement) or from the frequency of the shareholder vote on executive compensation (as in Proposal Four of this proxy statement) will not be counted as a “FOR” or “AGAINST” vote. Even if you choose to “ABSTAIN” on any or every proposal, your shares will still be counted toward the quorum.

If you are a beneficial shareholder (i.e., your shares are held through an intermediary, such as a broker, bank, or other nominee), your broker’s ability to vote your shares for you is governed by the rules of the New York Stock Exchange. Without your specific instruction, a broker or other nominee may only vote your shares on routine proposals. Your broker will submit a proxy card on your behalf but leave your shares unvoted on non-routine proposals—this is known as a “broker non-vote.” Without your specific instruction, your broker will not vote your shares on Proposals One (Election of Directors) Three (Advisory Approval of KeyCorp’s Executive Compensation), Four (Advisory Approval of the Frequency of the Shareholder Vote on KeyCorp’s Executive Compensation), Five (Approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan), and Six (Shareholder Proposal Seeking an Independent Board Chairperson), which the New York Stock Exchange considers “non-routine” proposals. Non-votes will not be counted “FOR” or “AGAINST” these proposals. Proposal Two (Ratification of Independent Auditor) is a routine matter on which your broker may vote without your instruction. Therefore, broker non-votes are not expected to occur with respect to Proposal Two. Broker non-votes will be counted toward the quorum.

Even if you plan on attending the Annual Meeting, to ensure your shares are voted at the meeting, you are urged to provide your proxy instructions promptly by telephone, online (including by scanning the QR code provided), or by mailing your signed proxy card in the enclosed envelope. KeyCorp common shares represented by properly executed proxy cards, online instructions, or telephone instructions will be voted as you direct. If you do not vote at all on an otherwise properly-executed proxy card or your properly submitted online instruction gives no voting direction whatsoever, the proxies will vote your shares “FOR” the election of the nominees named herein as directors (Proposal One), “FOR” the ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2023 (Proposal Two), “FOR” advisory approval of KeyCorp’s executive compensation (Proposal Three), “1 YEAR” for the frequency of the advisory vote on executive compensation (Proposal Four), “FOR” the approval of KeyCorp’s Amended and Restated 2019 Equity Compensation Plan (Proposal Five), and “AGAINST” the shareholder proposal seeking an independent board chairperson (Proposal Six).

Revoking a Proxy

If you have submitted your proxy and would like to revoke it, you may do so any time before your shares are voted at the Annual Meeting by: (i) mailing a notice to the Secretary of KeyCorp revoking your proxy, (ii) submitting a new, subsequently dated proxy (whether by proxy card, online, or telephone), or (iii) attending the virtual Annual Meeting and voting your shares live during the meeting. Your presence at the Annual Meeting alone will not revoke your proxy.

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General Information about the Annual Meeting

Cost of Proxy Solicitation

KeyCorp will pay for preparing, printing, and mailing these proxy materials. Officers and employees of KeyCorp and its subsidiaries may solicit the return of proxies, but will not receive additional compensation for those efforts. KeyCorp has engaged D.F. King to assist in the solicitation of proxies at an anticipated cost of $16,500 plus expenses. KeyCorp will request that brokers, banks, custodians, nominees, and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitations may be made by mail, telephone, or other means.

Attending the Annual Meeting

If your shares are registered directly in your name with KeyCorp’s transfer agent, Computershare, you are considered the shareholder of record, or registered holder, with respect to those shares. For registered holders to attend the meeting, vote their shares during the meeting, or submit questions, the 15-digit control number appearing on the Notice of Internet Availability of Proxy Materials or proxy card distributed to you should be used to access the virtual meeting platform at meetnow.global/M42TPF4. If you do not have your control number, you may contact Computershare at (800) 539-7216 to obtain it.

If you are a beneficial holder and want to attend the meeting with the ability to ask questions and vote, you have two options.

1.	Registration in Advance of the Annual Meeting

To register in advance to attend, ask questions and/or vote at the meeting, you must submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Company holdings along with your legal name and email address to our virtual meeting provider, Computershare. Your request must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m. Eastern Time on May 8, 2023, at the email address or physical address below.

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail, for regular delivery: Computershare, KeyCorp Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Upon receipt of your registration materials, Computershare will provide you with a confirmation of your registration by email and a control number. If you provided a valid email address, but you have not received a control number within two business days from your request, please contact Computershare by email at web.queries@computershare.com or by phone at (877) 373-6374 (toll-free) or +1 (781) 575-2879. If you provided a physical mailing address but not an email address, Computershare will ship, within two business days of receipt, a control number to you by first class mail. You will need to enter the control number that you received from Computershare to be able to enter the meeting.

2.	Registration through the Virtual Meeting Platform

For the 2023 proxy season, an industry solution has been developed to allow beneficial holders to register online through the virtual meeting platform to attend, ask questions, and vote, if they choose. We expect the vast majority of beneficial holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience only, and there is no guarantee this option will be available for every type of beneficial holder voting control number. The inability to provide this option to any or all beneficial holders shall in no way impact the validity of the meeting. Beneficial holders may choose the “Register in Advance of the Annual Meeting” option above if they prefer to use this traditional option.

Please go to meetnow.global/M42TPF4 for more information on the available options and registration instructions.

Guests or shareholders without a control number may also attend the meeting but will not be permitted to vote or submit questions during the meeting.

If you are having trouble connecting to the Annual Meeting, please contact Computershare at (888) 724-2416.

If we experience technical difficulties during the Annual Meeting (such as a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened at a later time or another day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via our website at Key.com/IR.

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General Information about the Annual Meeting

Submitting Questions

Every shareholder has an opportunity both before and during the meeting to submit questions, both on the proposals being presented to shareholders and on general matters relating to KeyCorp and its business. Shareholders may do so by accessing the virtual meeting platform as described above, before and during the meeting, and submitting questions in the space provided therein.

There will be two question and answer periods during the meeting. The first, during the shareholder meeting, is for questions relating to the proposals being presented to shareholders at this meeting. The second, during the shareholder convocation, is for general questions. We ask each shareholder to observe the limit of one question related to the proposals being voted on and one question during the shareholder convocation. Representatives of KeyCorp will review the questions during the appropriate portion of the meeting and answers will be provided during the meeting by a member of management or director, as appropriate. An audio recording of the virtual meeting will be available for review on our website after the conclusion of the meeting, which would include any questions that may be asked and responses provided.

83

Additional Information

Additional Information

Proxy Statement Proposals for the 2024 Annual Meeting of Shareholders

The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2024 Annual Meeting of Shareholders is the end of the business day on November 28, 2023.

Other Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders

KeyCorp’s Regulations set an advance notice procedure for director nominations and for proposals a shareholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8).

Shareholder proposals submitted outside of Rule 14a-8 for the 2024 Annual Meeting of Shareholders must be received by the Secretary of KeyCorp no less than 90 and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than January 12, 2024, and no later than February 11, 2024. Article I, Section 9 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder proposal.

Shareholders who wish to nominate a person for election as a director of KeyCorp at an annual meeting through KeyCorp’s advance notice procedure must strictly comply with the requirements of Article I, Section 9 of KeyCorp’s Regulations, including providing notice to the Secretary of KeyCorp not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than January 12, 2024, and no later than February 11, 2024. Article I, Section 9 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder director nomination.

Shareholders may also nominate a person for election as a director of KeyCorp at an annual meeting through KeyCorp’s proxy access procedure contained in Article I, Section 10 of KeyCorp’s Regulations. A shareholder, or group of up to 20 shareholders, owning at least 3% of KeyCorp’s outstanding stock entitled to vote generally in the election of directors continuously for at least three years, may nominate and include in the KeyCorp proxy relating to the 2024 Annual Meeting of Shareholders, director nominees constituting the greater of two, or 20% of the number of directors in office as of the last day on which a shareholder notice may be delivered under Section 10 of the Regulations with respect to the 2024 Annual Meeting of Shareholders (or if such amount is not a whole number, the closest whole number (rounding down) below 20%), provided that the shareholder(s) and director nominee(s) satisfy the requirements specified in Article I, Sections 9 and 10, as applicable. A shareholder notice provided under Section 10 of the Regulations for the 2024 Annual Meeting of Shareholders must be provided to the Secretary of KeyCorp no less than 120 days and no more than 150 days prior to the first anniversary of the date this proxy statement was first released to shareholders in connection with the 2023 Annual Meeting, or no earlier than October 29, 2023, and no later than November 28, 2023.

Limited exceptions apply to both the advance notice and proxy access deadlines if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting.

A copy of our Regulations was attached as Exhibit 3.2 to our Form 10-Q, filed with the Securities and Exchange Commission on August 1, 2019. A subsequent Amendment to our Regulations was attached as Exhibit 3.1 to Form 8-K, filed with the Securities and Exchange Commission on May 14, 2021. Both are available through the Securities and Exchange Commission’s website (www.sec.gov). Upon written request to the Secretary of KeyCorp, KeyCorp will provide any shareholder, without charge, a copy of the procedures governing shareholder proposals or the nomination of directors.

Shareholder nominations or proposals should be submitted to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. The Secretary will direct the materials to the Chair of the Nominating and Corporate Governance Committee.

In addition to satisfying the foregoing requirements under our Regulations, including advance notice of director nominations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than KeyCorp’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 12, 2024. Such notice may be mailed to the Secretary at the address listed above.

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Additional Information

Eliminating Duplicative Proxy Materials

A single Notice of Internet Availability of Proxy Materials or a single copy of our 2022 Annual Report on Form 10-K and this proxy statement will be delivered to multiple shareholders who live at the same address (unless otherwise requested). If you live at the same address as another shareholder and would like to receive your own copy of the Notice of Internet Availability of Proxy Materials, 2022 Annual Report, or this proxy statement, please contact KeyCorp’s transfer agent, Computershare Investor Services, LLC, by telephone at (800) 539-7216 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. A separate copy of the Notice of Internet Availability of Proxy Materials, or of our 2022 Annual Report and this proxy statement, will be delivered to you promptly and without charge.

If you live at the same address as another shareholder and are receiving multiple copies of our proxy materials, please contact Computershare at the telephone number or address above if you only want to receive one copy of those materials.

Annual Report

KeyCorp will provide without charge to each beneficial holder of KeyCorp common shares on the record date, upon written request of any such person, a copy of our 2022 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be made in writing to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Materials may also be requested online, by visiting www.key.com/ir, clicking on “Email & Material Request” on the top navigation under “Investor Overview,” and completing the provided form.

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

Keycorp Amended and Restated 2019 Equity Compensation Plan

1. EFFECTIVE DATE; AMENDMENT AND RESTATEMENT; PURPOSE; TERM; PRIOR PLAN.

(a)

The Corporation established the KeyCorp 2019 Equity Compensation Plan effective as of January 10, 2019, and the Plan was approved by the shareholders of the Corporation on May 23, 2019. Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan. The Plan is amended and restated in its entirety as set forth herein effective as of May 11, 2023 (the “Restatement Date”), subject to approval by the shareholders of the Corporation.

(b)

The Plan is intended to promote the interests of the Corporation and its shareholders by providing equity-based incentives for effective service and high levels of performance to Employees and Directors selected by the Committee. To achieve these purposes, the Corporation may grant Awards to selected Employees and Directors in accordance with the terms and conditions hereinafter set forth.

(c)

No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Restatement Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d)

The Plan is the successor to the KeyCorp 2013 Equity Compensation Plan (the “2013 Plan”), which terminated in its entirety effective on May 23, 2019; provided that all outstanding awards under the 2013 Plan as of such date shall remain outstanding and shall be administered and settled in accordance with the provisions of the 2013 Plan.

2. DEFINITIONS.

2.1 1934 ACT. The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

2.2 AWARD. The term “Award” shall mean an award granted under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards.

2.3 AWARD INSTRUMENT. The term “Award Instrument” shall mean either: (a) an agreement, in written or electronic format, entered into by the Corporation and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format (including a sub-plan established under the Plan), issued by the Corporation to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant Acceptance of the Award Instrument by a Participant constitutes agreement to the terms of the Award evidenced thereby.

2.4 BASE PRICE. The term “Base Price” with respect to a SAR shall mean the price specified in the applicable Award Instrument that is to be used as the basis for determining the amount to which a holder of the SAR is entitled upon the exercise of the SAR.

2.5 BOARD. The term “Board” shall mean the Board of Directors of the Corporation.

2.6 CHANGE OF CONTROL. Unless otherwise provided in the relevant Award Instrument or a Deferred Compensation Plan, a “Change of Control” shall be deemed to have occurred if there is a Change of Control under any of clauses (a), (b), (c), or (d) below. For these purposes, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall, for all purposes of this Section 2.6, include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50% or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.

(a)

A Change of Control will have occurred under this clause (a) if the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either:

(i)

immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or

(ii)

immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (A) the pendency of the transaction or (B) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

(b)

A Change of Control will have occurred under this clause (b) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any Person is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the 1934 Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any Person.

(c)	A Change of Control will have occurred under this clause (c) if either:

(i)

without the prior approval, solicitation, invitation, or recommendation of the Board any person or entity makes a public announcement of a bona fide intention (A) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (c)), or (B) to “solicit” (as defined in Rule 14a-1 under the 1934 Act) proxies in connection with a proposal that is not approved or recommended by the Board, or

(ii)

any person or entity publicly announces a bona fide intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the 1934 Act),

AND,

at any time within the 24-month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof unless both (A) the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (B) prior to the time that the Incumbent Directors no longer constitute a majority of the Board, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24-month period to cause the Incumbent Directors to no longer be a majority of the Board was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (i) or (ii) of this clause (c).

For purposes of this clause (c), the term “Change Event” shall mean any of the events described in the following subclauses (x), (y), or (z) of this clause (c):

(x)

A tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any Person is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any Person.

(y)

The Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction.

(z)	There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.

(d)

A Change of Control will have occurred under this clause (d) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation.

2.7 CODE. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.8 COMMITTEE. The term “Committee” shall mean the Compensation and Organization Committee of the Board or such other committee or subcommittee as may be designated by the Board from time to time to administer the Plan. The Committee shall consist solely of at least three directors each of whom qualifies as a non-employee director as defined in Rule 16b-3 (or any successor rule substantially to the same effect) promulgated under the 1934 Act, as in effect from time to time, and satisfies any applicable standards of independence under the federal securities laws and the listing standards of the New York Stock Exchange (“NYSE”) or any other national securities exchange on which the Common Shares are listed as in effect from time to time.

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

2.9 COMMON SHARES. The term “Common Shares” shall mean common shares of the Corporation, with a par value of $1.00 each.

2.10 CORPORATION. The term “Corporation” shall mean KeyCorp and its successors, including the surviving or resulting corporation of any merger of KeyCorp with or into, or any consolidation of KeyCorp with, any other corporation or corporations.

2.11 DEFERRED COMPENSATION PLANS. The term “Deferred Compensation Plans” shall mean the KeyCorp Deferred Savings Plan, the KeyCorp Second Deferred Savings Plan, the KeyCorp Long-Term Incentive Deferral Plan, the KeyCorp Directors’ Deferred Share Sub-Plan and any other plan, agreement or program of the Corporation that may be designated by the Committee, for purposes of this Plan, as a “Deferred Compensation Plan”.

2.12 DIRECTOR. The term “Director” means any individual who is a member of the Board who is not an Employee.

2.13 DISABILITY. Except as otherwise provided in the applicable Award Instrument, the term “Disability” with respect to an Employee shall mean that such Employee has been determined to be disabled for purposes of benefits under any long-term disability plan maintained by the Corporation or any Subsidiary in which such Employee participates.

2.14 EMPLOYEE. The term “Employee” shall mean any individual employed by the Corporation or by any Subsidiary and shall include officers as well as all other employees of the Corporation or of any Subsidiary (including employees who are members of the Board or of the Board of Directors of any Subsidiary).

2.15 EMPLOYMENT TERMINATION DATE. Except as otherwise determined by the Committee, the term “Employment Termination Date” with respect to an Employee shall mean the first date on which the Employee is no longer employed by the Corporation or any Subsidiary.

2.16 EXERCISE PRICE. The term “Exercise Price” with respect to an Option shall mean the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

2.17 FAIR MARKET VALUE. Except as otherwise determined by the Committee at the time of the grant of an Award in accordance with Section 409A of the Code, the term “Fair Market Value” with respect to Common Shares shall mean:

(a)

if the Common Shares are traded on a national securities exchange, the closing price per Common Share on that national exchange on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the most recent prior date on which there were any sales of Common Shares; or

(b)

if the Common Shares are not traded on a national securities exchange, the fair market value of the Common Shares as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Instrument, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

2.18 GOOD REASON. The term “Good Reason” shall have the meaning given to it in any change in control agreement, Award Instrument or other written agreement between the Corporation and the Employee. If no such agreement exists or if such agreement does not contain a definition of “Good Reason”, an Employee shall be deemed to have “Good Reason” to terminate the Employee’s employment with the Corporation or a Subsidiary under this Plan if, within two years after the occurrence of a Change of Control, any of the events listed in clauses (a) through (d) of this Section 2.18 occurs without the written consent of the Employee, and the Employee has provided notice of such event(s) to the Corporation and an opportunity by the Corporation to cure:

(a)	a material reduction in the Employee’s base salary;

(b)	a material reduction in the Employee’s authority, duties, or responsibilities;

(c)	a relocation of the Employee’s principal place of employment to a location more than 50 miles from where such principal place of employment was located prior to the Change of Control; or

(d)	any other action or inaction that constitutes a material breach of the Employee’s terms or conditions of employment.

For purposes of this Section 2.18, the Corporation will be deemed to have had an opportunity to cure and will have failed to effect a cure if the circumstance(s) otherwise constituting Good Reason persists and the Employee has notified the Corporation within 90 calendar days of the material reduction, change, or breach (as the case may be), and the Corporation has not effectuated a cure for such material reduction, change or breach within 30 calendar days following the Employee’s notice of the Good Reason circumstance.

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

2.19 INCENTIVE STOCK OPTION. The term “Incentive Stock Option” shall mean an Option intended by the Committee to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.20 KEY. The term “Key” shall mean the Corporation and its Subsidiaries collectively.

2.21 NONQUALIFIED OPTION. The term “Nonqualified Option” shall mean an Option intended by the Committee not to qualify as an “incentive stock option” under Section 422 of the Code or an Option intended by the Committee to qualify as an “incentive stock option” under Section 422 of the Code but that fails to so qualify.

2.22 OPTION. The term “Option” shall mean an Award granted pursuant to Section 6 of the Plan entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

2.23 OPTION EXPIRATION DATE. The term “Option Expiration Date” with respect to any Option shall mean the date selected by the Committee after which the Option may not be exercised.

2.24 OTHER AWARD. The term “Other Award” shall mean an Award granted pursuant to Section 11 of the Plan.

2.25 PARTICIPANT. The term “Participant” shall mean any eligible Employee or Director who holds one or more outstanding Awards.

2.26 PERFORMANCE GOAL. The term “Performance Goal” shall mean the measurable performance goal or goals specified by the Committee in connection with the grant of Performance Shares or Performance Units, or when so determined by the Committee, Options, SARs, Restricted Stock, Restricted Stock Units, Other Awards or dividend equivalents, pursuant to the Plan. Performance Goals may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Corporation or Subsidiary in which an Employee is employed. The Performance Goals may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the Performance Goals themselves. The Performance Goals applicable to any Award may be based on one or more criteria selected by the Committee, which may include (but shall not be limited to) the following:

(a)

return measures (earnings per share, return on equity, return on tangible common equity, return on assets, economic profit added, earnings before or after interest, taxes, depreciation and amortization);

(b)	revenue (total revenue, gross revenue, net revenue, revenue growth);

(c)	income (gross income, net income (before or after tax), net income after cost of capital, net interest income, noninterest income, fee income);

(d)	expense factors (noninterest expense, personnel expense, non-personnel expense, efficiency ratio);

(e)	balance sheet measures (loans, deposits, assets, tangible equity);

(f)	pre provision net revenue;

(g)	operating leverage;

(h)	risk measures (net charge-offs, nonperforming assets, risk weighted assets, classified assets, criticized assets, allowance for loan and lease losses);

(i)	share price measures (share price, share price increase, total shareholder return);

(j)	capital measures (common equity tier 1, tangible common equity to tangible assets, risk based capital);

(k)	market capitalization;

(l)

strategic objectives (branding, mergers and acquisitions, succession management, dynamic market response, expense reduction initiatives, cost savings & synergies, risk management and regulatory compliance);

(m)	environmental, social and governance measures; and

(n)	any other criteria selected by the Committee.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of

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achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

2.27 PERFORMANCE PERIOD. The term “Performance Period” shall mean such one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, within which the Performance Goals relating to one or more Awards are to be achieved.

2.28 PERFORMANCE SHARES. The term “Performance Shares” shall mean an Award denominated in Common Shares and contingent upon attainment of one or more Performance Goals over a Performance Period.

2.29 PERFORMANCE UNITS. The term “Performance Units” shall mean a bookkeeping entry that records a unit equal to $1.00 awarded pursuant to Section 10 of the Plan, which are contingent upon attainment of one or more Performance Goals over a Performance Period.

2.30 PERSON. The term “Person” shall mean a “person” as used in Section 13(d) and Section 14(d)(2) of the 1934 Act.

2.31 PLAN. The term “Plan” shall mean this KeyCorp 2019 Equity Compensation Plan as from time to time hereafter amended in accordance with Section 23.1 of the Plan.

2.32 PRIOR PLANS. The term “Prior Plans” means the 2013 Plan (as defined in Section 1(d) of the Plan) and the KeyCorp 2010 Equity Compensation Plan.

2.33 RESTATEMENT DATE. The term “Restatement Date” shall have the meaning set forth in Section 1(a) of the Plan.

2.34 RESTRICTED STOCK. The term “Restricted Stock” shall mean Common Shares delivered to a Participant pursuant to an Award pursuant to Section 8 of the Plan subject to such restrictions, conditions and contingencies as the Committee may provide in the relevant Award Instrument, including:

(a)	the restriction that the Participant not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Stock during the applicable Restriction Period, and

(b)	the requirement that the Restriction Period will terminate or terminate early upon achievement of specified Performance Goals.

2.35 RESTRICTED STOCK UNITS. The term “Restricted Stock Units” shall mean an Award pursuant to Section 9 of the Plan whereby a Participant receives the right to receive Common Shares or the cash equivalent thereof at a specified time in the future in consideration of the performance of services, but subject to such restrictions, conditions and contingencies as the Committee may provide in the relevant Award Instrument.

2.36 RESTRICTION PERIOD. The term “Restriction Period” with respect to an Award of Restricted Stock shall mean the period selected by the Committee and specified in the Award Instrument with respect to that Restricted Stock during which the Participant may not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate that Restricted Stock.

2.37 STOCK APPRECIATION RIGHT. The term “Stock Appreciation Right” or “SAR” shall mean a right granted pursuant to Section 7 of the Plan.

2.38 SUBSIDIARY. The term “Subsidiary” shall mean any corporation, partnership, joint venture, or other business entity in which the Corporation owns, directly or indirectly, more than 50% of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interest (in the case of any entity other than a corporation).

2.39 SUBSTITUTE AWARD. The term “Substitute Award” shall have the meaning set forth in Section 21 of the Plan.

2.40 TERMINATION FOR CAUSE. “Termination for Cause” shall mean the termination of an Employee’s employment by Key for “Cause” as defined in any applicable change in control agreement between Key and the Employee, any Award Instrument or any other written agreement between Key and the Employee. If no such applicable agreement exists or if such agreement does not contain a definition of “Cause”, the termination of the employment of an Employee of Key shall be deemed a “Termination for Cause” if, prior to the termination of employment, any of the following has occurred:

(a)

the Employee’s willful and continued failure to perform the principal duties of his or her employment (other than any such failure resulting from vacation, leave of absence or incapacity due to injury, accident or disability), as reasonably determined by Key;

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(b)

the Employee’s material breach of any agreement, covenant or representation made in any employment or other agreement with Key or a material violation of Key’s internal policies or procedures as are in effect as of the date such violation occurred;

(c)

the Employee’s material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Employee or to Key;

(d)	the Employee’s arrest for, conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony of any nature;

(e)

the Employee’s failure to obtain or maintain any registration, license or other authorization or approval that the Employee is required to maintain or that Key reasonably believes is required in order for the Employee to perform the Employee’s duties;

(f)

the Employee’s willful failure to execute a directive of the Employee’s supervisor (unless such directive would result in the commission of an act which is illegal or unethical) or commission of an act against the directive of the Employee’s supervisor;

(g)

the Employee commits an act or series of acts of misconduct in the course of the Employee’s employment which is materially detrimental to the financial condition or business reputation of Key, whether as a result of adverse publicity or otherwise;

(h)	Key has been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Employee’s employment; or

(i)	the Employee shall have intentionally engaged in Harmful Activity (as defined in Section 19) while the Employee remains in the employ of Key.

2.41 TERMINATION UNDER LIMITED CIRCUMSTANCES. The term “Termination Under Limited Circumstances” shall mean, except as otherwise set forth in the Award Instrument, an Employee’s termination from the Corporation or any Subsidiary under circumstances in which the Employee becomes entitled to receive: (a) a severance under the KeyCorp Separation Pay Plan as in effect at the time of the Employee’s termination, or (b) under circumstances under which the Employee is entitled to receive salary continuation benefits under the terms and conditions of an employment separation or letter agreement with the Corporation or any Subsidiary, including, without limitation, a Change of Control Agreement.

2.42 TRANSFEREE. The term “Transferee” shall mean, with respect to Nonqualified Options only, any person or entity to which a Participant transfers or assigns all or part of his or her Options with permission by the Committee.

2.43 VOLUNTARY RESIGNATION. The term “Voluntary Resignation” means that the Employee shall have terminated his or her employment with the Corporation and its Subsidiaries by voluntarily resigning at his or her own instance without having been requested to so resign by the Corporation or its Subsidiaries, except that any resignation by the Employee will not be deemed to be a Voluntary Resignation if, within two years after the occurrence of a Change of Control, the Employee terminates his or her employment for Good Reason.

3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have authority, subject to the terms of the Plan,

(a)

to determine the Participants who are eligible to participate in the Plan, the type, size, and terms of Awards to be granted to any Participant, the time or times at which Awards shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Awards shall be evidenced,

(b)	to establish any other restrictions, conditions, and contingencies on Awards in addition to those prescribed by the Plan,

(c)	to interpret the Plan, and

(d)	to make all determinations necessary for the administration of the Plan.

The construction and interpretation by the Committee of any provision of the Plan or any Award Instrument delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Award Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith.

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The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, subject to any limitations imposed by the Committee or by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Corporation to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under this Plan, (ii) determine the size of any such Awards, and (iii) exercise the Committee’s discretionary authority pursuant to Section 23.4 of the Plan; provided, however, that (A) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is an officer, director, or more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the 1934 Act, as determined by the Committee in accordance with Section 16 of the 1934 Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Awards granted to Directors may be made pursuant to one or more sub-plans to this Plan, which shall be administered by the Committee, the Board or another committee thereof as specified in such sub-plan(s).

The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this paragraph) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

4. ELIGIBILITY. Awards may be granted to Employees and Directors selected by the Committee in its sole discretion. The granting of any Award to a Participant shall not entitle that Participant to, nor disqualify the Participant from, participation in any other grant of an Award.

5. STOCK SUBJECT TO THE PLAN.

5.1 TYPE OF STOCK. The Common Shares that may be issued and distributed to Participants in connection with Awards granted under the Plan may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board may from time to time determine.

5.2 NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 5.4 and Section 16 of the Plan, the number of Common Shares that may be issued or transferred

(a)	upon the exercise of Options or Stock Appreciation Rights,

(b)	in payment of Restricted Stock and released from a substantial risk of forfeiture thereof,

(c)	in payment of Restricted Stock Units,

(d)	in payment of Performance Shares or Performance Units that have been earned,

(e)	in payment of dividend equivalents paid with respect to Awards made under the Plan,

(f)	as Other Awards or in payment of Other Awards, or

(g)	in payment of any other award pursuant to this Plan,

shall not exceed in the aggregate 111,600,000 Common Shares, increased by the Common Shares covered by awards outstanding under the Prior Plans as of the Restatement Date that are forfeited, canceled, settled in cash or otherwise terminated without the issuance of such Common Shares. Common Shares issued under any plan assumed by the Corporation in any corporate transaction or Awards granted pursuant to Section 21 will not count against the aggregate share limit described in this Section 5.2.

5.3 SHARE USE. Each Common Share issued or transferred pursuant to an award of Options or Stock Appreciation Rights will reduce the aggregate plan limit described above in Section 5.2 by one Common Share. Each Common Share issued or transferred (and in the case of Restricted Stock, released from all substantial risk of forfeiture) pursuant to an award other than Options or Stock Appreciation Rights shall reduce the aggregate plan limit described above in Section 5.2 by 2.05 Common Shares. Any Common Shares that again become available for issuance pursuant to this Section 5 shall be added

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back to the aggregate plan limit in the same manner such shares were originally deducted from the aggregate plan limit pursuant to this Section 5.3 (or, in the case of Common Shares subject to an outstanding award under a Prior Plan that again become available for issuance pursuant to this Section 5, in the same manner such shares were originally deducted from the share limit under the applicable Prior Plan).

5.4 ADJUSTMENTS. The number of Common Shares available in Section 5.2 above shall be adjusted to account for Common Shares relating to any awards granted under this Plan that expire or are forfeited. Common Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and distributed to an Employee and, therefore, the total number of Common Shares available under Section 5.2 above as of a given date shall not be reduced by any Common Shares relating to prior Awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Shares that were covered by that Award will be available for issuance or transfer hereunder. Notwithstanding anything to the contrary contained herein: (a) if Common Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Common Shares covered by the Option being exercised shall reduce the aggregate plan limit described above; (b) Common Shares withheld by the Corporation to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; and (c) the number of Common Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued and distributed to the Employee upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan. In the event that the Corporation repurchases Common Shares with Option proceeds, those Common Shares will not be added to the aggregate plan limit described above. If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on Fair Market Value (whether under a Deferred Compensation Plan or otherwise), such Common Shares will not count against the aggregate plan limit described above.

5.5 LIMITS. Notwithstanding anything in this Section 5 or elsewhere in the Plan to the contrary and subject to adjustment as provided in Section 16 of the Plan:

(a)	the aggregate number of Common Shares actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 5,000,000 Common Shares; and

(b)

in no event shall the sum of (i) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any single Director during any single calendar year and (ii) the aggregate cash fees paid to such Director during such calendar year, exceed $500,000.

6. STOCK OPTIONS.

6.1 TYPE AND DATE OF GRANT OF OPTIONS.

(a)

The Award Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Award Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

(b)	The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted.

(c)	The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

(d)

The Committee reserves the discretion after the date of grant of an Option to provide for (i) the availability of a loan at exercise; or (ii) the right to tender in satisfaction of the Exercise Price nonforfeitable, unrestricted Common Shares, which are already owned by the Employee and have a value at the time of exercise that is equal to the Exercise Price.

(e)

Options granted under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Employees who meet the definition of “employees” under Section 3401(c) of the Code.

6.2 EXERCISE PRICE. The Exercise Price under any Option (other than a Substitute Award) shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

6.3 OPTION EXPIRATION DATE. The Option Expiration Date under any Option shall be not later than ten years from the date on which the Option is granted.

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6.4 EXERCISE OF OPTIONS.

(a)

Except as otherwise provided in Section 14 of the Plan and the applicable Award Instrument, an Option may be exercised only while the Participant to whom the Option was granted is in the employ or service of the Corporation or of a Subsidiary. Subject to this requirement and the other provisions of the Plan, including the minimum vesting provisions of Section 12, each Option shall become exercisable in one or more installments at the time or times provided in the Award Instrument evidencing the Option. A Participant to whom an Option is granted or, with respect to Nonqualified Options, the Participant’s Transferee may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

(b)	The Award Instrument may provide that specified Performance Goals must be achieved as a condition to the exercise of any Option.

(c)

A Participant or, with respect to Nonqualified Options, any Transferee, electing to exercise an Option shall deliver to the Corporation (i) the Exercise Price payable in accordance with Section 6.5 of the Plan and (ii) written notice of the election that states the number of whole Common Shares with respect to which the Participant is exercising the Option.

(d)	The exercise of an Option will result in the cancellation on a share-by-share basis of any tandem SAR granted in connection with such Option under Section 7 of the Plan.

6.5 PAYMENT FOR COMMON SHARES. Upon exercise of an Option by a Participant or, with respect to Nonqualified Options, any Transferee, the Exercise Price shall be payable by the Participant or Transferee in cash or in such other form of consideration as the Committee determines may be accepted, including without limitation, securities or other property, or any combination of cash, securities or other property or, to the extent permitted by applicable law, by delivery by the Participant or Transferee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act promptly to deliver to the Corporation the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to a Participant or, with respect to Nonqualified Options, any Transferee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option or to have the Corporation withhold Common Shares with an aggregate Fair Market Value equal to the Exercise Price.

6.6 CONVERSION OF INCENTIVE STOCK OPTIONS. The Committee may at any time in its sole discretion take such actions as may be necessary to convert any outstanding Incentive Stock Option (or any installments or portions of installments thereof) into a Nonqualified Option with or without the consent of the Employee to whom that Incentive Stock Option was granted and whether or not that Employee is an Employee at the time of the conversion.

6.7 DIVIDEND EQUIVALENTS. No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options.

7. STOCK APPRECIATION RIGHTS.

7.1 GRANT OF SARS.

(a)

The Committee may authorize the granting of SARs to any Participant, which may include either free-standing SARs (which are not granted in connection with an Award of Options) or tandem SARs (which are granted in connection with an Award of Options).

7.2 EXERCISE OF SARS.

(a)

A Participant electing to exercise a SAR shall deliver written notice of exercise to the Corporation in the manner provided in the Award Instrument, specifying the number of whole Common Shares with respect to which the Participant is exercising the SAR.

(b)

The Committee may specify in the Award Instrument pursuant to which SARs are granted that the amount payable on exercise of a SAR may not exceed a maximum specified by the Committee in the Award Instrument.

(c)	No SAR granted under this Plan may be exercised more than ten years from the date on which the SAR is granted.

(d)	No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs.

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(e)

SARs may be exercised only (i) on a date when the SAR is “in the money” (i.e., when there would be positive consideration received upon exercise of the SAR) and (ii) in compliance with all restrictions set forth in the relevant Award Instrument or specified by the Committee.

(f)

The Committee may specify in the Award Instrument pursuant to which any SAR is granted waiting periods and restrictions on permissible exercise periods consistent with the provisions of the Plan, including the minimum vesting provisions of Section 12.

(g)	The Committee may specify in the Award Instrument pursuant to which SARs are granted Performance Goals that must be achieved as a condition of the exercise of such SARs.

(h)

Each Award Instrument pursuant to which SARs are granted shall specify the Base Price, which (except with respect to a Substitute Award) shall be equal to or greater than the Fair Market Value of the Common Shares subject to each SAR on the date the SAR is granted.

7.3 PAYMENT FOR SARS. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount equal to all or a portion (as specified in the applicable Award Instrument) of (a) the excess of (i) the Fair Market Value per Common Share on the exercise date, over (ii) the Base Price per Common Share, multiplied by (b) the number of Common Shares with respect to which the SAR is exercised. The amount payable upon exercise of a SAR may be paid by the Corporation in cash or in whole Common Shares (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and whole Common Shares and the Committee may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

7.4 TERMINATION, AMENDMENT, OR SUSPENSION OF SARS. SARs shall terminate and may no longer by exercised upon the occurrence of any termination date specified by the Committee at the time of grant of the SAR and set forth in the Award Instrument. In addition, the Committee may in its sole discretion at any time before the occurrence of a Change of Control amend, suspend, or terminate any SAR theretofore granted under the Plan without the holder’s consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan.

8. RESTRICTED STOCK.

8.1 CONDITIONS ON RESTRICTED STOCK.

(a)

In addition to the restrictions on disposition of Restricted Stock during the Restriction Period, the Committee may provide in the Award Instrument with respect to any Award of Restricted Stock other restrictions, conditions, and contingencies, which other restrictions, conditions, and contingencies, if any, may relate to, in addition to such other matters as the Committee may deem appropriate, the achievement of Performance Goals measured in such manner as may be specified by the Committee. The Committee may impose different restrictions, conditions, and contingencies on separate Awards of Restricted Stock granted to different Participants, whether at the same or different times, and on separate Awards of Restricted Stock granted to the same Participant, whether at the same or different times, but in any case subject to the provisions of the Plan, including the minimum vesting provisions of Section 12. The Committee may specify a single Restriction Period for all of the Restricted Stock subject to any particular Award Instrument or may specify multiple Restriction Periods so that the restrictions with respect to the Restricted Stock subject to the Award will expire in stages according to a schedule specified by the Committee and set forth in the Award Instrument.

(b)

Any dividends payable with respect to unvested Restricted Stock shall be accumulated or deemed reinvested in additional Restricted Stock until such Award is earned and vested, and shall be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable Performance Goals, as the original Award.

(c)

If so directed by the Committee, all certificates representing Restricted Stock may be held in custody by the Corporation until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Common Shares.

8.2 PAYMENT FOR RESTRICTED STOCK. If the Award Instrument for an Award of Restricted Stock requires the Participant to pay any purchase price for the Restricted Stock, the Participant shall pay any such purchase price with respect to that Restricted Stock to the Corporation not later than 30 calendar days after the delivery to the Participant of the Award Instrument with respect to that Restricted Stock. If any Participant fails to pay any required purchase price with respect to an Award of Restricted Stock within that 30 calendar day period, the Participant’s right under that Award shall be forfeited.

8.3 RIGHTS AS A SHAREHOLDER. Upon payment by a Participant in full of any required purchase price for Restricted Stock under an Award as provided in Section 8.2, the Participant shall have all of the rights of a shareholder with respect to the

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Restricted Stock, including voting and dividend rights, subject only to such restrictions and requirements referred to in Section 8.1 of the Plan as may be incorporated in the Award Instrument with respect to that Restricted Stock.

9. RESTRICTED STOCK UNITS.

9.1 GRANT OF RESTRICTED STOCK UNITS.

(a)

Each grant or sale of Restricted Stock Units shall provide that the Restricted Stock Units shall be subject to deferral and a risk of forfeiture, as determined by the Committee on the date the Restricted Stock Units are granted, but in any case subject to the provisions of the Plan, including the minimum vesting provisions of Section 12.

(b)

The Committee may specify in the Award Instrument pursuant to which Restricted Stock Units are granted Performance Goals that must be achieved as a condition of the vesting of such Restricted Stock Units, subject to the minimum vesting provisions of Section 12.

(c)

If the Award Instrument for an Award of Restricted Stock Units requires the Participant to pay a purchase price for the Restricted Stock Units, the Participant shall pay any such purchase price with respect to those Restricted Stock Units to the Corporation not later than 30 calendar days after delivery to the Participant of the Award Instrument with respect to the Restricted Stock Units being granted. If any Participant fails to pay any required purchase price with respect to an Award of Restricted Stock Units within that 30 calendar day period, the Participant’s right under that Award shall be forfeited.

9.2 PAYMENT FOR RESTRICTED STOCK UNITS. The Corporation shall pay each Participant who is entitled to payment for Restricted Stock Units an amount for those Restricted Stock Units (a) in cash, (b) in Common Shares, or (c) any combination of the foregoing, and the Committee may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

9.3 RIGHTS AS A SHAREHOLDER. During any time that the Restricted Stock Units are outstanding, the Participant shall have no right to transfer any rights under his or her Award, shall have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but, to the extent permitted by Section 409A of the Code, the Committee may, at or after the date on which the Restricted Stock Units are granted, authorize the payment of dividend equivalents on such Common Shares underlying the Restricted Stock Units; provided, however, that any dividend equivalents with respect to unvested Restricted Stock Units shall be accumulated or deemed reinvested in additional Restricted Stock Units until such Award is earned and vested, and shall be subject to the same terms and conditions, including vesting conditions and the achievement of applicable Performance Goals, as the original Award.

10. PERFORMANCE SHARES AND PERFORMANCE UNITS.

10.1 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee shall have full discretion to (a) select the Participant to whom Awards of Performance Shares and Performance Units are made, the number of Performance Shares or Performance Units to be granted to any Participant so selected, the kind and level of the Performance Goals, and the dates on which each Performance Period shall begin and end, and (b) determine the form and provisions of the Award Instrument to be used in connection with any Award of Performance Shares or Performance Units.

10.2 CONDITIONS TO PAYMENT FOR PERFORMANCE SHARES AND PERFORMANCE UNITS.

(a)

Unless otherwise provided in the relevant Award Instrument, and in any case subject to the provisions of the Plan, including the minimum vesting provisions of Section 12, a Participant must be employed by, or providing services to, the Corporation or a Subsidiary on the last day of a Performance Period to be entitled to payment for any Performance Shares or Performance Units.

(b)

The Committee may establish, from time to time, one or more formulas to be applied against the Performance Goals to determine whether all, some portion but less than all, or none of the Performance Shares or Performance Units granted with respect to the Performance Period are treated as earned pursuant to any Award. A Participant will be entitled to receive payments with respect to any Performance Shares and Performance Units only to the extent that those Performance Shares or Performance Units, as the case may be, are treated as earned under one or more such formulas. The Committee may at the date of grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares; provided, however, that any dividend equivalents with respect to unvested Performance Shares shall be accumulated or deemed reinvested in additional Performance Shares until such Award is earned and vested, and shall be subject to the same terms and conditions, including vesting conditions and the achievement of applicable Performance Goals, as the original Award.

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

10.3 PAYMENT FOR PERFORMANCE SHARES AND PERFORMANCE UNITS. The Corporation shall pay each Participant who is entitled to payment for Performance Shares or Performance Units earned with respect to any Performance Period an amount for those Performance Shares or Performance Units, as the case may be, (a) in cash, (b) in Common Shares, or (c) any combination of the foregoing, and the Committee may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

11. OTHER AWARDS.

11.1 The Committee may, subject to limitations under applicable law and subject to the provisions of the Plan, including the minimum vesting provisions of Section 12, grant to any Participant such Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, unrestricted Common Shares, or Common Shares subject to transfer restrictions and/or deferred delivery, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Corporation or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Corporation. The Committee shall determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee shall determine. The Committee may authorize the payment of dividend equivalents on the Common Shares underlying Other Awards; provided, however, that any dividends or dividend equivalents with respect to unvested Other Awards shall be accumulated or deemed reinvested in additional Common Shares until such Award is earned and vested, and shall be subject to the same terms and conditions, including vesting conditions and the achievement of applicable Performance Goals, as the original Award.

11.2 Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 11.

11.3 Subject to the provisions of the Plan, including the minimum vesting provisions of Section 12, the Committee may grant Common Shares as a bonus or in lieu of other compensation to a Participant, or may grant Other Awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property (including Common Shares) under the Plan, a Deferred Compensation Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee in a manner that complies with Section 409A of the Code.

12. MINIMUM VESTING REQUIREMENTS. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (a) Substitute Awards granted pursuant to Section 21, (b) Common Shares delivered in lieu of fully vested cash Awards and (c) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant)); provided, however, that the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.2 (subject to adjustment under Section 5.4); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change of Control, in the terms of the Award or otherwise.

13. TERMINATION OF EMPLOYMENT OR SERVICE. The effect upon any Award of the termination of the Participant’s service as an Employee or Director shall be determined in accordance with the terms and conditions of the applicable Award Instruments.

14. EFFECT OF A CHANGE OF CONTROL. Notwithstanding anything in this Plan to the contrary, unless otherwise specified in the relevant Award Instrument, if, within two years following the date of a Change of Control, an Employee’s employment with the Corporation terminates for any reason other than a Voluntary Resignation or a Termination for Cause, then each Award granted to such Employee prior to the Change of Control that then remains outstanding shall be treated as follows:

(a)	any outstanding Option shall become immediately exercisable in full;

(b)	any outstanding SAR shall become exercisable in full;

(c)	the Restriction Period with respect to all outstanding Awards of Restricted Stock shall immediately terminate;

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

(d)	the restrictions, conditions or contingencies on any Restricted Stock Units shall immediately terminate;

(e)	unless otherwise provided pursuant to a Deferred Compensation Plan, the restrictions, conditions or contingencies on any Other Awards shall immediately terminate; and

(f)

the restrictions, conditions, or contingencies on any Performance Shares and Performance Units shall be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares or Performance Units through the date of termination.

Notwithstanding anything herein to the contrary, if within two years after a Change of Control an Employee’s Employment Termination Date occurs other than as a result of a Voluntary Resignation or a Termination for Cause, unless otherwise provided in the relevant Award Instrument, the Employee, or with respect to Nonqualified Options any Transferee, shall have the right, during the Extended Period, but not later than the Option Expiration Date or the date of expiration of SARs, as the case may be, to exercise any Options and related SARs that were outstanding on the Employment Termination Date if and to the same extent as those Options and SARs were exercisable by the Employee or Transferee (as the case may be) on the Employment Termination Date (even though, in the case of Incentive Stock Options, exercise of those Options more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code). As used in the immediately preceding sentence, the term “Extended Period” means the longer of the period that the Option or SAR would otherwise be exercisable in the absence of the immediately preceding sentence or the period ending with the second anniversary of the Employee’s Employment Termination Date.

15. RESTRICTIONS.

15.1 ASSIGNMENT AND TRANSFER. Nonqualified Options may not be assigned or transferred (other than by will or by the laws of descent and distribution) unless the Committee, in its sole discretion, determines to allow such assignment or transfer and, if the Committee determines to allow any such assignment or transfer, the Transferee shall have the power to exercise such Nonqualified Option in accordance with the terms of the Award and the provisions of the Plan. No Incentive Stock Option, SAR, Restricted Stock during the Restriction Period, Restricted Stock Unit, Performance Share, Performance Unit or unvested Other Award may be transferred other than by will or by the laws of descent and distribution. In no event may any Award granted under the Plan be transferred for value. During an Employee’s lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee’s attorney in fact or legal guardian) may exercise any Incentive Stock Option or SAR.

15.2 FURTHER RESTRICTIONS. The Committee may specify at the date of grant of any Award that part or all of the Common Shares that are (a) to be issued or transferred by the Corporation upon the exercise of Options or SARs, upon the termination of any period of deferral applicable to Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Other Awards or (b) no longer subject to the Restriction Period, will be subject to further restrictions on transfer.

16. ADJUSTMENT UPON CHANGES IN COMMON SHARES. Automatically and without Committee action, in the event of any stock dividend, stock split, or share combination of the Common Shares, or by appropriate Committee action in the event of any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Corporation or any spin-off or other distribution to shareholders of the Corporation (other than normal cash dividends), appropriate adjustments shall be made to

(a)

the maximum number of Common Shares that may be issued under the Plan pursuant to Section 5 of the Plan, the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options as provided in Section 5 of the Plan, and

(b)	the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Award;

in each case, to the extent necessary and in such manner that the benefits of Employees under all then outstanding Awards shall be maintained substantially as before the occurrence of such event.

Any such adjustment shall be conclusive and binding for all purposes of the Plan and shall be effective, in the event of any stock dividend, stock split, or share combination, as of the date of such stock dividend, stock split, or share combination, and in all other cases, as of such date as the Committee may determine. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

each Option or SAR with an Exercise Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change of Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR; provided, however, that any such adjustment to the number specified in Section 5.5(a) of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16 of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 16 of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; and (iii) if any Award is subject to Section 409A of the Code, Section 16 of the Plan shall be applicable only to the extent specifically provided in the Award Instrument and permitted pursuant to Section 28 of the Plan.

17. PURCHASE FOR INVESTMENT. Each person acquiring Common Shares pursuant to any Award may be required by the Corporation to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Corporation, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

18. WITHHOLDING OF TAXES. The Corporation will withhold from any payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable Federal, state, and local and other withholding tax obligations. Except as otherwise determined by the Committee, a Participant (or other person exercising an Option with respect to withholding taxes upon exercise of such Option) may elect, in accordance with such procedures and subject to such limitations as may be established by the Corporation from time to time, or the Committee may require such Participant or other person, to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Award, the lapse of any restrictions with respect to an Award, the acquisition of Common Shares pursuant to any Award, or the disposition of any Common Shares received pursuant to any Award, by having the Corporation hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Award or by delivering to the Corporation an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Corporation or delivered by the Participant shall in no event exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the Employee’s applicable taxing jurisdictions (and, for purposes of clarity, the Corporation, in its sole discretion, shall make all determinations as to whether to allow any Common Share withholding in excess of the minimum statutory tax rates in the Employee’s applicable taxing jurisdictions).

19. HARMFUL ACTIVITY. If the Corporation determines that an Employee has engaged in any “Harmful Activity” prior to or within twelve months after termination of employment with Key, then the Corporation may, in its discretion and as may be permitted by state law, provide that (a) any shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards held by the Employee that have vested, (b) any Profits realized upon the exercise of any Covered Option or SAR and (c) any Profits realized upon the sale of any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards, on or after one year prior to the termination of employment with Key shall inure to the Corporation. The provisions of the preceding sentence shall not apply in the event that employment with Key terminates within two years after a Change of Control of the Corporation if any of the following have occurred: (i) a relocation of an Employee’s principal place of employment more than 35 miles from an Employee’s principal place of employment immediately prior to the Change of Control, (ii) a reduction in an Employee’s base salary after a Change of Control, or (iii) Employee’s termination of employment as a result of a Termination Under Limited Circumstances. If any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards or any Profits realized upon the exercise of any Covered Option or SAR or upon the sale of any vested shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards inure to the benefit of the Corporation in accordance with the first sentence of this paragraph, an Employee shall provide all such forfeited Awards and pay all such Profits to the Corporation within 30 days after receiving notice from the Corporation of its determination pursuant to this Section 19, and all Awards that have not yet vested and all unexercised Covered Options or SARs shall be forfeited and canceled, effective as of the date of such determination by the Corporation (or as of such other date as may be determined by the Corporation). The determination by the Corporation as to whether an Employee engaged in Harmful Activity prior to or within twelve months after termination of employment with Key shall be final and conclusive. Unless otherwise provided in the relevant Award Instrument with specific reference hereto, the provisions of this Section 19 shall apply to all Awards made under the Plan.

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

For purposes of this Plan, “Harmful Activity” shall have occurred if an Employee shall do any one or more of the following: (a) engage in any activity of competition, as specified in any covenant not to compete set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (b) engage in any activity of solicitation, as specified in any covenant not to solicit set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (c) the disclosure of confidential information to anyone other than Key, or the use of confidential information other than in Key’s business, in violation of any covenant not to disclose set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (d) the violation of any development and inventions, ownership of works, or similar provision set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument, offer letter, or any severance plan maintained by Key that covers the Employee; or (e) any other activity or occurrence that is defined as Harmful Activity in the Employee’s Award Instrument or other written agreement between Key and the Employee.

For purposes of this Section 19:

“Covered Option or SAR” means any Option or SAR granted under this Plan unless the relevant Award Instrument expressly excludes the Option or SAR from the provisions of this Section 19.

“Profit” shall mean, (a) with respect to any Covered Option or SAR, the spread between the Fair Market Value of a Common Share on the date of exercise and the Exercise Price or the Base Price, as the case may be, multiplied by the number of shares exercised under the Covered Option or SAR; and (b) with respect to any shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, any profit realized upon the sale of any Common Shares that were acquired upon the vesting of such Awards.

20. COMPENSATION RECOVERY POLICY. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery or clawback policy adopted by the Corporation, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or any applicable securities exchange.

21. AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER COMPANIES. Awards, whether Incentive Stock Options, Nonqualified Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards, may be granted under the Plan in substitution for awards held by employees of a company who become Employees of the Corporation or a Subsidiary as a result of the merger or consolidation of the employer company with the Corporation or a Subsidiary, or the acquisition by the Corporation or a Subsidiary of the assets of the employer company, or the acquisition by the Corporation or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary (any such award, a “Substitute Award”). The terms, provisions, and benefits of the Substitute Awards so granted may vary from the terms, provisions and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

22. LEGAL REQUIREMENTS. No Awards shall be granted and the Corporation shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, unless such payment is, without further action by the Committee, in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.

23. MISCELLANEOUS.

23.1 AMENDMENTS. The Board, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board, or such duly authorized committee, may deem to be in the best interests of the Corporation and its shareholders, provided, however, that if an amendment to the Plan (a) would materially increase the benefits accruing to Participants under the Plan, (b) would materially increase the number of securities that may be issued under the Plan, (c) would materially modify the requirements for participation in the Plan or (d) must otherwise be approved by the shareholders of the Corporation in order to comply with applicable law or the rules of the NYSE or, if the Common Shares are not traded on the NYSE, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Corporation’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

The Committee shall have the authority to amend these terms and conditions applicable to outstanding Awards

(a)	in any case where expressly permitted by the terms of the Plan or of the relevant Award Instrument; or

(b)	in any other case with the consent of the Employee to whom the Award was granted.

Except as expressly provided in the Plan or in the Award Instrument evidencing the Award, the Committee may not, without the consent of the holder of an Award granted under the Plan, amend the terms and conditions applicable to that Award in a manner adverse to the interests of the Participant.

Notwithstanding the foregoing, except in connection with a corporate transaction or event described in Section 16 of the Plan or with approval by the shareholders of the Corporation, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or the Base Price of outstanding SARs, and no outstanding Options or SARs may be cancelled in exchange for other Awards, or cancelled in exchange for Options or SARs with an Exercise Price or a Base Price that is less than the Exercise Price of the original Options or the Base Price of the original SARs, as applicable, or cancelled in exchange for cash, without approval by the shareholders of the Corporation. This paragraph is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Section 16 of the Plan. Notwithstanding any provision of the Plan to the contrary, this paragraph may not be amended without approval by the shareholders of the Corporation.

23.2 DEFERRAL. Subject to Section 28 of the Plan and to the extent permitted by Section 409A of the Code, the Committee may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, to the extent permitted by Section 409A of the Code.

23.3 CONDITIONS. The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Employee, subject to such terms as shall be determined by the Committee in a manner that complies with Section 409A of the Code.

23.4 ACCELERATION. If permitted by Section 409A of the Code, in the event of a termination of employment by reason of death, disability, normal or early retirement, or a Change of Control, of a Participant who holds an Option or SAR not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which any period of deferral has not been completed, or any Performance Shares, Performance Units or Other Awards that have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15 of the Plan, the Committee may, in its sole discretion, accelerate the time at which such Option or SAR may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such period of deferral will end or the time at which such Performance Shares, Performance Units or Other Awards will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

23.5 PLAN NONCONTRACTUAL. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Corporation or a Subsidiary to continue such person’s employment or service with the Corporation or the Subsidiary for any period, or to continue the annual rate of compensation of any such person for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

23.6 INTEREST OF PARTICIPANTS. Any obligation of the Corporation under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Corporation to make such payment from its general assets in accordance with the Plan, and no Participant (or person claiming an interest through a Participant) shall have any interest in, or lien or prior claim upon, any property of the Corporation or any Subsidiary by reason of that obligation.

23.7 FRACTIONAL SHARES. The Corporation will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

23.8 FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by or providing services to the Corporation or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, sub-plans or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other

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Appendix A: KeyCorp’s Amended and Restated 2019 Equity Compensation Plan

purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments, restatements, sub-plans or alternate versions however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

24. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

25. ABSENCE OF LIABILITY. No member of the Board or of the Board of Directors of a Subsidiary, of the Committee, of any other committee of the Board, or any officer or Employee of the Corporation or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself or herself.

26. SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted from the Plan.

27. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the internal substantive laws of the State of Ohio.

28. COMPLIANCE WITH SECTION 409A OF THE CODE.

28.1 To the extent applicable, it is intended that the Plan and any Awards hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to any Participant.

The Plan and any Awards hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

28.2 Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Corporation or any of its affiliates.

28.3 If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (a) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Corporation from time to time) and (b) the Corporation shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Corporation shall not pay such amount on the otherwise scheduled payment date but instead shall pay it, without interest, as soon as administratively practical following the first date that is no earlier than the six (6) months following the Participant’s separation from service, or, if earlier, the Participant’s death.

28.4 Notwithstanding any provision of the Plan or any Award Instrument to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Committee reserves the right to make amendments to the Plan and any Award Instrument as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Corporation nor any of its affiliates shall have any obligation to indemnify or otherwise hold the Participant harmless from any or all of such taxes or penalties.

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001CSN52CF

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters –here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 11, 2023 at 1:00 A.M., local time. Votes submitted by participants in KeyCorp’s 401(k) Savings Plan must be received by May 9, 2023 at 1:00 A.M., local time.

Online
Go to www.envisionreports.com/KEY or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KEY

Annual Meeting Proxy / Instruction Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

A	Election of Directors

The Board of Directors recommends a vote FOR all the listed nominees. 1. Nominees:

	For	Against	Abstain
01 - Alexander M. Cutler	☐	☐	☐

04 - Ruth Ann M. Gillis	☐	☐	☐

07 - Carlton L. Highsmith	☐	☐	☐

10 - Barbara R. Snyder	☐	☐	☐

13 - David K. Wilson	☐	☐	☐

	For	Against	Abstain
02 - H. James Dallas	☐	☐	☐

05 - Christopher M. Gorman	☐	☐	☐

08 - Richard J. Hipple	☐	☐	☐

11 - Richard J. Tobin	☐	☐	☐

	For	Against	Abstain
03 - Elizabeth R. Gile	☐	☐	☐

06 - Robin N. Hayes	☐	☐	☐

09 - Devina A. Rankin	☐	☐	☐

12 - Todd J. Vasos	☐	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR Proposal 2.

		For	Against	Abstain
2. Ratification of the appointment of independent auditor.		☐	☐	☐

The Board of Directors recommends a vote for 1 YEAR on Proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 6.

		For	Against	Abstain
6. Shareholder proposal seeking an independent Board Chairperson.		☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. Advisory approval of executive compensation.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 5.

	For	Against	Abstain
5. Approval of the KeyCorp Amended and Restated 2019 Equity Compensation Plan.	☐	☐	☐

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The 2023 Annual Meeting of Shareholders of KeyCorp will be held on

Thursday, May 11, 2023 at 8:30 a.m. EST, virtually via the internet at meetnow.global/M42TPF4

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/KEY

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KEY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy Voting Instructions - KeyCorp

Proxy Solicited on Behalf of the Board of Directors of KeyCorp for the Annual Meeting on May 11, 2023

The undersigned hereby constitutes and appoints Christopher M. Gorman, James. L Waters, and Andrea R. McCarthy, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 11, 2023, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees and FOR Proposals 2, 3 and 5, 1 YEAR on Proposal 4 and AGAINST Proposal 6. In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power given by the signer to vote at the said meeting or any adjournment thereof.

To: The Northern Trust Company, Trustee (the “Trustee”) of the KeyCorp 401(k) Savings Plan Trust which serves as the funding medium for the KeyCorp 401(k) Savings Plan (the “Plan”):

I, as a participant in the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my instructions on this card, the provisions of the Plan and subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all Common Shares of KeyCorp attributable to my KeyCorp Stock Fund account under the Plan (the “Allocated Shares”), as of the record date for the Annual Meeting of Shareholders of KeyCorp. I understand that the Trustee will vote my Allocated Shares in accordance with your instructions provided that Computershare Investor Services, LLC receives my properly executed voting instructions by 1:00 AM, Eastern Time, on May 9, 2023. Further, I acknowledge that if no voting instructions are given or if your voting instructions are not properly executed, the Trustee will vote those shares in the same proportion as those Allocated Shares that are actively voted by Plan participants.

Under the Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of undirected shares as set forth in the preceding sentence.

I hereby revoke any and all voting instructions previously given to vote at this meeting or any adjournments thereof. Please sign exactly as your name appears on the books of KeyCorp, date, and promptly return this voting instruction card in the enclosed envelope.

C	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

D	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

Online
Go to www.envisionreports.com/KEY or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by May 11, 2023 at 1:00 A.M., local time. Votes submitted by participants in KeyCorp’s 401(k) Savings Plan must be received by May 9, 2023 at 1:00 A.M., local time.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the KeyCorp Shareholder Meeting to be held on May 11, 2023.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2023 Proxy Statement and 2022 Annual Report on Form 10-K are available at:

www.envisionreports.com/KEY

Easy Online Access – View your proxy materials and vote.
Step 1: Go to www.envisionreports.com/KEY.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 1, 2023 to facilitate timely delivery.

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Shareholder Meeting Notice

The KeyCorp Annual Meeting of Shareholders will be held on Thursday, May 11, 2023 at 8:30 a.m. local time, virtually via the internet at meetnow.global/M42TPF4. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 5, 1 YEAR on Proposal 4 and AGAINST Proposal 6:

1.	Election of Directors: the nominees of the Board of Directors whose term of office will expire in 2024 are:

Alexander M. Cutler, H. James Dallas, Elizabeth R. Gile, Ruth Ann M. Gillis, Christopher M. Gorman, Robin N. Hayes, Carlton L. Highsmith, Richard J. Hipple, Devina A. Rankin, Barbara R. Snyder, Richard J. Tobin, Todd J. Vasos, and David K. Wilson.

2.	Ratification of the appointment of independent auditor.

3.	Advisory approval of executive compensation.

4.	Advisory vote on the frequency of the advisory vote on executive compensation.

5.	Approval of the KeyCorp Amended and Restated 2019 Equity Compensation Plan.

6.	Shareholder proposal seeking an independent Board Chairperson.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or vote by phone or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
– Internet - Go to www.envisionreports.com/KEY. Click Cast Your Vote or Request Materials.
– Phone - Call us free of charge at 1-866-641-4276.

–   Email - Send an email to investorvote@computershare.com with “Proxy Materials KeyCorp” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 1, 2023.